As  filed  with  the  Securities  and  Exchange  Commission  on  August 17, 2004

                                                    Registration  No.  _________



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          THE EXPERIENTIAL AGENCY, INC.
             (Exact name of Registrant as specified in its charter)

           NEVADA                       7389                     30-0226902
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or         Classification Code Number)  Identification Number)
 organization)

                                                       JOSEPH  WAGNER
    THE  EXPERIENTIAL  AGENCY,  INC.           THE  EXPERIENTIAL  AGENCY,  INC.
875 NORTH  MICHIGAN AVENUE, SUITE 2626    875 NORTH MICHIGAN AVENUE, SUITE  2626
     CHICAGO,  ILLINOIS  60611                    CHICAGO,  ILLINOIS  60611
         (312)  397-9100                               (312)  397-9100
 (Address,  and  telephone number            (Name, address and telephone number
  of  principal  executive  offices)               of  agent  for  service)

                                   Copies to:
                                  DAVID M. LOEV
                                ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                              HOUSTON, TEXAS 77019
                                 (713) 524-4110

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                     CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF            PROPOSED MAXIMUM   PROPOSED MAXIMUM        AMOUNT OF
SECURITIES TO BE                    AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION FEE
REGISTERED                           REGISTERED      PER SECURITY(1)           PRICE
--------------------------------  ----------------  ------------------  -------------------  -----------------
Common Stock, $.001 par value(2)        15,000,000  $             0.45  $         6,750,000  $          855.23
--------------------------------  ----------------  ------------------  -------------------  -----------------

Common Stock, $.001 par value(3)         5,000,000  $             0.45  $         2,250,000  $          285.08
--------------------------------  ----------------  ------------------  -------------------  -----------------

Common Stock, $.001 par value(4)        10,000,000  $             0.45  $         4,500,000  $          570.15
--------------------------------  ----------------  ------------------  -------------------  -----------------

Common Stock, $.001 par value              100,000  $             0.45  $            45,000  $            5.70
--------------------------------  ----------------  ------------------  -------------------  -----------------

TOTAL. . . . . . . . . . . . . .        30,100,000                      $        13,545,000  $        1,716.16
--------------------------------  ----------------  ------------------  -------------------


(1)     Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked price as reported on the Over-the-Counter
        Bulletin Board on August 13, 2004.
(2)     Represents shares underlying convertible notes convertible at $0.25 per share.
(3)     Represents shares underlying Class A Warrants exercisable at $0.48 per share.
(4)     Represents shares underlying Class B Warrants exercisable at $0.25 per share.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY  PROSPECTUS  SUBJECT  TO  COMPLETION,  DATED  AUGUST  17,  2004

                          THE EXPERIENTIAL AGENCY, INC.

                        30,100,000 SHARES OF COMMON STOCK

     This prospectus (the "Prospectus") relates to the resale by the Selling Security Holders of up to 30,100,000 shares of the common stock, $.001 par value per share (the "Common Stock") of The Experiential Agency, Inc. (the "Company"). In June 2004, the Company entered into a Subscription Agreement (the "Agreement") with Alpha Capital Aktiengesellschaft ("Alpha Capital"), Stonestreet Limited Partnership ("Stonestreet"), Whalehaven Funds Limited ("Whalehaven"), Greenwich Growth Fund Limited ("Greenwich") and Genesis Microcap Inc. ("Genesis") to purchase convertible promissory notes having an aggregate principal amount of $2,500,000, a 6% annual interest rate, and a conversion price of $0.25 per share (the "Convertible Notes" or "Notes"). In June 2004, the Company also entered into Consulting Agreement with Loev Corporate Filings, Inc. ("Filings") for Edgar filing services for one year in exchange for 100,000 shares of Common Stock. Alpha Capital, Stonestreet, Whalehaven, Greenwich, Genesis and Filings are collectively referred to herein as the "Selling Security Holders." The Convertible Notes may be converted into an aggregate of 10,000,000 shares of Common Stock. The Agreement also provided for the issuance of warrants to purchase up to an aggregate of 5,000,000 shares of Common Stock, with an exercise price of $0.48 per share (the "Class A Warrants"), and warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock, with an exercise price of $0.25 per share (the "Class B Warrants"). The Class A Warrants and the Class B Warrants are collectively referred to herein as the "Warrants". This Prospectus relates to the resale of up to 150% of the shares of Common Stock issuable upon conversion of the Convertible Notes (or 15,000,000 shares), up to 5,000,000 shares of Common Stock issuable upon the exercise of the Class A Warrants, up to 10,000,000 shares of Common Stock issuable upon the exercise of the Class B Warrants, and up to 100,000 shares of Common Stock beneficially owned by Filings (or an aggregate of 30,100,000 shares of Common Stock).

     The holder of a Note may not convert that portion of the Note that would exceed (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the date of conversion; or (ii) any Common Stock issuable in connection with the unconverted portion of the Note, or would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on the date of conversion. The holder of a Warrant may not exercise that portion of the Warrant that would exceed the number of shares of Common Stock beneficially owned by the holder and its affiliates on the date of exercise, or would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on the date of conversion. The Company has the right to call the Warrants after the Common Stock has had a closing price, as reported on the market(s) on which the Common Stock is traded at the time of determination, of not less than $3.50 per share of Common Stock, subject to the same limitations set forth in the immediately preceding sentence concerning the holder's right to exercise the Warrants.

     The  Selling  Security  Holders  are  "underwriters"  within the meaning of
Section  2(a)(11)  of  the  Securities  Act of 1933 (the "Securities Act" or the
"1933 Act"). As of the date of this Prospectus, the Selling Security Holders have purchased, and the Company has issued, one-half of the Convertible Notes having an aggregate principal amount of $1,250,000 which are convertible into an aggregate of 5,000,000 shares of Common Stock. The Company has issued all of the Warrants. The Company has also issued 100,000 shares of Common Stock to Filings. The Company issued the Notes, Common Stock to Filings and the Warrants on June 30, 2004 (the "Issue Date"). The Company and Alpha Capital, Stonestreet, Whalehaven, Greenwich, and Genesis have an agreement whereby upon the effectiveness of the registration statement to which this Prospectus is a part, such Selling Security Holders have five business days to purchase up to an aggregate of $1,250,000 in three-year Convertible Notes which, at $0.25 per share, will be convertible into an aggregate of 5,000,000 shares of Common Stock.

     The Common Stock is quoted on the Nasdaq OTC Bulletin Board (the "OTCBB") under the trading symbol "EXAG".

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE  INFORMATION  IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 The date of this Prospectus is August 17, 2004

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

Prospectus  Summary                                                          4
Summary  Financial  Data                                                     6
Risk  Factors                                                                7
Use  of  Proceeds                                                           12
Dividend  Policy                                                            12
Selling  Security  Holders                                                  12
Plan  of  Distribution                                                      12
Legal  Proceedings                                                          13
Directors,  Executive  Officers,  Promoters  and  Control  Persons          13
Security  Ownership  of  Certain  Beneficial  Owners  and  Management       15
Description  of  Securities                                                 16
Interest  of  Named  Experts  and  Counsel                                  16
Disclosure of Commission Position of Indemnification for Securities Act
Liabilities                                                                 17
Description  of  Business                                                   17
Management's  Discussion  and  Analysis                                     24
Description  of  Property                                                   30
Certain  Relationships  and  Related  Transactions                          30
Market  for  Common  equity  and  Related  Stockholders  Matters            31
Executive  Compensation                                                     32
Financial  Statements                                                       F1
Changes In and Disagreements  with  Accountants  on  Accounting and
  Financial Disclosure                                                      33

                              ABOUT THIS PROSPECTUS
                              ---------------------

     You should only rely on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The Selling Security Holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of common stock.

     This summary highlights selected information contained elsewhere in this Prospectus. To understand this offering fully, you should read this entire Prospectus carefully, including the section entitled "RISK FACTORS" and the section entitled "FINANCIAL STATEMENTS".

     All references to "we," "our," or "us," refer to The Experiential Agency, Inc., a Nevada corporation, and its wholly-owned Illinois subsidiary G/M Productions, Inc. unless specifically stated otherwise.


                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Memorandum. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors." THE COMPANY

     The Experiential Agency, Inc. (the "Company"), was originally incorporated in Nevada as Synreal Services Corp. ("Synreal") on August 28, 2000. The Company's business plan was to engage in the business of providing due diligence and administrative services for real estate syndications. Prior to entering into an Exchange Agreement, discussed below, and the consummation of the transactions thereunder, the Company was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. Our principal executive offices are located at 875 North Michigan Avenue, Suite 2626, Chicago, Illinois 60611. Our telephone number is (312) 397-9100 and our fax number is (312) 573-1515.

     On December 4, 2003, Synreal, G/M Productions, Inc., an Illinois corporation doing business as Experiential Agency ("XA") and the former XA shareholders entered into an Exchange Agreement (the "Exchange" or "Acquisition") whereby XA became a wholly-owned subsidiary of the Company and control of the Company shifted to the former XA shareholders. In addition, Frank Goldstin, the Company's Chief Executive Officer and sole director, entered into a stock purchase agreement with the Company's former officers and directors, Brian Chelin and Jennifer Wallace. Synreal was considered a "shell" at the time of the Acquisition; therefore, the transaction was treated as a reverse merger.

     Effective February 2, 2004, the Company declared a 13 to 1 forward stock split. The effect of the stock split has been retroactively reflected in this Prospectus unless otherwise stated.

     The Company, through its wholly-owned Illinois subsidiary, XA, is a comprehensive event marketing, design and production services agency. With full-service offices in Chicago, Los Angeles and New York City, XA is a leading provider of event services on an outsourced basis for corporations, associations and other organizations in the United States and abroad. XA provides its clients with a single source to their business communications and event planning needs. For the last fifteen (15) years, XA has been engaged in the business of organizing, promoting and managing events such as business and trade shows, conventions, conferences and meetings for corporations, associations and other organizations in the U.S. and abroad. As a result of a change in business focus due to the acquisition of XA and a national re-branding by XA, the Company changed its name to The Experiential Agency, Inc. Hereinafter, a reference to the Company includes a reference to XA and vice-versa unless otherwise provided.

THE OFFERING

Common Stock offered by Selling Security Holders

                                             Up  to  30,100,000 shares of Common
                                             Stock including i) up to 15,000,000
                                             shares  (or  150%  of  the  shares)
                                             underlying  Convertible  Notes with
                                             an  aggregate  principal  amount of
                                             $2,500,000  and  a conversion price
                                             of  $0.25  per  share;  ii)  up  to
                                             5,000,000  shares issuable upon the
                                             exercise  of Class A Warrants at an
                                             exercise  price of $0.48 per share;
                                             iii)  up  to  10,000,000  shares
                                             issuable upon the exercise of Class
                                             B  Warrants at an exercise price of
                                             $0.25  per  share;  and  iv)  up to
                                             100,000  shares  beneficially owned
                                             by  Filings.

Common Stock Outstanding Before the Offering
                                             64,894,391  shares

Common Stock Outstanding After the Offering
 (assuming full conversion of the Convertible
 Notes, 5 million additional shares being registered for accrued interest and other charges, and the exercise of the Warrants)
                                             up  to  94,894,391  shares

Use of Proceeds
                                             This  Prospectus  relates to shares
                                             of Common Stock that may be offered
                                             and  sold  from time to time by the
                                             Selling  Security  Holders. We will
                                             not  receive  any proceeds from the
                                             resale  of  our  Common  Stock.  We
                                             will,  however,  receive  proceeds
                                             from  the exercise of the Warrants.

Market for our Common Stock
                                             Our  Common  Stock is quoted on the
                                             Over-the-Counter  Bulletin  Board
                                             ("the  OTCBB")  under  the  trading
                                             symbol  "EXAG".  The market for our
                                             Common  Stock is highly volatile as
                                             discussed  in  more  detail, below,
                                             under  the  heading "RISK FACTORS".
                                             We  can  provide  no assurance that
                                             there  will  be  a  market  in  the
                                             future  for  our  Common  Stock.

                             SUMMARY FINANCIAL DATA
                             ----------------------

     We derived the summary financial information from our financial statements appearing in the section in this Prospectus entitled "FINANCIAL STATEMENTS". You should read this summary financial information in conjunction with the section entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS", our financial statements and related notes to the financial statements.




                                  Year Ended December 31,  Six Months Ended June 30,
                                    2003         2002         2004       2003
                                        (Audited)                (Unaudited)
Gross Profit                    $ 2,080,079   $1,365,429   $2,202,619  $986,725
Administrative expense            2,024,362    1,365,429    1,726,912   822,391
                                ------------  -----------  ----------  ---------
Income (loss) from operations   $    55,717      (75,283)     475,707   164,334

Other income (expense), net         (41,433)         145       52,499    (4,751)
Tax provisions                            -            -      219,056         -
                                ------------  -----------  ----------  ---------
Net Income (Loss)               $    14,284   $  (75,138)  $  309,150  $159,583

Earnings (loss) per share       $         -   $        -   $     0.01  $      -


Total Assets                    $   812,632   $  599,594   $3,187,975  $867,793
Total Liabilities               $   651,950   $  703,196   $2,348,703  $811,812
Shareholders' equity            $   160,682   $ (103,602)  $  839,272  $ 55,981

                                  RISK FACTORS
                                  ------------

     This Memorandum contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below. The Shares being offered hereby involve a high degree of risk. Prospective investors should consider the following risk factors inherent in and affecting the business of the Company and an investment in the Shares.

RISKS  RELATING  TO  THE  SECURITIES  TO  WHICH  THIS  PROSPECTUS  RELATES

THE ISSUANCE AND SALE OF COMMON STOCK UNDERLYING THE CONVERTIBLE NOTES AND THE
------------------------------------------------------------------------------
WARRANTS MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.
----------------------------------------------------------

     As of August 13, 2004, we had 64,894,391 shares of Common Stock issued and outstanding. We are registering in this Prospectus 30,100,000 shares of Common Stock consisting of 15,000,000 shares of Common Stock underlying $2.5 million of Convertible Notes, 5,000,000 shares of Common Stock underlying Class A Warrants, 10,000,000 shares of Common Stock underlying Class B Warrants, and 100,000 shares of Common Stock beneficially owned by Filings. As sequential conversions, exercises and sales take place, the price of our Common Stock may decline. All of the shares issuable upon conversion of the Notes and upon exercise of our Warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our Common Stock.

THE ISSUANCE AND SALE OF COMMON STOCK UNDERLYING THE CONVERTIBLE NOTES AND THE
------------------------------------------------------------------------------
WARRANTS REPRESENT OVERHANG.
----------------------------

     In addition, the Common Stock underlying the Convertible Notes and the Warrants may represent overhang that may also adversely affect the market price of our Common Stock. The Convertible Notes may be converted at a conversion price of $0.25 per share. The Class A warrants may be exercised at a price of $0.48 per share. The Class B Warrants may be exercised at a price of $0.25 per share. As of August 13, 2004, the market price for one share of our Common Stock was $0.46. The Convertible Notes and Warrants may be converted into Common Stock at a discount to the market price providing holders with the ability to sell their Common Stock at or below market and still make a profit. In the event of such overhang, holders will have an incentive to sell their Common Stock as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, the market price per share of our Common Stock will likely decrease.

THE ISSUANCE OF COMMON STOCK UNDERLYING THE CONVERTIBLE NOTES AND THE WARRANTS
------------------------------------------------------------------------------
MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION.
---------------------------------------------

     The issuance of Common Stock upon conversion of the Convertible Notes and exercise of the Warrants may result in immediate and substantial dilution to the interests of other stockholders since the Selling Security Holders may ultimately receive and sell the full amount issuable on conversion or exercise. Although the Selling Security Holders may not convert their Convertible Notes and/or exercise their Warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding Common Stock, this restriction does not prevent the Selling Security Holders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the Selling Security Holders could sell more than this limit while never holding more than this limit.

THENOTE  AND  WARRANT HOLDERSAGREED NOT TO SHORT SELL OUR COMMON STOCK, HOWEVER,
--------------------------------------------------------------------------------
WE  CANNOT  ASSURE  THEIR  COMPLIANCE  WITH  THIS  AGREEMENT  NOT TO SHORT SELL.
--------------------------------------------------------------------------------

     The Note and Warrant holders have agreed not to engage in short selling of our Common Stock, however, we cannot assure you that they will comply with this agreement not to short sell. The Note and Warrant holders have the ability to sell shares of our Common Stock before converting the Note or exercising the Warrant which is commonly known as "short selling". They have agreed not to engage in short selling of our Common Stock. If the holders were to engage in short selling of our Common Stock, we may not have any legal recourse or even know that such activity is occurring or has occurred. Short selling may adversely affect the market price of our Common Stock.

RISKS  RELATING  TO  OUR  BUSINESS

WE  HAVE A PRESENT NEED FOR CAPITAL IN ADDITION TO  $1.25 MILLION ALREADY RAISED
--------------------------------------------------------------------------------
AND  A  $1.25  MILLION  COMMITMENT.
-----------------------------------

     It is imperative that we raise $1 to $3 million of financing to implement our business plan, which is in addition to $1.25 million already raised and a $1.25 million commitment. We recently received an aggregate of $1.25 million of Convertible Note financing from five (5) unrelated parties. We also received a commitment from these parties to purchase an additional $1.25 million of convertible debt. In connection with the Convertible Note financing, we issued Class A Warrants to purchase 5,000,000 shares of our Common Stock at an exercise price of $0.48 per share and Class B Warrants to purchase 10,000,000 shares of our Common Stock at an exercise price of $0.25 per share. At this time, no financing other than the $1.25 million commitment has been secured or identified. Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to continue our business operations and pursue our expansion strategy. In the event we do not raise additional capital from conventional sources, there is every likelihood that we may need to scale back or curtail implementing our business plan.

WE HEAVILY DEPEND ON FRANK GOLDSTIN, JOSEPH WAGNER AND JEAN WILSON.
-------------------------------------------------------------------

     The success of the Company heavily depends upon the personal efforts and abilities of Frank Goldstin, Joseph Wagner and Jean Wilson. Mr. Goldstin serves as the Company's Chief Executive Officer and as a director of the Company pursuant to an employment agreement with the Company. Joseph Wagner has entered into a consulting agreement with the Company whereby Mr. Wagner serves as the Company's Chief Operating Officer, President and Secretary. Mr. Wagner is also a director of the Company. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Jean Wilson, serves as the Company's Vice President of Operations and Treasurer and as a director of the Company pursuant to an employment agreement with the Company. Mr. Goldstin, Mr. Wagner and Ms. Wilson may voluntarily terminate their employment at any time. The loss of Mr. Goldstin, Mr. Wagner, Ms. Wilson or other key employees could have a material adverse effect on our business, results of operations or financial condition. In addition, the absence of Mr. Goldstin, Mr. Wagner or Ms. Wilson will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement.

OUR  ABILITY  TO OPERATE SUCCESSFULLY AND MANAGE OUR POTENTIAL GROWTH DEPENDS ON
--------------------------------------------------------------------------------
OUR ABILITY TO ATTRACT AND RETAIN HIGHLY QUALIFIED TECHNICAL, MANAGERIAL, SALES,
--------------------------------------------------------------------------------
MARKETING  AND  FINANCIAL  PERSONNEL.
-------------------------------------

     The Company's success heavily depends upon its ability to attract and retain highly qualified technical, managerial, sales, marketing and financial personnel. The Company faces competition for qualified personnel in these areas. The Company cannot be certain that it will be able to attract and retain qualified personnel. The Company's inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, results of operations or financial condition.

OUR  INDUSTRY  IS  HIGHLY  COMPETITIVE.
---------------------------------------

     The event production industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company competes in each of its markets with numerous national, regional and local event production companies, many of which have substantially greater financial, managerial and other resources than those presently available to the Company. Numerous well-established companies are focusing significant resources on providing event marketing, design and production services that will compete with the Company's services. No assurance can be given that the Company will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices it charges for its products and services, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the companies business, results of operations and financial condition.

OUR GROWTH WILL PLACE SIGNIFICANT STRAINS ON OUR RESOURCES.

     The Company's growth is expected to place a significant strain on the Company's managerial, operational and financial resources as Frank Goldstin, Joseph Wagner and Jean Wilson are our only officers and the Company has limited employees. Further, as the Company receives contracts, the Company will be required to manage multiple relationships with various customers and other third parties. These requirements will be exacerbated in the event of further growth of the Company or in the number of its contracts. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company will be able to achieve the rapid execution necessary to successfully offer its services and implement its business plan. The Company's future operating results will also depend on its ability to add additional personnel commensurate with the growth of its business. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

FRANK GOLDSTIN, JOSEPH WAGNER AND JEAN WILSON CAN VOTE AN AGGREGATE OF 65.2% OF
-------------------------------------------------------------------------------
OUR COMMON STOCK AND CAN EXERCISE CONTROL OVER CORPORATE DECISIONS.
-------------------------------------------------------------------

     Frank Goldstin, Joseph Wagner and Jean Wilson can vote an aggregate of 42,284,636 shares (or 65.2%) of our outstanding Common Stock. Frank Goldstin entered into voting agreements with Joseph Wagner and Jean Wilson with respect to a total of 32,660,634 shares of Common Stock owned by Mr. Goldstin. The general affect of the voting agreements is that Mr. Wagner and Ms. Wilson can vote 10,884,794 and 10,884,795 shares, respectively, out of 32,660,634 shares of Common Stock owned by Mr. Goldstin in addition to Common Stock that Mr. Wagner and Ms. Wilson otherwise respectively own. Mr. Goldstin retained the right to vote 10,891,045 shares of Common Stock. Accordingly, Mr. Goldstin, Joseph Wagner and Jean Wilson will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Goldstin, Mr. Wagner and Ms. Wilson may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.

RISKS RELATING TO OUR COMMON STOCK
----------------------------------

THE MARKET PRICE OF OUR COMMON STOCK HISTORICALLY HAS BEEN VOLATILE.
--------------------------------------------------------------------

     The market price of our Common Stock historically has fluctuated significantly based on, but not limited to, such factors as: general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our ability or inability to generate new revenues, conditions and trends in the event production industry and in the industries in which our customers are engaged.

     Our Common Stock is traded on the Nasdaq OTCBB. In recent years the stock market in general has experienced extreme price fluctuations that have oftentimes have been unrelated to the operating performance of the affected companies. Similarly, the market price of our Common Stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. For example, the fifty-two (52) week high for our Common Stock was $1.80 on April 13, 2004, as compared to the fifty-two (52) low of $0.26 on July 19, 2004. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE COMMISSION WHICH
------------------------------------------------------------------------------
LIMITS THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON
-------------------------------------------------------------------------------
STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK.
-------------------------------------------------------------------------------

     Our Common Stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by Commission under the Securities Exchange Act of 1934. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our Common Stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for our Common Stock may be adversely affected by limiting the ability of broker-dealers to sell our Common Stock and the ability of purchasers to resell our Common Stock.

     In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS.
--------------------------------------------

     The Company has paid no cash dividends on its Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of the Company's Common Stock in the foreseeable future. While the Company's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the future expansion of the Company.

OUR ARTICLES OF INCORPORATION, AS AMENDED, AND/OR BYLAWS LIMIT THE LIABILITY OF,
--------------------------------------------------------------------------------
AND PROVIDE INDEMNIFICATION FOR, OUR OFFICERS AND DIRECTORS.
------------------------------------------------------------

     Our Articles of Incorporation, as amended, generally limit our officers' and directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he or she is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions respecting the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable. See the section entitled "Disclosure of Commission Position of Indemnification for Securities Act Liabilities".

     You should carefully consider the above risk factors and warnings before making an investment decision. The risks described above are not the only ones facing us. Additional risks that we do not yet know of or that we currently think are not material may also have an adverse effect on our business operations. If any of those risks or any of the risks described above actually occur, our business could be adversely affected. In that case, the price of our Common Stock could decline, and you could lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this Prospectus.


                           FORWARD-LOOKING STATEMENTS
                           --------------------------

     This  Prospectus  contains forward-looking statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may affect our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors are discussed in the section entitled "RISK FACTORS" beginning on page 8 of this Prospectus. In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.

                                USE OF PROCEEDS
                                ---------------

     This Prospectus relates to shares of Common Stock that the Company may issue upon conversion of $2,500,000 of Convertible Notes. The Common Stock underlying the Convertible Notes may be offered and sold from time to time by the Selling Security Holders. We will not receive any proceeds from the resale of our Common Stock underlying the Convertible Notes by the Selling Security Holders. As of the date of this Prospectus, however, the Company sold $1,250,000 of the Convertible Notes. The Company has agreed to sell an additional $1,250,000 in Convertible Notes upon the effectiveness of a registration statement under the Securities Act for the resale of 5,000,000 shares of Common Stock underlying the Convertible Notes.

     This Prospectus also relates to shares of Common Stock that the Company may issue upon exercise of Warrants. The Company issued Class A Warrants to purchase 5,000,000 shares of our Common Stock at an exercise price of $0.48 per share and Class B Warrants to purchase 10,000,000 shares of our Common Stock at an exercise price of $0.25 per share. The Common Stock underlying the Warrants may be offered and sold from time to time by the Warrant holders. We will not receive any proceeds from the resale of our Common Stock underlying the Warrants. The Company will, however, receive proceeds upon the exercise of the Warrants.

     The Company will use the proceeds from the exercise of Warrants for working capital in support of growing its business operations.


                                 DIVIDEND POLICY
                                 ---------------

     We have not in the past paid any dividends on our Common Stock. We do not anticipate that any cash dividends will be paid to holders of the Company's Common Stock in the foreseeable future. We anticipate that we will retain any future earnings for use in the expansion and operation of our business. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.




                            SELLING SECURITY HOLDERS
                            ------------------------

     On the date of this offering, the Company has 64,894,391 shares of Common Stock outstanding. This Prospectus relates to the resale of 30,100,000 shares of Common Stock by the Selling Security Holders. Upon the effectiveness of a registration statement pursuant to the Securities Act to which this Prospectus is a part, all 30,100,000 shares of Common Stock will be freely tradable without restriction or further registration under the Securities Act. Sales of a substantial number of shares of the Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock.

     The table below sets forth information with respect to the resale of shares of Common Stock by the Selling Security Holders. We will not receive any proceeds from the resale of Common Stock by the Selling Security Holders. We will receive proceeds from the exercise of the Warrants.




Name (1)                                 Common      Beneficial  Percentage    Beneficial      Percentage
                                         Stock       Ownership      Owned      Ownership      Owned After
                                      Included in    Before the  Before the    After the    the Offering (3)
                                     Prospectus(2)    Offering    Offering    Offering (3)
Alpha Capital Aktiengesellschaft(4)  13,800,000 (5)  13,800,000      17.5%        0                --
Stonestreet Limited Partnership       8,400,000 (6)   8,400,000      11.5%        0                --
Greenwich Growth Fund Limited         2,400,000 (7)   2,400,000       3.6%        0                --
Whalehaven Funds Limited              2,400,000 (7)   2,400,000       3.6%        0                --
Genesis Microcap Inc.                 3,000,000 (8)   3,000,000       4.4%        0                --
Loev Corporate Filings, Inc.               100,000      100,000         *         0                --

* Less than 1%.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days. Shares of Common Stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the selling security holder holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person.

(1) The Selling Security Holders do not hold any position or office, and have not had any material relationship with the Company or any of its affiliates within the past three (3) years.

(2) Includes 150% of the shares issuable upon conversion of the principal amount of the Convertible Notes to take into account the conversion of accrued interest, and shares issuable upon the exercise of Class A Warrants and Class B Warrants

(3)  Assumes  that  all  Common  Stock  registered  will  be  sold.

(4) In accordance with Rule 13d-3, Konard Ackerman may be deemed the control person of the shares owned by Alpha Capital. Alpha Capital is a private investment fund that is owned by all of its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock owned by Alpha Capital that are being registered in this Prospectus.

(5) Includes 6,900,000 shares issuable upon conversion of Convertible Notes, 2,300,000 shares issuable upon exercise of Class A Warrants, and 4,600,000 shares issuable upon exercise of Class B Warrants.

(6) Includes 4,200,000 shares issuable upon conversion of Convertible Notes, 1,400,000 shares issuable upon exercise of Class A Warrants, and 2,800,000 shares issuable upon exercise of Class B Warrants.

(7) Includes 1,200,000 shares issuable upon conversion of Convertible Notes, 400,000 shares issuable upon exercise of Class A Warrants, and 800,000 shares issuable upon exercise of Class B Warrants.

(8) Includes 1,500,000 shares issuable upon conversion of Convertible Notes, 500,000 shares issuable upon exercise of Class A Warrants, and 1,000,000 shares issuable upon exercise of Class B Warrants.


                              PLAN OF DISTRIBUTION
                              --------------------

     The Selling Security Holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

-- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
-- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate  the  transaction;
-- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-- an exchange distribution in accordance with the rules of the applicable exchange;
--   privately-negotiated  transactions;
-- broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
--   a  combination  of  any  such  methods  of  sale;  and
--   any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders have agreed not to engage in short sales of our Common Stock. As discussed above in the section entitled "RISK FACTORS", if the Selling Security Holders engage in such transactions it may adversely affect the market price of our Common Stock and may occur unbeknownst to us.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     In addition, the Selling Security Holders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under
Regulation M, the Selling Security Holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this Prospectus. Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. We and the Selling Security Holders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                                LEGAL PROCEEDINGS
                                -----------------

     From time to time we may become a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business prospects, results of operations, or financial condition.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

     The  Directors  and  Officers  of  the  Company  are  as  follows:

Name                        Age             Position                 Since
--------------------------  ---  ------------------------------  -------------
Frank Goldstin               36  Chief Executive Officer and     December 2003
                                 Director

Joseph Wagner                38  President, Chief Operating      August 2004
                                 Officer, Secretary and
                                 Director

Jean Wilson                  44  Vice President of  Operations,  August 2004
                                 Treasurer and Director


     Frank Goldstin founded the Company's wholly owned subsidiary, G/M Productions, Inc., an Illinois corporation doing business as Experiential Agency ("XA"), in 1991. He has served as the Company's Chief Executive Officer and as a Director since December 2003 after the Company acquired XA. For the last 15 years Mr. Goldstin has been working with the nation's corporate elite. Under his direction, the Company provides a venue of discerning events uniquely designed to sell a product, market a corporate message or motivate clientele through the highly effective medium of special events. An expert in his craft, Mr. Goldstin has been a guest speaker at industry functions and interviewed by numerous publications including Chicago Magazine, Chicago Tribune, Chicago Sun Times, North Shore Magazine, Crain's Chicago Business, Continental Airlines Magazine, Tycoon, Special Events Magazine and Corporate and Incentive Travel. Mr. Goldstin also serves as a leading national event advisor, and he continues to make numerous guest segment appearances on television networks such as Bloomberg Television, MSNBC, CBS, ABC and NBC speaking about various event and corporate live marketing topics. Mr. Goldstin began his career as Director of Sales for the Weiman Entertainment Group.

     Joseph Wagner has served as a consultant to the Company performing the functions of President, Chief Operating Officer, and Secretary, and as a director of the Company since August 2004. Mr. Wagner has worked for XA since February 2003. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Mr. Wagner concurrently serves as President of LSC Capital Advisers ("LSC Capital"), Managing Director of LSC Associates, LLC ("LSC Associates"), and President of Chicago Cyberdyne, Inc. ("Cyberdyne"). Mr. Wagner has worked for LSC Capital since February 2004, LSC Associates since March 2000, and Cyberdyne since May 1996. From June 1999 to February 2000, Mr. Wagner served as Vice President of FAMCO Holding Co. Mr. Wagner has advised numerous public and private companies in the areas of strategic planning, international project development, international finance, project management, logistics, and business development. Mr. Wagner has served as an officer and/or director of emerging growth companies and has been responsible for operational oversight in the areas of mergers and acquisitions, corporate governance, business development, strategic financial planning and SEC audits. Mr. Wagner earned a Bachelor of Arts in Law & Society from Purdue University, Highest Distinction, Phi Beta Kappa; and he earned a Master of Arts from Northern Illinois University.

     Jean Wilson has served as the Company's Vice President of Operations and Treasurer and as a director of the Company since August 2004. Ms. Wilson has worked for XA since July 2002. From January 1999 to July 2002, Ms. Wilson held a management position with ESM Association. From September 1982 to January 1999, Ms. Wilson worked in operations for The Meetinghouse Companies. Ms. Wilson brings more than twenty years of full time experience in event and meeting planning to the Company. During her career, Ms. Wilson has been responsible for every facet of producing, selling and coordinating corporate special events, trade shows, conventions and seasonal decorating programs for a host of clients. Ms. Wilson earned a Bachelors degree with Honors in Recreation/Leisure Studies from Eastern Illinois University. Ms. Wilson is a member of International Special Event Society, ESM Association, and American Rental Association.

     All Directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

 EMPLOYMENT AND CONSULTING AGREEMENTS

     Frank Goldstin serves as the Company's Chief Executive Officer and as a director of the Company pursuant to an employment agreement effective August 1, 2004, for a period of thirty-six (36) months. Mr. Goldstin will receive $360,000 per year as compensation and thirty (30) days of paid time off ("PTO"). The Company is obligated to maintain a director and officer insurance policy of at least $1,000,000 during the term of Mr. Goldstin's employment agreement. The Company may terminate the employment agreement, however, in the event of termination for good reason by Mr. Goldstin or without cause, the Company is obligated to pay Mr. Goldstin a severance payment of $150,000 in addition to all payments of salary earned by Mr. Goldstin through such date of termination in one lump sum payment.

     Joseph Wagner, a director of the Company, also serves as the Company's Chief Operating Officer, President and Secretary pursuant to a consulting agreement effective August 1, 2004, for a period of thirty-six (36) months. Pursuant to the consulting agreement, Mr. Wagner will devote such time as the Company may reasonably deem to be necessary and beneficial to the efficient and effective operation of the Company's business. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Mr. Wagner will receive $200,000 per year as compensation as well as thirty (30) days of PTO. In August 2004, Mr. Wagner received as additional consideration 4,500,000 restricted shares of Common Stock subject to a risk of forfeiture. All 4,500,000 restricted shares were issued to Sandra M. Wagner, the wife of Mr. Wagner. In the event that Mr. Wagner's consulting agreement terminates before December 31, 2004, December 31, 2005, or December 31, 2006, he must return to the Company 4,500,000 restricted shares, 3,000,000 restricted shares, or 1,500,000 restricted shares, respectively, of Common Stock. Mr. Wagner also received "piggy-back" registration rights and the right to certain equitable adjustments with respect to all 4,500,000 restricted shares of Common Stock. The Company is obligated to maintain a director and officer insurance policy of at least $1,000,000 during the term of Mr. Wagner's consulting agreement. The Company may terminate the consulting agreement; however, in the event of termination for good reason by Mr. Wagner or without cause, the Company is obligated to pay Mr. Wagner a severance payment of $150,000 in addition to all payments of salary earned by Mr. Wagner through such date of termination in one lump sum payment. In the event of termination for good reason by Mr. Wagner, without cause, or by mutual agreement of Mr. Wagner and the Company, all 4,500,000 restricted shares will cease to be subject to the risk of forfeiture.

     Jean Wilson serves as the Company's Vice President of Operations and Treasurer, and as a director of the Company pursuant to an employment agreement effective August 1, 2004, for a period of thirty-six (36) months. Ms. Wilson will receive $105,000 as compensation during 2004 and $125,000 beginning January 1, 2005, and thereafter. Ms. Wilson will receive thirty (30) days of PTO. In August 2004, Ms. Wilson received as additional consideration 1,400,000 restricted shares of Common Stock subject to a risk of forfeiture. In the event that Ms. Wilson's employment terminates before December 31, 2004, December 31, 2005, and December 31, 2006, she must return to the Company 1,400,000 restricted shares, 900,000 restricted shares, or 450,000 restricted shares, respectively, of Common Stock. Ms. Wilson also received "piggy-back" registration rights and the right to certain equitable adjustments with respect to all 1,400,000 restricted shares of Common Stock. The Company is obligated to maintain a director and officer policy of at least $1,000,000 during the term of Ms. Wilson's employment agreement. The Company may terminate the employment agreement; however, in the event of termination for good reason by Ms. Wilson or without cause, the Company is obligated to pay Ms. Wilson a severance payment of $150,000 in addition to all payments of salary earned by Ms. Wilson through such date of termination in one lump sum payment. In the event of termination for good reason by Ms. Wilson or without cause, all 1,400,000 restricted shares will cease to be subject to the risk of forfeiture.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

     The following table sets forth information as of August 13, 2004, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:


 Name and Address
of Beneficial Owners(1)      Shares of Common Stock Beneficially Owned (2)
---------------------------------
                                         Number        Percent
                                   ------------------  --------
Frank Goldstin                        32,660,634  (3)     50.3%

Joseph Wagner                      18,588,796  (3)(4)     28.6%

Jean Wilson                        12,804,795  (3)(5)     19.7%

Alpha Capital Aktiengesellschaft      13,800,000  (6)     17.5%

Stonestreet Limited Partnership        8,400,000  (7)     11.5%

All officers and directors            64,054,225  (3)     98.7%
as a group (3 people)



(1) The business address of the beneficial owners is 875 North Michigan Avenue, Suite 2626, Chicago, Illinois 60611.

(2) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. Shares of Common Stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person. As of August 13, 2004 there were 64,894,391 shares of common stock outstanding.

(3) Frank Goldstin entered into a voting agreement with Joseph Wagner regarding 10,884,794 shares of Common Stock, and a voting agreement with Jean Wilson regarding 10,884,795 shares of Common Stock, owned by Mr. Goldstin (collectively referred to herein as the "Voting Agreements"). The Voting Agreements began on July 28, 2004, and end on December 31, 2009. There are no voting trustees. The Voting Agreements provide that Mr. Wagner and Ms. Wilson are the true and lawful agents or proxies of Mr. Goldstin with full power of substitution for and in the name of Mr. Goldstin to vote 10,884,794 and 10,885,795 shares of Common Stock, respectively, or give a written consent, in person or by proxy, at all meetings of the Company's shareholders, and in all proceedings in which the vote or written consent of shareholders may be required or authorized by law.

(4) Includes 7,000,000 shares of Common Stock held by Sandra M. Wagner, the wife of Joseph Wagner, of which 4,500,000 shares are subject to a risk of forfeiture that will cease to exist with respect to certain amounts of the shares over a three-year period. Includes 10,884,794 shares of Common Stock held pursuant to the voting agreement with Frank Goldstin as provided in footnote (3) of this table, above.

(5) Includes 1,400,000 shares of Common Stock that are subject to a risk of forfeiture that will cease to exist with respect to certain amounts of the shares over a three-year period. Includes 10,884,795 shares of Common Stock held pursuant to the voting agreement with Frank Goldstin as provided in footnote (3) of this table, above.

(6) Represents 6,900,000 shares (or 150% of the shares) of Common Stock underlying Convertible Notes, 2,300,000 shares of Common Stock underlying Class A Warrants, and 4,600,000 shares of Common Stock underlying Class B Warrants. Alpha Capital has contractually agreed to restrict its ability to convert its Convertible Notes or exercise its Warrants and receive shares of our Common Stock such that the number of shares of Common Stock held by Alpha Capital and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of Common Stock. In accordance with Rule 13d-3, Konard Ackerman may be deemed the control person of the shares owned by Alpha Capital. Mr. Ackerman disclaims beneficial ownership of the shares of common stock owned by Alpha Capital that are being registered in this Prospectus.

                                      -15-

(7) Represents 4,200,000 shares (or 150% of the shares) of Common Stock underlying Convertible Notes, 1,400,000 shares of Common Stock underlying Class A Warrants, and 2,800,000 shares of Common Stock underlying Class B Warrants. Stonestreet has contractually agreed to restrict its ability to convert its Convertible Notes or exercise its Warrants and receive shares of our Common Stock such that the number of shares of Common Stock held by Stonestreet and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of Common Stock.


                            DESCRIPTION OF SECURITIES
                            -------------------------

THE FOLLOWING DESCRIPTION OF OUR CAPITAL STOCK IS A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY THE PROVISIONS OF OUR ARTICLES OF INCORPORATION, AS AMENDED,.

COMMON STOCK

     Our Articles of Incorporation, as amended, authorize the issuance of 100,000,000 shares of Common Stock, $.001 par value per share, and no shares of preferred stock. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

CONVERTIBLE NOTES AND WARRANTS

     To obtain funding for our ongoing operations we entered into the Agreement with Alpha Capital, Stonestreet, Whalehaven, Greenwich, and Genesis in June 2004, for the sale of (i) an aggregate of $2,500,000 Convertible Notes that may be converted into 10,000,000 shares of Common Stock at $0.25 per share; (ii) Class A Warrants to purchase 5,000,000 shares of Common Stock at $0.48 per share; and (iii) Class B warrants to purchase 10,000,000 shares of Common Stock at $0.25 per share. We have received $1,250,000 and will receive an additional $1,250,000 upon the effectiveness of the registration statement to which this Prospectus is a part. The first $1,250,000 tranche of Convertible Notes have a two-year term and bear interest at a rate of 6% per annum. The second $1,250,000 tranche of Convertible Notes have a three-year term and also bear interest at a rate of 6% per annum.


                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

     David M. Loev, Attorney at Law, Houston, Texas, the Company's corporate counsel, will give an opinion on the validity of the shares of Common Stock being registered and offered in this Prospectus or other matters concerning such registration and offering. Mr. Loev is the indirect beneficial owner of 100,000 shares of the Company's Common Stock owned by Loev Corporate Filings, Inc.
Hannah  M.  Loev,  the  spouse  of  David  M. Loev, is the President, Secretary,
Treasurer,  and  sole  shareholder  of  Loev  Corporate  Filings,  Inc.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
            --------------------------------------------------------
                           SECURITIES ACT LIABILITIES
                           --------------------------

     Under Nevada General Corporation Law and our Articles of Incorporation, as amended, our officers and directors will have no personal liability to us or our stockholders for monetary damages incurred as a result of the breach of fiduciary duty as an officer or director. This provision does not apply to an officer's or director's breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any Proceeding to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he or she is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. These provisions of the Articles of Incorporation, as amended, and Bylaws will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by these provisions; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, our stockholders could be injured by a board's decision and have no effective remedy.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                             DESCRIPTION OF BUSINESS
                             -----------------------

BUSINESS DEVELOPMENT

     The Company was originally incorporated in Nevada as Synreal Services Corp. ("Synreal") on August 28, 2000. The Company's business plan was to engage in the business of providing due diligence and administrative services for real estate syndications. Prior to entering into an Exchange Agreement, discussed below, and the consummation of the transactions thereunder, the Company was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7, as the Company's planned principal operations had not commenced, minimal revenue had been derived, and all of its efforts were devoted to securing and establishing a new business.

     On December 4, 2003, Synreal, G/M Productions, Inc., an Illinois corporation doing business as Experiential Agency ("XA"), and the former XA shareholders entered into an Exchange Agreement (the "Exchange" or "Acquisition") whereby XA became a wholly-owned subsidiary of the Company and control of the Company shifted to the former XA shareholders. For the last fifteen (15) years, XA has been engaged in the business of organizing, promoting and managing events such as business and trade shows, conventions, conferences and meetings for corporations, associations and other organizations in the U.S. and abroad. As a result of a change in business focus due to the acquisition of XA and a national re-branding by XA, the Company changed its name to The Experiential Agency, Inc.

     In addition, Frank Goldstin, the Company's Chief Executive Officer and sole Director, entered into a stock purchase agreement with the Company's former officers and directors, Brian Chelin and Jennifer Wallace. Synreal was considered a "shell" at the time of the Acquisition; therefore, the transaction was treated as a reverse merger. A reference to the Company include s a reference to XA and vice-versa unless otherwise provided.

     Effective February 2, 2004, the Company declared a 13 to 1 forward stock split (the "Forward Split"). The effect of the stock split has been retroactively reflected in this Prospectus unless otherwise stated.

BUSINESS OF THE COMPANY

     The Company, through its wholly-owned subsidiary, XA, is a comprehensive event marketing, design and production services agency. With full-service offices in Chicago, Los Angeles and New York City, XA is a leading provider of event services on an outsourced basis for corporations, associations and other organizations in the United States and abroad. XA provides its clients with a single source to their business communications and event planning needs.

     For fifteen (15) years, XA has worked with clients around the globe to design and produce strategic multidimensional, highly stylized and integrated event programs. During the fiscal year ended December 31, 2003, XA planned and executed over one hundred (100) events that were attended by more than an aggregate of approximately twenty-five thousand (25,000) people in the United States and foreign markets. These events took place in the following cities:

     Domestic
     --------

     Boca Raton, Florida                    New York, New York
     Cambridge, Massachusetts               Orlando, Florida
     Chicago, Illinois                      Ozarks, Missouri
     Cleveland, Ohio                        Palm Beach, Florida
     Lake Geneva, Wisconsin                 Phoenix, Arizona
     Las Vegas, Nevada                      Santa Barbara, California
     Los Angeles, California                Washington, DC
     Naples, Florida

     International
     -------------

     Frankfurt, Germany
     Zurich, Switzerland

     During the 2003 fiscal year, XA completed a national re-branding by changing the name under which it does business from "G/M! Productions" to "XA," which is short for Experiential Agency. XA also began to focus on strategic growth that will include, among other things, the acquisition and development of targeted business communications and event management companies in key regions throughout the United States. XA opened two new offices in Los Angeles and New York City, as discussed in more detail herein and in "Description of Property," to better serve those markets. XA has developed a vertically integrated infrastructure that it believes will enhance its ability to continue to provide event services on a national basis. In order to provide its clients with a single source solution to their event planning needs, XA offers a wide range of services that encompass the event planning process including general management, concept creation, content creation and execution. XA believes that its vertically integrated organization, creative talent, technological leadership and its willingness to commit capital to acquire or develop proprietary exhibitions and special events are competitive advantages in fragmented industry in which most vendors provide a limited set of services on a local basis.

INDUSTRY AND MARKET OVERVIEW

     The events industry in the United States generates approximately $80 billion in direct spending on an annual basis, exclusive of travel and internal spending by corporations and associations, according to Deloitte & Touche. It is highly fragmented with several local and regional vendors that provide a limited range of services in two main segments: 1) business communications and event management; and 2) meeting, conferences and trade shows. The industry also consists of specialized vendors such as production companies, meeting planning companies, and destination logistics companies that may offer their services outside of the events industry.

     Integrated business communications and event management services involve the design, production, planning and execution of an organization's message at conventions, sales meetings, conferences, executive presentations, shareholder and investor meetings, training sessions and product launches. The services range from concept and content creation to execution and general management of the entire event. Specific services may include staging, video and media development and production, production of brochures, handouts and other collateral materials, and the planning and execution of meetings and conventions. Local or regional firms generally offer a limited number of these services to clients. Most work is performed on a project-oriented basis and services are rendered on a fee basis.

     The meetings, conferences and trade shows segment is comprised of exhibition owners and managers who typically use a wide range of business communications and event management services during production of an exhibition. This segment consists mainly of exhibitions, consumer shows and special events that typically provide a forum for face-to-face interaction and communication between buyers and sellers. While the largest owner-managers of exhibitions are divisions of several multinational publishing companies, competition in this industry remains highly fragmented.

     XA believes that there is an increasing trend on the part of associations, historically the largest owners and operators of exhibitions, to outsource the operational management and often the ownership of exhibitions as they focus on their core missions and seek to improve efficiencies.

     XA believes that its market environment is positive for two reasons: 1) companies in the United States are increasing their use of events to achieve their marketing efforts; and 2) an increasing number of U.S. companies are outsourcing the production and design of events to specialized firms. As a result, XA's management believes that the market for event services is undergoing a shift towards outsourced management as organizations focus on their core competencies while at the same time seek to improve the professionalism, creativity and cost-efficiency of their events.

     XA believes that the events industry revolves on a competitive axis based on service breadth and quality, creativity, responsiveness, geographic proximity to clients, and price. Most vendors of outsourced event services are small, local companies that cannot provide the wide range of services, international coverage, creative talent, purchasing power and technological capabilities required by large corporations and associations. As a vertically integrated service provider, XA believes that it will be able to offer a comprehensive solution to these organizations with the assurance of a high quality of service and the opportunity to form a long-term relationship.

     XA competes primarily with a large number of local and regional firms that also provide business communications and event management services. XA also competes with specialized vendors such as production companies, meeting planning companies and destination logistics companies. These primary competitors and specialized vendors, however, provide a limited range of services relative to the services that XA provides. XA competes in its market based on service breadth, quality, creativity, responsiveness, and geographic proximity to its clients and price. XA differentiates itself from its competitors by offering a single source solution to the market for business communication and event management services on a national basis, employing creative, energetic professionals, centralizing its administration and purchasing functions, and using advanced communications technologies.

PRINCIPAL PRODUCTS AND SERVICES

     XA offers a wide range of services that encompass the event planning process including general management, concept creation, content creation, and execution. XA earns most of its revenue from event services fees that it charges clients regarding the following general service areas:

     * Event Marketing
     * Design and production
     * Meetings, Conferences and Trade Shows
     * Entertainment and Show Production
     * Business Theater & General Sessions
     * Mobile Marketing
     * Audio/Visual Production
     * Destination Management

     XA earns a management fee when it provides general management services. In some cases, all or a part of the management fee may be supplemented by an income sharing arrangement with the client. XA earns fees on a fee-for-services basis when it undertakes business communications projects.

     XA also earns fees payable in advance based on the spread between its cost and the cost that it charges its clients for leasing exhibition space, equipment rentals, sponsorships, and ticket sales.

     The following is a more detailed description of the services that XA provides through its vertically integrated infrastructure:

General Management Services
---------------------------

     XA offers general management services that provide its clients with centralized coordination and execution of the overall event. In connection with providing general management services, XA utilizes an executive producer responsible for overseeing the production of an event or exhibition. The executive producer coordinates the services that XA provides for the client. XA provides the following general management services:

     * Project oversight
     * Budget oversight
     * Quality assurance and control
     * Project funding and sponsorship development
     * Project control and accountability
     * Event promotion and marketing creation
     * Schedule management
     * Fulfillment provider management

Concept Creation
----------------

     XA works with a client to craft the client's message, identify the best means of communicating that message, and develop cost-effective creative solutions. XA provides the following concept creation services:

     * Joint determination of client needs and goals
     * Market research to support message creation and communication
     * Message content design
     * Media selection
     * Initial project pricing and budgeting

Content Creation
----------------

     After the concept for an event is created, the Experiential professionals work to develop and produce the client's message. XA provides the following content creation services:

     * Speech composition
     * Speaker support-graphics creation
     * Audio/Video production
     * Digital media creation
     * Collateral materials design and distribution
     * Entertainment and speaker scripting and booking
     * Theme and staging design

Execution
---------

     XA uses internal resources to execute an event. As the clients' needs dictate, however, XA can structure its role so that it is transparent to attendants at the event. XA provides the following execution services:

     * On-site quality and logistics control
     * Hotel and venue coordination and buying
     * Transportation management
     * Security coordination
     * Telemarketing services for the sale of exhibition space
     * Hospitality management
     * Registration management
     * Cash and credit card payment management
     * Entertainment coordination
     * Tour program design
     * Permit and approval procurement
     * Food and beverage management

Fulfillment
-----------

     Fulfillment is the last stage in the event process. It includes the actual provision of services such as catering, registration, transportation rental, audio and visual equipment rental, decoration rental and temporary on-site labor. XA offers fulfillment services using either internal resources or third-party vendors as determined on an event-by-event basis.

EXPANSION

     XA operates three full-service offices located in Chicago, Los Angeles and New York City. Chicago is home to XA's headquarters, which serves as the centralized base for administration and purchasing. XA opened the Los Angeles and New York City offices during 2003. XA chose to open offices in New York City and Los Angeles to better serve its national client base by providing existing clients with local offices and staff to coordinate and provide ongoing integrated communication services. In addition, by having local offices operating in New York City and Los Angeles, XA is better able to acquire new clients and business opportunities through aggressive local business development activities.

Growth Strategy
---------------

     The major focus of XA's growth strategy over the next several years will be the acquisition and development of targeted business communications and event management companies in key regions throughout the United States. XA's management has identified a number of targeted strategic acquisition opportunities in the form of business communications and event management companies in key regions throughout the United States. XA's targeted acquisitions are intended to add geographic coverage to XA's existing businesses as well as broaden XA's service offerings. The initial acquisitions will be focused on business communications and event management companies which are specialized in the on-site logistical aspects of the business communications and event management industry, and are located in the Chicago, New York City and Los Angeles areas.

     XA will also fuel growth through a broader, carefully designed growth strategy that includes extending relationships with existing clients, building new client relationships, expanding its international client base, making selected infrastructure acquisitions, and expanding its media services.

     XA believes that substantial opportunities exist to expand relationships with existing clients by cross-selling the full range of XA's services, building out its national office network and expanding XA's service offerings, particularly with respect to experiential events, multimedia and corporate branding capabilities. XA seeks to capitalize on the services provided to one division or operation of a client by selling its services to other divisions or operations, including their foreign operations. XA recently initiated an advertising and public relations program to enhance its brand recognition in the marketplace.

     As organizations focus on their core competencies and seek to improve the professionalism, creativity and cost- efficiency of their events, XA believes they will continue to outsource the management of events. XA believes that many opportunities exist to add new clients with large-scale business communications and event management needs. XA seeks relationship-building opportunities through client referrals and its internal sales force.

     XA believes that multinational organizations headquartered both inside and outside of the United States are increasingly interested in building relationships with business communications and event management firms and owners of events who can provide their services on a worldwide basis. XA's international client base continues to grow and in order to better serve these organizations, XA plans to aggressively expand its international client base over the next 24 months.

     XA believes that as the event industry continues to consolidate there will be many domestic and international acquisition opportunities. XA may acquire or affiliate with select additional companies to expand its client base, further build out its infrastructure, add new service applications or provide additional operating efficiencies and synergies.

     XA currently provides digital communications and multimedia services to clients in such areas as exhibition promotion, training programs and Internet home pages. XA designs and develops websites, CD-ROM / DVD-ROM materials, promotional videos, targeted marketing presentations and other multimedia products. XA believes that continued technological advances, coupled with the growing need of organizations to more effectively tailor their messages, will create opportunities for XA to develop new services for clients, particularly for business communications and event management services.

CREATIVE TALENT

     A primary value that XA brings to its clients is the creative talent, energy and commitment of its employees. XA seeks to attract and retain the best personnel by developing attractive compensation, benefits and training programs and providing long-term career opportunities that its smaller competitors cannot duplicate. As of August 1, 2004, XA had twenty (20) full-time and thirty (30) part-time employees.

     XA compliments its staff with a pool of over 100 professionals hired on a project-by-project basis who have distinguished themselves through prior experience with XA. XA is not a party to any collective bargaining agreement with a union. From time to time, however, XA does independently contract with, or hire, union personnel during the production of a particular meeting or event. XA considers itself to have good relations with its employees and independent contractors.

     Today, corporations are searching for new ways to motivate, excite and impart a message to their audience. XA is able to help them accomplish these goals by designing a creative platform from which to communicate. For instance, most companies do not realize they can afford to do a concert event with headline talent because it has never been presented to them as a marketing tool. Most of XA's programs are more in line with the standard format of events (i.e., meetings and business theater). The "corporate concert," however, is a new tool that XA presents to its clients as it really is a successful approach to breaking the mold.

     Breaking the traditional mold can be a hard sell to a conservative client, but when XA's team can demonstrate how hosting one large, memorable event can save $250,000 from the marketing budget, and, most importantly, have a greater impact on attendees, the client understands the value of experiential marketing. XA launched a corporate concert division due to the success of the first corporate concert which led to others. The goal of the Corporate Concert Division is to break the traditional mold by demonstrating the advantages of experiential marketing. Recent corporate concerts include the likes of Natalie Merchant, Hootie & The Blowfish, Smoky Robinson and Jim Belushi and His Band.

     To execute XA's expansion plans, XA has also recruited a number of senior executives with broad and diverse experience managing rapidly growing national and international businesses.

CENTRALIZED ADMINISTRATION AND PURCHASING

     XA has centralized its administrative and purchasing functions to enhance cost efficiency and quality control. The corporate headquarters in Chicago are the center for administration, MIS, finance, accounting and human resources. XA has a national client base. XA oftentimes plans and executes multiple events for different national clients in a single geographic location. XA negotiates through the Chicago office with local vendors in these geographic locations for the provision of services to its national clients. XA repeatedly uses the same vendors in these local markets. XA believes that it enjoys purchasing power and economies of scale greater than that available to its local competitors.

TECHNOLOGICAL CAPABILITIES

     XA believes that it can invest more in technology than its local competitors and thereby become a leader in utilizing advanced technologies. XA is able to allocate its investment in technology over its large national event base, whereas a local competitor that does not have a national event base may not be willing to invest heavily in advanced technology. XA currently uses advanced communications technologies such as digitized presentations and multimedia applications to provide high quality customer service. In addition, XA is creating business communication applications using media, such as DVD technology, plasma screens, interactive video and the satellite communications.

SALES  AND  MARKETING

     XA's client list is comprised of a diverse mix of corporations, associations, universities and governmental entities. XA has separate sales forces that target users of business communications and event management services. XA's senior management team and executive producers of events are frequently influential in establishing and expanding new client relationships. Sales personnel are compensated through a commission plan based on a percentage of either gross profits or gross revenues.

     XA's sales force comprises 8 full-time sales people who identify prospects, respond to requests for proposals and create solutions to clients' requests. XA has created compensation incentives to encourage the sales force to sell XA's wide range of services. New business is generated by:

* Pursuing client referrals from existing clients and other business contacts,
* Expanding sales to existing clients by providing additional services; and
* New client solicitation.

     An executive sales person and an executive producer will serve a large, national client and maintain the ongoing client relationship. The executive sales person will introduce the client to XA's national execution capabilities and, together with an executive producer, is responsible for maintaining the client relationship at the local level. These team leaders develop a close working relationship with clients that require a broad range of services for their events. XA staffs a particular project with team members that work under the direction of the executive producer. These team members are responsible for the overall project. The team selectively utilizes other Company resources in order to create the concept and content for an event and then to prepare and execute the event.

     In general, XA's operations are generally organized to serve the two principal areas, with separate groups responsible for the business communications and events management components of XA's business. Professionals in XA's business communications group provide creative solutions for organizations seeking to develop and execute conventions, meetings and other means of communicating with their intended audiences. XA's event planning and destination logistics group, its entertainment production and distribution group and its multimedia and Internet services group provide support for XA's clients. XA's professionals work closely together to develop, produce and execute an event or communication.

     XA recently initiated an advertising and corporate branding initiative to enhance its brand recognition in the marketplace. Under this program, XA has restructured is website and marketing materials and has engaged a premier marketing and business development firm to provide creative content and corporate identity services for XA.

INTELLECTUAL PROPERTY

     The Company is the owner of the proprietary trademark, "The Experiential Agency(R)." The Company also owns the following internet domain names:

     * gmproductions.com
       -----------------
     * www.gmproductions.com
       ---------------------
     * www.gmprodutions.net
       --------------------
     * www.expagency.com
       -----------------
     * www.experientialagency.com
       --------------------------

     The Company does not own any patents or licenses related to its products or services.

RECENT EVENTS

     In August 2004, the Company purchased all of the assets of Fiori, Inc. ("Fiori"), a floral and event decor company, in exchange for 800,000 restricted shares of the Company's Common Stock and the assumption of certain liabilities of Fiori. Included in the assets purchased by the Company were accounts receivable, floral inventory, and glassware. Excluded from the sale of assets were insurance policies, claims for tax refunds, employee plans, and all real estate held by Fiori or an affiliated entity. Additionally, the Company agreed to assume certain liabilities of Fiori, including accounts payable, accrued payroll, and customer deposits.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                      ------------------------------------

     This  report  contains  forward  looking  statements  within the meaning of
Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including those set forth, above, in the section entitled "RISK FACTORS" and elsewhere in this Prospectus. The following discussion and analysis should be read in conjunction with the Company's financial statements and notes thereto included in the section entitled "FINANCIAL STATEMENTS" in this Prospectus.

OVERVIEW

     On December 4, 2003, the Company acquired 100% of the outstanding shares of XA pursuant to the Exchange. As a result of the Exchange, the business of XA became the business of the Company, control of the Company shifted to the former XA shareholders and the Company subsequently changed its name to The Experiential Agency, Inc. For the last fifteen (15) years, XA has been engaged in the business of organizing, promoting and managing events such as business and trade shows, conventions, conferences and meetings for corporations, associations and other organizations in the U.S. and abroad.

     In June 2004, the Company received $1.25 million of debt financing and a commitment for an additional $1.25 million of debt financing upon the effectiveness of the registration statement to which this Prospectus is a part.

MARKETING STRATEGY

     The Company believes that there is an increasing trend on the part of associations, historically the largest owners and operators of exhibitions, to outsource the operational management and often the ownership of exhibitions as they focus on their core missions and seek to improve efficiencies.

     The Company believes that the events industry revolves on a competitive axis based on service breadth and quality, creativity, responsiveness, geographic proximity to clients, and price. Most vendors of outsourced event services are small, local companies that cannot provide the wide range of services, international coverage, creative talent, purchasing power and technological capabilities required by large corporations and associations. As a vertically integrated service provider, the Company believes that it will be able to offer a comprehensive solution to these organizations with the assurance of a high quality of service and the opportunity to form a long-term relationship.

     The Company differentiates itself from its competitors by offering a single source solution to the market for business communication and event management services on a national basis, employing creative, energetic professionals, centralizing its administration and purchasing functions, and using advanced communications technologies.

COMPARISON OF OPERATING RESULTS

THREE MONTHS ENDED JUNE 30, 2004 COMPARED TO THREE MONTHS ENDED JUNE 30, 2003

     Sales revenue for the three months ended June 30, 2004 increased $1,509,546 (or 110%) to $2,886,432 as compared to $1,376,886 for the three months ended June 30, 2003. The increase in sales revenue was due to new clients acquired in the New York and Los Angeles markets and additional projects with XA's current clients.

     Cost of goods sold for the three months ended June 30, 2004 increased $1,285,755 (or 176%) to $2,016,398 as compared to $730,643 for the three months ended June 30, 2003. The increase in cost of goods sold was due to the increase in sales and larger venues and entertainer expenses for larger productions which had lower margins.

     Gross profit for the three months ended June 30, 2004 increased $223,791 (or 35%) to $870,034 as compared to $646,243 for the six months ended June 30, 2003. Gross profit as a percentage of sales ("gross profit margin") decreased to 30% for the three months ended June 30, 2004, from 47% for the three months ended June 30, 2004. The decrease in gross profit margin was due to the 176% increase in cost of goods sold as compared to the 110% increase in sales revenue.

     Administrative expense for the three months ended June 30, 2004 increased $377,610 (or 77%) to $867,472 as compared to $489,862 for the three months ended June 30, 2003. The increase in administrative expense was due to the Company's expansion and preparation for completing strategic acquisitions.

     Income from operations for the three months ended June 30, 2004 decreased $153,819 (or 98%) to $2,562 as compared to $156,381 for the three months ended June 30, 2003. The decrease in income from operations was due to the increases in costs of goods sold and administrative expense.

     Other income was $1,181 for the three months ended June 30, 2004, as compared to other income of $3 for the three months ended June 30, 2003.

     Income before taxes for the three months ended June 30, 2004 decreased $152,641 (or 98%) to $3,743 as compared to $156,384 for the three months ended June 30, 2003. The decrease in income before taxes was due to the increases in costs of goods sold and administrative expense.

     We had net income of $3,743 for the three months ended June 30, 2004, as compared to net income of $156,583 for the three months ended June 30, 2003.

     As  of  June  30,  2004,  the  Company  had  retained  income  of $218,832.

SIX MONTHS ENDED JUNE 30, 2004 COMPARED TO SIX MONTHS ENDED JUNE 30, 2003

     Sales revenue for the six months ended June 30, 2004 increased $3,087,364 (or 130%) to $5,460,667 as compared to $2,373,303 for the six months ended June 30, 2003. The increase in sales revenue was due to new clients acquired in the New York and Los Angeles markets and additional projects with XA's current clients.

     Cost of goods sold for the six months ended June 30, 2004 increased $1,871,470 (or 135%) to $3,258,048 as compared to $1,386,578 for the six months ended June 30, 2003. The increase in cost of goods sold was due to the increase in sales and larger venues and entertainer expenses for larger productions which had lower margins.

     Gross profit for the six months ended June 30, 2004 increased $1,215,894 (or 55%) to $2,202,619 as compared to $986,725 for the six months ended June 30, 2003. Gross profit as a percentage of sales ("gross profit margin") decreased to 40% for the six months ended June 30, 2004, from 42% for the six months ended June 30, 2004. The decrease in gross profit margin was due to the 135% increase in cost of goods sold as compared to the 130% increase in sales revenue.

     Administrative expense for the six months ended June 30, 2004 increased $904,521 (or 110%) to $1,726,912 as compared to $822,391 for the six months ended June 30, 2003. The increase in administrative expense was due to the Company's expansion and preparation for completing strategic acquisitions.

     Income from operations for the six months ended June 30, 2004 increased $311,373 (or 189%) to $475,707 as compared to $164,334 for the six months ended June 30, 2003. The increase in income from operations was due to the increase in client acquisition and continued expansion into new markets.

     Other income was $52,499 for the six months ended June 30, 2004, as compared to other expense of $4,751 for the six months ended June 30, 2003.

     Income before taxes for the six months ended June 30, 2004 increased $368,623 (or 231%) to $528,206 as compared to $159,583 for the six months ended June 30, 2003. The increase in income before taxes was due to the increase in income from operations.

     Tax provision was $219,056 for the six months ended June 30, 2004, compared to no tax provision for the six months ended June 30, 2003.

     We had net income of $309,150 (or basic and diluted net income per share of $0.01) for the six months ended June 30, 2004, as compared to net income of $159,583 for the six months ended June 30, 2003.

     As  of  June  30,  2004,  the  Company  had  retained  income  of $218,832.

FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2002

     Sales revenue for the fiscal year ended December 31, 2003 increased $1,852,343 (or 51%) to $5,468,895 as compared to $3,616,552 for the fiscal year ended December 31, 2002. The increase in sales revenue was due to new clients acquired in the New York and Los Angeles markets and additional projects with XA's current clients.

     Cost of goods sold for the fiscal year ended December 31, 2003 increased $1,062,410 (or 46%) to $3,388,816 as compared to $2,326,406 for the fiscal year ended December 31, 2002. The increase in cost of sale was due to the increase in sales. Cost of goods sold as a percentage of sales decreased to 62% for the fiscal year ended December 31, 2003, from 64% for the fiscal year ended December 31, 2002. The decrease in cost of goods sold as a percentage of sales was due to the increased efficiencies of XA's operations through centralized budget oversight and improved job costing.

     Gross profit as a percentage of sales ("gross profit margin") increased to 38% for the fiscal year ended December 31, 2003, from 36% for the fiscal year ended December 31, 2003. The increase in gross profit margin was due to the decrease cost of goods sold as a percentage of sales.

     Administrative expense was $2,024,362 and $1,365,429 for the fiscal years ended December 31, 2003 and 2002, respectively. The increase in administrative expense was due to the expansion of the Company's office in New York and Los
Angeles and the acquisition of additional senior management team members. In addition, the Company incurred expenses related to the reverse merger transaction in the form of accounting, legal, and other professional fees.

     Interest expense increased to $41,467 for the fiscal year ended December 31, 2003 from $33,726 for the fiscal year ended December 31, 2002. The increase in interest expense was primarily due to the Company's increased borrowing under its line of credit. As of December 31, 2003, $200,000 was outstanding under the line of credit as compared to $50,000 as of December 31, 2002. In August 2004, the Company repaid the line of credit in full. As of December 31, 2003, the Company had a $294,536 note payable that was set to mature on June 30, 2007. In August 2004, the Company repaid this note payable in full.

     Interest income was $750 and $1,561 for the fiscal years ended December 31, 2003 and 2002, respectively.

     As of December 31, 2003, the Company had an accumulated deficit of $90,318.

LIQUIDITY AND CAPITAL RESOURCES

SIX MONTHS ENDED JUNE 30, 2004 COMPARED TO SIX MONTHS ENDED JUNE 30, 2003

     As of June 30, 2004, the Company's total current assets were $2,862,994, consisting of cash of $1,560,735, accounts receivable of $1,271,519, and officer's loans receivable from its chief executive officer, Frank Goldstin, of $30,740. The loans to Frank Goldstin are unsecured and bear no interest. As discussed in more detail below in the section entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", Mr. Goldstin has agreed to repay the loan by the end of August 2004.

     As of June 30, 2004, the Company's total current liabilities were $931,078, consisting of accounts payable of $286,570, accrued payroll of $67,512, withheld and accrued taxes of $293,344, a line of credit of $200,000, and current portion of long-term debt of $83,652. In August 2004, the line of credit, the current portion of long-term debt and the note payable related to the current portion of long-term debt were paid in full.

     Net working capital was $1,931,916 at June 30, 2004. The ratio of current assets to current liabilities was 3.07.

     The Company had a net increase in cash of $1,357,983 and $1,254,235 for the three months and six months ended June 30, 2004, respectively.

     Net cash used by operating activities was $188,695 for the three months ended June 30, 2004, as compared to net cash provided by operating activities of $62,218 for the three months ended June 30, 2003. During the six months ended June 30, 2004, net cash used by operating activities was $366,642 as compared to net cash provided by operating activities of $53,828 for the six months ended June 30, 2003.

     Net cash used by investing activities was $35,572 for the three months ended June 30, 2004, as compared to net cash used by investing activities of $6,053 for the three months ended June 30, 2003. During the six months ended June 30, 2004, net cash used by investing activities was $55,851 as compared to net cash used by investing activities of $6,053 for the six months ended June 30, 2003.

     Net cash provided by financing activities was $1,582,250 for the three months ended June 30, 2004, as compared to net cash provided by financing activities of $40,801 for the three months ended June 30, 2003. During the six months ended June 30, 2004, net cash provided by financing activities was $1,676,728 as compared to net cash provided by financing activities of $70,802 for the six months ended June 30, 2003.

     The Company uses its cash reserves for working capital and other cash commitments. The Company had a $200,000, variable interest rate line of credit as of June 30, 2004, that was paid in full in August 2004. The Company owed $251,277 to a bank as of June 30, 2004, that was also paid in full in August 2004. As described in Note 6 of Notes to the unaudited Consolidated Financial Statements for June 30, 2004, included in the section heading "FINANCIAL STATEMENTS", the minimum payment due during the fiscal year ended December 31, 2004 under certain lease agreements for office space, equipment and vehicles that the Company has entered into is $325,803.

FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2002

     As of December 31, 2003, the Company's cash totaled $306,500 and total current assets were $807,248. Accounts receivable at December 31, 2003 were $181,619. As of December 31, 2003 and 2002, the Company had advanced $319,129 and $292,728, respectively, to its chief executive officer, Frank Goldstin. The advances are unsecured and bear no interest. On March 11, 2004, the Company's Board of Directors approved a resolution to cancel shares of the Company's common stock held by Mr. Goldstin in consideration for repayment of the advances then outstanding, discussed in more detail below in the section entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

     As of December 31, 2003, the Company's accrued liabilities totaled $157,414, consisting of accounts payable of $34,246, accrued payroll of $57,041 and accrued taxes of $66,127. The Company also had $200,000 outstanding under its line of credit and $83,652 currently due on its long-term note payable. Total current liabilities were $441,066 as of December 31, 2003.

     Net working capital was $366,182 at December 31, 2003. The ratio of current assets to current liabilities was 1.83.

     The Company had a net increase in cash of $203,361 and $11,985 for the fiscal years ended December 31, 2003 and 2002, respectively.

     Net cash used by operating activities was $117,658 for the fiscal year ended December 31, 2003, as compared to net cash provided by operating activities was of $61,801 for the fiscal year ended December 31, 2002.

     The Company did not have any cash flow from investing activities during the fiscal years ended December 31, 2003 and December 31, 2002.

     Cash flows from financing activities represented the Company's principal source of cash during the fiscal year ended December 31, 2003, as compared to the fiscal year ended December 31, 2002, in which cash flows from operating activities represented the Company's principal source of cash. Cash flows from financing activities during the fiscal year ended December 31, 2003 resulted primarily from an increase of $250,000 due to the sale of common stock and a net increase of $150,000 due to a line of credit with a bank as compared to the fiscal year ended December 31, 2002. The exchange with Synreal called for two subscription agreements to be executed by two entities for the purchase of 1,000,000 shares of the Company's Common Stock for $500,000 (or $0.50 per share). Subsequently, the parties modified such arrangement resulting in the receipt of $500,000 for 625,000 shares at $.80 per share. Another investment was made by one of the entities for an additional $125,000 for 156,250 shares at $.80 per share.

     The Company uses its cash reserves for working capital and other cash commitments. The Company had a $200,000, variable interest rate line of credit as of December 31, 2004, that was paid in full in August 2004. The Company owed $294,536 to a bank as of December 31, 2003, that was also paid in full in August 2004. As described in Note 5 of Notes to Consolidated Financial Statements included in the section heading "FINANCIAL STATEMENTS", the minimum payment due during the fiscal year ended December 31, 2004 under certain lease agreements for office space, equipment and vehicles that the Company has entered into is $224,520.

     The Company requires $1 to $3 million of financing to support strategic acquisitions and the current expansion plan for the next 18 to 24 months. This financing is in addition to $1.25 million already raised and a $1.25 million commitment. We recently received an aggregate of $1.25 million of Convertible Note financing from five (5) unrelated parties. We also received a commitment from these parties to purchase an additional $1.25 million of convertible debt. In connection with the Convertible Note financing, we issued Class A Warrants to purchase 5,000,000 shares of our Common Stock at an exercise price of $0.48 per share and Class B Warrants to purchase 10,000,000 shares of our Common Stock at an exercise price of $0.25 per share. At this time, no financing other than the $1.25 million commitment has been secured or identified. Our growth and continued operations could be impaired by limitations on our access to the capital markets. Without additional financing, we can continue our operations. However, if we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to pursue our expansion strategy. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to our Common Stock or equity financings which are dilutive to holders of our Common Stock. In addition, in the event we do not raise additional capital from conventional sources, it is likely that our growth will be restricted and we may need to scale back or curtail implementing our business plan.

     While the Company is not currently a party to any agreements with respect to any acquisitions, it is possible that an agreement in principle or a definitive agreement as to one or more acquisitions will be executed prior to the completion of the current capital raising efforts. The capital requirements as stated will be sufficient to complete the Company's initial acquisition and expansion phase over the next 18 to 24 months. The Company may require additional investment capital in the future to support additional strategic acquisitions and further expansion initiatives.

CRITICAL ACCOUNTING POLICIES

     Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

     Internal Control - Cash Disbursements and Related Accounts. In August 2004, we adopted an internal control over our cash disbursements and related accounts to safeguard our cash so that cash is protected against material loss, that cash is not used for improper purposes, and that potential losses of cash are detected and reported for regulatory purposes on a timely basis. The general affect of our internal control over cash disbursements and related account is to separate the responsibilities regarding our transactions in cash.


                             DESCRIPTION OF PROPERTY
                             -----------------------

     The Company's corporate headquarters are located in Chicago, Illinois. In July 2004, the Company entered into an eight-year lease of approximately 4,600 square feet of office space for its corporate headquarters. The Company's current lease commitment is $9,590 per month.

     In August 2003, the Company opened an office in New York City. The Company leases this office space from Thom Filicia, Inc. pursuant to a five year sublease. The Company's current lease commitment is $1,250 per month plus the obligation to pay utilities.

     The Company also recently moved into new offices in Los Angeles, California. On January 15, 2004, the Company entered into a four-year and seven-month lease for this office space from Gilmore North Market, LLC. The Company's current lease commitment is $1700 per month plus the obligation to pay utilities.


                  CERTAIN RELATIONSHIPSAND RELATED TRANSACTIONS
                  ---------------------------------------------

ADVANCES

     From April 2004 through July 2004, the Company advanced to Frank Goldstin, the Company's Chief Executive Officer, $ , which amount Mr. Goldstin has agreed to repay by the end of August 2004. The advances were unsecured, and bore no interest.

     On March 11, 2004, the Company's Board of Directors approved a resolution to cancel 459,375 shares of the Company's common stock held by Frank Goldstin in consideration for the repayment of advances by the Company in the amount of $367,500 based on a conversion of $0.80 per share. The Company cancelled the shares with its transfer agent in May, 2004. The Company has not yet cancelled the shares on its financial books and records.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Effective August 1, 2004, the Company entered into an employment agreement with Frank Goldstin, a consulting agreement with Joseph Wagner and an employment agreement with Jean Wilson, as set forth in more detail under the section entitled "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSON", above. Mr. Goldstin will receive $360,000 per year as compensation for his services as the Company's Chief Executive Officer and as a director of the Company. Mr. Wagner will receive $200,000 per year as compensation for his services as the Company's Chief Operating Officer, President and Secretary. In August 2004, Mr. Wagner received as additional compensation 4,500,000 restricted shares of the Company's Common Stock subject to a risk of forfeiture that will cease to exist with respect to certain amounts of the restricted shares over a three-year period. Mr. Wagner is also a director of the Company. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Beginning August 1, 2004, Ms. Wilson will receive compensation at a rate of $105,000 per year for her services as the Company's Vice President of Operations and Treasurer and as a director of the Company. Ms. Wilson will receive compensation of $125,000 per year beginning on January 1, 2005. In August 2004, Ms. Wilson received as additional consideration 1,400,000 restricted shares of the Company's Common Stock subject to a risk of forfeiture that will cease to exist with respect to certain amounts of the restricted shares over a three-year period.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

     "Bid" and "asked" offers for the common stock are listed on the NASDAQ OTC-Bulletin Board published by the National Quotation Bureau, Inc. The Company's common stock began regular trading during the third quarter of the fiscal year ended December 31, 2003. The trading symbol for the common stock was "SYSC" and was changed to "EXAG" in connection with the Company's name change on December 11, 2003.

     The following table sets forth the high and low bid prices for the Company's common stock for the periods indicated as reported by the NASDAQ OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                             BID PRICES
QUARTER ENDED          HIGH             LOW
-------------          ----             ---

June 30, 2004           $0.43            $.040
March 31, 2004          $1.38            $1.25
December 31, 2003       $0.05            $0.05
September 30, 2003      $0.05            $0.05

     There were 41 holders of record of the common stock as of August 12, 2004. The Company has never paid a cash dividend on its common stock and does not anticipate the payment of a cash dividend in the foreseeable future. The Company intends to reinvest in its business operations any funds that could be used to pay a cash dividend. The Company's common stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act. In general, a security which is not quoted on NASDAQ or has a market price of less than $5.00 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny
Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.


EXECUTIVE COMPENSATION
----------------------

                                            SUMMARY COMPENSATION TABLE
                                               ANNUAL COMPENSATION

Name & Principal         Year      Salary ($)       Bonus      Other Annual  Restricted  Options  LTIP     All Other
Position                                             ($)       Compensation     Stock      SARs  Payouts    Compen-
                                                                               Awards              ($)      sation
Frank Goldstin (1),        2004  $      360,000
CEO and Director           2003  $      200,000
                           2002  $       40,000

Joseph Wagner,             2004  $      200,000                 $90,000  (2)
COO, President,
Secretary and Director

Jean Wilson                2004  $      105,000                 $28,000  (3)
VP Operations,
Treasurer and Director


*     Does  not  include  perquisites  and  other  personal benefits in amounts less than 10% of the total annual salary  and  other  compensation.

(1)     Frank  Goldstin  entered  into  a  thirty-six  (36) month employment agreement with the Company effective
August  1,  2004,  pursuant  to  which  Mr.  Goldstin  will  receive  compensation  of  $360,000  per  year.

(2)     Joseph Wagner entered into a thirty-six (36) month consulting agreement with the Company effective August
1, 2004, pursuant to which Mr. Wagner will receive compensation of $200,000 per year.  In August 2004, Mr. Wagner also  received as additional consideration 4,500,000 restricted shares of the Company's Common Stock subject to a risk  of  forfeiture  that  will  cease  to exist with respect to certain amounts of the restricted shares over a three-year  period.  Mr.  Wagner  may engage in business activities or interests outside of the Company which are not  adverse  or  competitive  to  the  Company.

(3)     Jean  Wilson  entered into a thirty-six (36) month employment agreement with the Company effective August
1, 2004, pursuant to which Ms. Wilson will receive compensation of $105,000 per year beginning on August 1, 2004, and  $125,000  per  year  beginning  January  1,  2005.  In  August  2004, Ms. Wilson also received as additional consideration 1,400,000 restricted shares of the Company's Common Stock subject to a risk of forfeiture that will cease  to  exist  with  respect  to  certain  amounts  of  the  restricted  shares  over  a  three-year  period.

                              FINANCIAL STATEMENTS
                              --------------------


Pollard-Kelley Auditing Services, Inc.
Auditing Services
3250 West Market St, Suite 307, Fairlawn, OH 44333 330-864-2265



               Report of Independent Certified Public Accountants



Board  of  Directors
The  Experiential  Agency,  Inc.
and  Subsidiary

We have reviewed the accompanying consolidated balance sheets of The Experiential Agency, Inc. and Subsidiary as of June 30, 2004 and 2003 and the related consolidated statements of income, stockholders' equity, and cash flows for the three-month and six-month periods then ended. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board. A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with the standards of the Public Company Accounting Oversight Board, the object of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles accepted in the United States of America.

Pollard-Kelley  Auditing  Services,  Inc.



Terance  L  Kelley
Certified  Public  Accountant
August  12,  2004
Fairlawn,  Ohio


THE EXPERIENTIAL AGENCY
CONSOLIDATED BALANCE SHEETS
June 30, 2004 and 2003

                                            2004         2003
                                         -----------  ----------
  ASSETS
Current Assets
  Cash                                   $1,560,735   $ 221,716
  Accounts receivable                     1,271,519     242,817
  Officer's loans receivable                 30,740     390,143
                                         -----------  ----------
       Total Current Assets               2,862,994     854,676
Fixed Assets
  Equipment                                  98,625      74,936
  Furniture and fixtures                     42,175      48,978
                                         -----------  ----------
                                            140,800     123,914
  Less accumulated depreciation            (120,797)   (116,850)
                                         -----------  ----------
                                             20,003       7,064
Other Assets
  Discount on Convertible Notes Payable     266,013           -
  Deposits                                   38,965       6,053
                                         -----------  ----------
                                            304,978       6,053
                                         -----------  ----------

                                         $3,187,975   $ 867,793
                                         ===========  ==========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                       $  286,570   $ 132,633
  Accrued payroll                            67,512      29,541
  Withheld and accrued taxes                293,344     155,319
  Line of credit                            200,000     150,000
  Current portion of long term debt          83,652      83,652
                                         -----------  ----------
       Total Current Liabilities            931,078     551,145
Long-term Debt
  Note payable                            1,417,625     260,667
Stockholders' Equity
  Common stock                               58,609       1,000
  Additional paid in capital                934,331           -
  Retained income                           218,832      54,981
  Treasury stock                           (372,500)          -
                                         -----------  ----------
                                            839,272      55,981
                                         -----------  ----------
                                         $3,187,975   $ 867,793
                                         ===========  ==========


                See accompanying notes to financial statements.


THE EXPERIENTIAL AGENCY
CONSOLIDATED INCOME STATEMENT
For the Quarters and Year to Date Ending June 30, 2004 and 2003

                           Quarter Ended   Year to  Quarter Ended  Year to
                              June 30,      Date       June 30,      Date
                               2004         2004         2003        2003
                            -----------  -----------  ----------  -----------
Revenues
  Sales                     $2,886,432   $5,460,667   $1,376,886  $2,373,303

Cost of goods sold
  Direct production costs    2,016,398    3,258,048      730,643   1,386,578
                            -----------  -----------  ----------  -----------

Gross profit                   870,034    2,202,619      646,243     986,725

Administrative expense
  Administrative               867,472    1,726,912      489,862     822,391
                            -----------  -----------  ----------  -----------

Income from operations           2,562      475,707      156,381     164,334

Other income and expenses
  Other income                   4,543       61,967            3         294
  Other expenses                (3,362)      (9,468)           -      (5,045)
                            -----------  -----------  ----------  -----------
                                 1,181       52,499            3      (4,751)
                            -----------  -----------  ----------  -----------
Income before taxes              3,743      528,206      156,384     159,583
                            -----------  -----------  ----------  -----------

Tax provisions
  Tax provisions                     -      219,056            -           -
                            -----------  -----------  ----------  -----------

Net Income (Loss)           $    3,743   $  309,150   $  156,384  $  159,583
                            ===========  ===========  ==========  ===========

Earnings per Share
  - Basic and Diluted       $        -   $     0.01


                See accompanying notes to financial statements.


THE EXPERIENTIAL AGENCY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Period Ended June 30, 2004

                                                              Additional                            Stock
                                     Common Stock              Paid-in    Retained    Treasury   Subscription
                                        Shares      Amount     Capital     Deficit      Stock      Receivable     Total
                                      -----------  ---------  ----------  ----------  ----------  ------------  ----------
Balance January 1, 2002                    1,000   $  1,000   $       -   $ (29,464)  $       -   $         -   $ (28,464)

  Net loss                                     -          -           -     (75,138)          -             -     (75,138)
                                      -----------  ---------  ----------  ----------  ----------  ------------  ----------
Balance December 31, 2002                  1,000      1,000           -    (104,602)          -             -    (103,602)
  Merger with Synreal Services         2,200,000      2,200      62,800     (65,000)          -             -           -
     Exchange of private Company's
       stock -net                      1,768,231        769        (769)          -           -             -           -
     Recapitalization                          -    (65,000)     65,000           -           -             -

  13:1 forward stock split            47,630,772     47,631     (47,631)          -           -             -           -
  Sale of stock                        1,000,000      1,000     499,000           -           -      (250,000)    250,000
  Net income                                   -          -           -      14,284           -             -      14,284
                                      -----------  ---------  ----------  ----------  ----------  ------------  ----------
Balance December 31, 2003             52,600,003     52,600     448,400     (90,318)          -      (250,000)    160,682
  Correction of shares outstanding            13          -           -           -           -             -           -
  Cancellation of Stock Subscription
    agreement                         (1,000,000)    (1,000)   (499,000)          -           -       250,000    (250,000)
  Renegotiated Subscription
    agreement                            643,750        644     514,356           -           -             -     515,000
  Shares issue for services            5,940,000      5,940           -           -           -             -       5,940
  Sale of stock                          425,000        425     349,575           -           -             -     350,000
  Additional paid in capital
     from Warrant sales                        -          -     121,000           -           -             -     121,000
  Treasury stock acquired                      -          -           -           -    (372,500)            -    (372,500)
  Net income                                   -          -           -     309,150           -             -     309,150
                                      -----------  ---------  ----------  ----------  ----------  ------------  ----------
Balance June 30, 2004                 58,608,766   $ 58,609   $ 934,331   $ 218,832   $(372,500)  $         -   $ 839,272
                                      ===========  =========  ==========  ==========  ==========  ============  ==========


                See accompanying notes to financial statements.


THE EXPERIENTIAL AGENCY
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Quarters and Year to Date Ended June 30, 2004 and 2003

                                                  Quarter Ended    Year to  Quarter Ended   Year to
                                                     June 30,       Date       June 03,      Date
                                                      2004          2004         2003        2003
                                                   -----------  ------------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income for the quarter                       $    3,743   $   309,150   $ 156,384   $ 159,583
  Adjustments to reconcile net earnings to net
    cash provided (used) by operating activities:
      Depreciation                                      1,223         2,267         840       1,680
      Stock for services                                    -         5,940           -           -
    Changes in Current assets and liabilities:
      (Increase) Decrease in Accounts receivable     (263,209)   (1,089,900)   (110,817)    (47,834)
      (Increase) Decrease in Officers loans           (29,331)      (84,111)    (67,615)    (97,415)
      Increase (decrease) in Accounts payable          82,360       252,324      72,103     110,133
      Increase in Accrued payroll                       9,554        10,471       3,874       3,874
      Increase in Withheld and accrued taxes            6,965       227,217       7,449      61,807
      (Decrease) in Unearned revenue                        -             -           -    (138,000)
                                                   -----------  ------------  ----------  ----------
      NET CASH PROVIDED (USED) BY
            OPERATING ACTIVITIES                     (188,695)     (366,642)     62,218      53,828

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchase of Fixed assets                        (6,804)      (16,886)          -           -
       Increase in Deposits                           (28,768)      (38,965)     (6,053)     (6,053)
                                                   -----------  ------------  ----------  ----------
       NET CASH (USED) BY INVESTING
            ACTIVITIES                                (35,572)      (55,851)     (6,053)     (6,053)

CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of common stock                                500,000       615,000           -           -
  Increase in Discounts on Convertible Notes         (145,013)     (145,013)          -           -
  Increase in Line of credit                                -             -      50,000     100,000
  Payments on Line of credit                                -             -           -           -
  Increase in Long - term debt                      1,250,000     1,250,000           -           -
  Payments on Long - term debt                        (22,737)      (43,259)     (9,199)    (29,198)
                                                   -----------  ------------  ----------  ----------
      NET CASH USED BY
            FINANCING ACTIVITIES                    1,582,250     1,676,728      40,801      70,802
                                                   -----------  ------------  ----------  ----------

NET INCREASE (DECREASE) IN CASH                     1,357,983     1,254,235      96,966     118,577
CASH AT BEGINNING OF PERIOD                           452,752       306,500     124,750     103,139
                                                   -----------  ------------  ----------  ----------
CASH AT END OF PERIOD                              $1,810,735   $ 1,560,735   $ 221,716   $ 221,716
                                                   ===========  ============  ==========  ==========


                See accompanying notes to financial statements.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
----------------------------------------------------------

HISTORY
-------

The Company was incorporated on August 29, 1991 as Goldstin/Mercola Productions, Inc. in Illinois. On January 4, 1993 the name was changed to G/M Productions,
Inc. On December 4, 2003 the Company entered into an exchange agreement with Synreal Services Corp a publicly traded Nevada corporation. The exchange agreement resulted in the exchange of 1,769,231 newly issued shares of Synreal common stock for all the outstanding shares of G/M Productions, Inc. In addition the shareholder of G/M Productions entered into a stock purchase agreement with the former officers and directors of Synreal whereby the shareholder acquired 1,000,000 shares of Synreal common stock. Synreal was a shell at the time of the acquisition and therefore the acquisition was treated as a reverse merger whereby the acquired company is treated as the acquiring company for accounting purposes. On December 9, 2003, the stockholders and directors of the Company passed two resolutions changing the Company's name to The Experiential Agency and authorizing a 13:1 forward stock split.

On February 24, 2004 the Director of the Company issued 1,150,000 shares of common stock to two entities as finder's fee in consideration for services provided to the Company in connection with the reverse merger. Also on that date the Director issued 4,790,000 shares to employees in consideration for services they have provided to the Company.

On March 11, 2004 the Company entered into a stock subscription agreement for the sale of 125,000 shares for $100,000.

On April 19, 2004 the Company entered into a stock subscription agreement for the sale of 50,000 shares for $50,000.

On June 29, 2004, the Company secured a $2,500,000 financing commitment from five unrelated entities for the purchase of convertible promissory notes, and the issuance of Class A Warrants and Class B Warrants to purchase shares of the Company's common stock. The Company received $1,250,000 for the purchase of convertible promissory notes. The notes will convert into 10,000,000 shares of common stock, at the rate of $0.25 per share. The Class A Warrants are for 5,000,000 shares of common stock at $0.48 per share. The Warrants must be exercised within 4 years. The Class B Warrants are for 10,000,000 shares of common stock, at the rate of $0.25 per share. The Warrants must be exercised by no later than 180 days after the effective date of a registration statement covering the shares to be issued to the convertible promissory note holders.
The  Warrants  issued  were  valued  at  $121,000.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED
------------------------------------------------------------------------

The consolidated financial statements include the accounts of The Experiential Agency, Nevada and G/M Productions, Inc., Illinois. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company is a comprehensive event marketing, design and production firm with full service offices in Chicago, New York and Los Angles.

CASH  AND  CASH  EQUIVALENTS
----------------------------
For purposes of the statement of cash flows, the Company considers all short-term debt securities to be cash equivalents.

Cash  paid  during  the  years  for:

                     2004                      2003
                               Year                      Year
              Quarter        to  Date      Quarter     to  Date
Interest      $148,375       $154,481      $     53    $6,001
Income taxes  $  -0-         $  -0-        $  -0-      $  -0-

PROPERTY  AND  EQUIPMENT
------------------------

Property and equipment are carried at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation of property and equipment is provided for on 200% declining balance basis over their estimated useful lives as follows:

     Equipment                         5  years
     Furniture  and  fixtures          5  years

INCOME  TAXES
-------------

Before December 4, 2003 the date of the share exchange with Synreal, the Company had elected to be taxed under the provisions of Sub-chapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal or state corporation taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on the Company's taxable income. There are no differences in accounting for tax and book. After December 4, 2003 the Company is taxed as a Sub-chapter C corporation under the Internal Revenue Code.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED
------------------------------------------------------------------------

The  estimated  tax  provision  at  June  30,  2004  consists  of the following:

               Federal                    $180,337
               State                        38,719
                                            ------
                    Total                 $219,056

USE  OF  ESTIMATES
------------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE  2  -  DISCOUNT  ON  CONVERTIBLE  NOTES  PAYABLE
-----------------------------------------------------

Discount on Convertible Notes Payable represents costs the Company incurred in connection with the convertible promissory notes. These costs will be amortized over the life of the notes (24 months) on a straight-line basis.

NOTE  3  -  NOTES  PAYABLE
--------------------------

On December 1, 2003 the Company renewed its Line of Credit agreement with a bank. The note for $200,000, is due on demand, and if no demand is made, the outstanding balance is due April 4, 2004. Interest varies at 0.5% over the Prime Rate as published in the Wall Street Journal. The rate at December 31, 2003 was 4.5%. The balance outstanding at June 30, 2004 was $200,000. The loan is unsecured. The note was paid in full on August 5, 2004.

On May 1, 2002, the Company entered into a loan agreement with a local bank for $417,000. The initial interest rate on the loan was 5.25% that varies at 0.5% over the Wall Street Journal Prime Rate. The rate at December 31, 2003 was 4.5%. The loan calls for 60 monthly payments of $7,933 including interest. The loan is unsecured, however the bank has the right of offset in all the Company's accounts with the lender. The balance due at June 30, 2004 was $251,277. The note was paid in full on August 5, 2004.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE 3 - NOTES PAYABLE - CONTINUED
----------------------------------

On June 29, 2004, the Company entered into a Convertible Promissory Note agreement with 5 unrelated entities. The terms of the 5 notes are identical. The interest rate is 6%. The notes are convertible into the Company's common stock at a conversion rate of $0.25 per share. Conversion is at either the holder or Company's option. However, if the Company requests conversion it must convert with registered stock. The holder also received Class A and Class B Warrants (Note 4) and have agreed to purchase an additional $1,250,000 of convertible promissory notes within 5 days of the registration of the shares convertible under this agreement. The balance due at June 30, 2004 was $1,250,000.

Total  Long-Term  debt  at  March  31  is  as  follows:

                                      2004                          2003
     Long-term  debt               $1,501,277                    $344,319
     Less Current portion             (83,652)                    (83,652)
                                     --------                    --------
     Long-term  debt               $1,417,625                    $260,667

Maturities  on  long-term  debt  at  December  31,  2003  are  as  follows:

          Year  ending  December  31,
                     2004               $   83,652
                     2005                   87,495
                     2006                1,341,514
                     2007                   31,875
                     2008                      -0-

NOTE  4  -  EQUITY
------------------

COMMON  STOCK
-------------

The Company had 100,000,000 and 1,000 common shares authorized and 58,608,766 and 1,000 shares issued and outstanding at June 30, 2004 and 2003 respectively. Par value per share was $.001 per share at June 30, 2004. The shares outstanding at June 30, 2003 were no par value. At June 30, 2004 there were 250,000 shares of common stock that had been paid for but not issued through the transfer agent.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE  4  -  EQUITY-  CONTINUED
------------------------------

STOCK  SUBSCRIPTION  RECEIVABLE
-------------------------------

The exchange agreement with Synreal called for two subscription agreements to be executed by two entities for the purchase of 1,000,000 shares of the Company's common stock for $500,000. This agreement was cancelled in February 2004 and renegotiated. The new agreement was for 643,750 shares at $515,000. All amounts due under the agreement have been received.

STOCK  WARRANTS
---------------

On June 29, 2004, the holders of the Convertible Promissory Notes received Class A Warrants and Class B Warrants.

Class A Warrants are to purchase 5,000,000 shares of the Company's common stock at an exercise price of $0.48 per share. The warrants may be exercised at any time before June 29, 2008.

Class B Warrants are to purchase 10,000,000 shares of the Company's common stock at an exercise price of $0.25 per share. They can be exercised up until 180 days after the effective date of a registration statement covering the shares of the Company's common stock convertible under the Convertible Promissory Note agreements.

TREASURY  STOCK
---------------

On March 11, 2004 the majority shareholder of the Company surrendered 459,375 shares of common stock in satisfaction of $372,500 of the officer's receivable. The Company has cancelled these shares with the transfer agent, but has not treated the shares as cancelled on its books as of June 30, 2004. Accordingly, the earnings per share has been computed as if these shares were cancelled, while the shareholders' equity still shows the shares outstanding.

NOTE  5  -  RELATED  PARTIES
----------------------------

The Company has from time to time made advances to its principal stockholder and Chief Executive Officer. The advances are unsecured, and bear no interest. The total outstanding under this informal arrangement was $30,740 and $390,143 at June 30, 2004 and 2003 respectively.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE  6  -  COMMITMENTS
-----------------------

On February 1, 2001 the Company entered into a seven-year lease agreement for office space in Chicago. The lease terminates March 31, 2008. Lease payments are on a sliding scale as follows:

          Period                   Monthly  Rent
          Year  1                    $11,032
          Year  2                    $11,319
          Year  3                    $11,614
          Year  4                    $11,918
          Years 5 & 6                $12,231
          Year  7                    $12,886

The lease is secured by an irrevocable line of credit for $64,381, which expires March 31, 2004. The lease was terminated by the Company in July of 2004.

On August 20, 2003 the Company entered into a five-year lease agreement for shared office space in New York. The lease terminates August 1, 2008. The lease calls for monthly payments of $1,250 per month.

On March 31, 2003 the Company entered into an equipment lease with a finance company. The lease is for 36 months with monthly payments of $145.

On April 1, 2003 the Company entered into an equipment lease with a finance company. The lease is for 60 months with monthly payments of $1,383.

On September 18, 2003 the Company entered into an equipment lease with a finance company. The lease is for 36 months with monthly payments of $117.

On October 1, 2003 the Company entered into an equipment lease with a finance company. The lease is for 36 months with monthly payments of $83.

On November 20, 2001 the Company entered into a vehicle lease with a finance company. The lease is for 39 months with monthly payments of $1,099.

On May 30, 2002 the Company entered into a vehicle lease with a finance company. The lease is for 36 months with monthly payments of $2,483.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE  5  -  COMMITMENTS  -  CONTINUED
-------------------------------------

On January 1, 2004 the Company entered into a sublease agreement for a portion of its space in Chicago. The sublease lasts for one year with month income of $1,250 a month.

On January 14, 2004 the Company entered into a vehicle lease with a finance company. The lease is for 24 months with monthly payment of $1,965.

On January 15, 2004 the Company entered into a four year and seven month shared office space agreement in Los Angles. The lease begins May 1, 2004 and has an option for one 60-month extension. The Company's portion of the monthly rent is $1,700 per month.

On February 10, 2004 the Company entered into a vehicle lease with a finance company. The lease is for 36 months with a monthly payment of $1,956.

On June 30, 2004 the Company entered into an eight-year lease for office space in Chicago. The lease terminates June 30, 2012. Lease payments are on a sliding scale as follows:

          Period                   Monthly  Rent
          Year  1                    $ 9,590
          Year  2                    $10,069
          Year  3                    $10,549
          Year  4                    $11,028
          Year  5                    $11,508
          Year  6                    $11,987
          Year  7                    $12,466
          Year  8                    $12,946

Future  minimum  payments  due  under  these  lease  agreements  are as follows:

          2004                       $325,803
          2005                       $380,334
          2006                       $348,066
          2007                       $335,423
          2008                       $219,906

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

NOTE  6  -  SUBSQUENT  EVENTS
-----------------------------

On August 1, 2004, the Company entered into employment agreements with its Chief Executive Officer, its Chief Operating Officer, President and Secretary, and it Vice President of Operations and Treasurer. The agreements cover a 36-month period, define annual compensation, paid days off, and severance pay. The agreements also require the Company to maintain $1,000,000 of Directors and Officers Liability insurance. In the case of two of the agreements it provides as additional consideration 6,900,000 shares of the Company's common stock. These shares are subject to risk of forfeiture.

On August 2, 2004, the Company entered into an asset purchase agreement with a floral and event d'cor company. The Company will purchase all the assets and assume certain liabilities of the entity for 800,000 shares of the Company's common stock.

On August 5, 2004, the Company paid in full both the Line of Credit and the Term Loan with a bank that were outstanding at June 30, 2004.

Pollard-Kelley Auditing Services, Inc.
Auditing Services
3250 West Market St, Suite 307, Fairlawn, OH 44333 330-864-2265


The  Experiential  Agency,  Inc.
and  Subsidiary

We have audited the Consolidated Balance Sheet of The Experiential Agency, Inc. and subsidiary, as of December 31, 2003 and 2002 the related Consolidated Income Statement, Consolidated Statement of Stockholders' Equity, and Consolidated Statement of Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referenced above present fairly, in all material respects, the financial position of The Experiential Agency, Inc. and subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles accepted in the United States of America.




Terance  L.  Kelley
January  23,  2004
Fairlawn,  Ohio


THE EXPERIENTIAL AGENCY
CONSOLIDATED BALANCE SHEETS
December 31, 2003 and 2002


                                               2003        2002
                                            ----------  ----------
          ASSETS
Current Assets
     Cash                                  $ 306,500   $ 103,139
     Accounts receivable                     181,619     194,983
     Officer's loans receivable              319,129     292,728
                                            ----------  ----------
       Total Current Assets                  807,248     590,850

Fixed Assets
     Equipment                                74,936      74,936
     Furniture and fixtures                   48,978      48,978
                                            ----------  ----------
                                             123,914     123,914
     Less accumulated depreciation          (118,530)   (115,170)
                                            ----------  ----------
                                               5,384       8,744
                                            ----------  ----------

                                           $ 812,632   $ 599,594
                                            ==========  ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable                      $  34,246   $  22,500
     Accrued payroll                          57,041      25,667
     Accrued taxes                            66,127      93,512
     Unearned revenue                              -     138,000
     Line of credit                          200,000      50,000
     Current portion of long term debt        83,652      78,981
                                            ----------  ----------
       Total Current Liabilities             441,066     408,660

Long-term Debt
     Note payable                            210,884     294,536


Stockholders' Equity
     Common stock                             52,600       1,000
     Additional paid in capital              448,400           -
     Retained deficit                        (90,318)   (104,602)
     Stock  subscription receivable         (250,000)          -
                                            ----------  ----------
                                             160,682    (103,602)
                                            ----------  ----------

                                           $ 812,632   $ 599,594
                                            ==========  ==========



                See accompanying notes to financial statements.


THE EXPERIENTIAL AGENCY
CONSOLIDATED INCOME STATEMENT
For the Years Ended December 31, 2003 and 2002



                                                2003          2002
                                            ------------  ------------
Revenues
     Sales                                  $ 5,468,895   $ 3,616,552

Cost of goods sold
     Direst production costs                  3,388,816     2,326,406
                                            ------------  ------------

Gross profit                                  2,080,079     1,290,146

Administrative expense                        2,024,362     1,365,429
                                            ------------  ------------

Income from operations                           55,717       (75,283)

Other income and expenses
    Interest income                                (750)       (1,561)
    Other expenses                               42,183         1,416
                                            ------------  ------------
                                                 41,433          (145)
                                            ------------  ------------

Net Income (Loss)                           $    14,284   $   (75,138)
                                            ============  ============

Earnings (loss) per share                   $         -   $         -

Average shares outstanding                   37,383,336    35,987,003



                See accompanying notes to financial statements.


THE EXPERIENTIAL AGENCY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Years Ended December 31, 2003 and 2002

                                                           Additional                Stock
                                     Common Stock           Paid-in   Retained   Subscription
                                        Shares    Amount    Capital    Deficit     Receivable     Total
                                     ----------  -------  ---------  ----------  ------------  ----------
Balance January 1, 2002                  1,000  $ 1,000  $      -   $ (29,464)  $         -   $ (28,464)

     Net loss                                -        -         -     (75,138)            -     (75,138)
                                     ----------  -------  ---------  ----------  ------------  ----------

Balance December 31, 2002                1,000    1,000         -    (104,602)            -    (103,602)

     Merger with Synreal Services    2,200,000    2,200    62,800     (65,000)            -           -
     Exchange of private Company's
       stock -net                    1,768,231      769      (769)          -             -           -
     Recapitalization                                 -   (65,000)     65,000             -           -

     13:1 forward stock split       47,630,772   47,631   (47,631)          -             -           -
     Subscription of stock           1,000,000    1,000   499,000           -      (250,000)    250,000
     Net income                              -        -         -      14,284             -      14,284
                                     ----------  -------  ---------  ----------  ------------  ----------

Balance December 31, 2003           52,600,003  $52,600  $448,400   $ (90,318)  $  (250,000)  $ 160,682
                                     ==========  =======  =========  ==========  ============  ==========


                See accompanying notes to financial statements.


THE EXPERIENTIAL AGENCY
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2003 and 2002


                                                        2003        2002
                                                     ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss) for the year                 $  14,284   $ (75,138)
     Adjustments to reconcile net earnings to net
      cash provided (used) by operating activities:
       Depreciation                                     3,360       5,355
     Changes in Current assets and liabilities:
       Decrease in Accounts receivable                 13,364     241,244
       (Increase) Decrease in Officers loans          (26,402)    112,787
       Increase (decrease) in Accounts payable         11,746     (39,500)
       Increase in Accrued payroll                     31,375       1,041
       (Decrease) increase in Accrued taxes           (27,385)     70,012
       (Decrease) in Unearned revenue                (138,000)   (254,000)
                                                     ----------  ----------

NET CASH PROVIDED (USED) BY
  OPERATING ACTIVITIES                               (117,658)     61,801

CASH FLOWS FROM INVESTING ACTIVITIES                       -           -

CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of common stock                             250,000           -
     Increase in Line of credit                       250,000     535,000
     Payments on Line of credit                      (100,000)   (825,000)
     Increase in Long - term debt                           -     344,368
     Payments on Long - term debt                     (78,981)   (104,184)
                                                     ----------  ----------

       NET CASH USED BY
          FINANCING ACTIVITIES                        321,019     (49,816)
                                                     ----------  ----------

NET INCREASE (DECREASE) IN CASH                       203,361      11,985
CASH AT BEGINNING OF YEAR                             103,139      91,154
                                                     ----------  ----------
CASH AT END OF YEAR                                 $ 306,500   $ 103,139
                                                     ==========  ==========


                See accompanying notes to financial statements.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
----------------------------------------------------------

HISTORY
-------

The Company was incorporated on August 29, 1991 as Goldstin/Mercola Productions, Inc. in Illinois. On January 4, 1993 the name was changed to G/M Productions,
Inc. On December 4, 2003 the Company entered into an exchange agreement with Synreal Services Corp a publicly traded Nevada corporation. The exchange agreement resulted in the exchange of 1,769,231 newly is issued shares of Synreal common stock for all the outstanding shares of G/M Productions, Inc. In addition the shareholder of G/M Productions entered into a stock purchase agreement with the former officers and directors of Synreal whereby the shareholder acquired 1,000,000 shares of Synreal common stock. Synreal was a shell at the time of the acquisition and therefore the acquisition was treated as a reverse merger whereby the acquired company is treated as the acquiring company for accounting purposes. On December 9, 2003, the stockholders and directors of the Company passed two resolutions changing the Company's name to The Experiential Agency and authorizing a 13:1 forward stock split.

The consolidated financial statements include the accounts of The Experiential Agency, Nevada and G/M Productions, Inc., Illinois. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company is a comprehensive event marketing, design and production firm with full service offices in Chicago, New York and Los Angles.

CASH  AND  CASH  EQUIVALENTS
----------------------------

For purposes of the statement of cash flows, the Company considers all short-term debt securities to be cash equivalents.

Cash  paid  during  the  years  for:
                              2003               2002
     Interest               $41,467            $33,726
     Income  taxes          $   -0-           $    -0-

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED
------------------------------------------------------------------------

PROPERTY  AND  EQUIPMENT
------------------------

Property and equipment are carried at cost. Maintenance, repairs and renewals are expenses as incurred. Depreciation of property and equipment is provided for on 200% declining balance basis over their estimated useful lives as follows:

     Equipment                         5  years
     Furniture  and  fixtures          5  years

INCOME  TAXES
-------------

Before December 4, 2003 the date of the share exchange with Synreal the Company had elected to be taxed under the provisions of Sub-chapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal or state corporation taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on the Company's taxable income. There are no differences in accounting for tax and book. After December 4, 2003 the Company is taxed as a Sub-chapter C corporation under the Internal Revenue Code. The stub period from December 4, 2003 through December 31, 2003 posted a small loss and therefore there is no tax provision at December 31, 2003.

USE  OF  ESTIMATES
------------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE  2  -  NOTES  PAYABLE
--------------------------

On December 1, 2003 the Company renewed its Line of Credit agreement with a bank. The note is for $200,000, is due on demand, and if no demand is made the outstanding balance is due April 4, 2004. Interest varies at 0.5% over the Prime Rate as published in the Wall Street Journal. The rate at December 31, 2003 was 4.5% and the balance outstanding was $200,000. The loan is secured by the Company's principal executive as well as the Company's receivables. In addition, the bank has the right of offset in all of the Company's accounts with the lender.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003

NOTE  2  -  NOTES  PAYABLE  -  CONTINUED
----------------------------------------

On May 1, 2002, the Company entered into a loan agreement with a local bank for $417,000. The initial interest rate on the loan was 5.25% that varies at 0.5% over the Wall Street Journal Prime Rate. The rate at December 31, 2003 was 4.5%. The loan calls for 60 monthly payments of $7,933 including interest. The loan is secured by the Company's principal executive as well as the Company's receivables. In addition, the bank has the right of offset in all of the Company's accounts with the lender. The balance due at December 31, 2003 was $294,536.

Total  Long-Term  debt  at  December  31  is  as  follows:

                                  2003               2002
     Long-term  debt            $294,536           $373,517
     Less  Current  portion      (83,652)           (78,981)
                                 -------            -------
     Long-term  debt            $210,884           $294,536
                                 ========           =======

Maturities  on  long-term  debt  at  December  31,  2003  are  as  follows:

          Year  ending  December  31,

                             2004                $83,652
                             2005                 87,495
                             2006                 91,514
                             2007                 31,875
                             2008                    -0-

NOTE  3  -  EQUITY
------------------

COMMON  STOCK
-------------

The Company had 100,000,000 and 1,000 common shares authorized and 52,600,003 and 1,000 shares issued and outstanding at December 31, 2003 and 2002 respectively. The December 31, 2003 shares outstanding reflects a forward stock split of 13:1 authorized by the stockholders and directors in their meeting on December 9, 2003. Par value per share was $.001 per share at December 31, 2003. The shares outstanding at December 31, 2002 were no par value.

The earnings per share computations for both years reflect the 13:1 forward stock split.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003

NOTE  3  -  EQUITY  -  CONTINUED
--------------------------------

STOCK  SUBSCRIPTION  RECEIVABLE
-------------------------------

The exchange agreement with Synreal called for two subscription agreements to be executed by two entities for the purchase of 1,000,000 shares of the Company's common stock for $500,000. $250,000 was paid with the subscription agreements and the balance due in 35 days. The shares subscribed to are to be post-forward split shares. At December 31, 2003 $250,000 was outstanding under this subscription agreement.

NOTE  4  -  RELATED  PARTIES
----------------------------

The Company has from time to time made advances to its principal stockholder and Chief Executive Officer. The advances are unsecured, and bear no interest. The total outstanding under this informal arrangement was $319,129 and 292,728 at December 31, 2003 and 2002 respectively.

NOTE  5  -  COMMITMENTS
-----------------------

On February 1, 2001 the Company entered into a seven-year lease agreement for office space in Chicago. The lease terminates March 31, 2008. Lease payments are on a sliding scale as follows:

          Period                  Monthly  Rent
          Year  1                    $11,032
          Year  2                    $11,319
          Year  3                    $11,614
          Year  4                    $11,918
          Years  5  &  6             $12,231
          Year  7                    $12,886

The lease is secured by an irrevocable line of credit for $64,381, which expires March 31, 2004.

On August 20, 2003 the Company entered into a five-year lease agreement for shared office space in New York. The lease terminates August 1, 2008. The lease calls for monthly payments of $1,250 per month.

                     THE EXPERIENTIAL AGENCY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003

NOTE  5  -  COMMITMENTS  -  CONTINUED
-------------------------------------

On March 31, 2003 the Company entered into an equipment lease with a finance company. The lease is for 36 months with monthly payments of $145.

On April 1, 2003 the Company entered into an equipment lease with a finance company. The lease is for 60 months with monthly payments of $1,383.

On September 18, 2003 the Company entered into an equipment lease with a finance company. The lease is for 36 months with monthly payments of $117.

On October 1, 2003 the Company entered into an equipment lease with a finance company. The lease is for 36 months with monthly payments of $83.

On November 20, 2001 the Company entered into a vehicle lease with a finance company. The lease is for 39 months with monthly payments of $1,099.

On March 2, 2002 the Company entered into a vehicle lease with a finance company. The lease is for 24 months with monthly payments of $1,994.

On May 30, 2002 the Company entered into a vehicle lease with a finance company. The lease is for 36 months with monthly payments of $2,483.

Future  minimum  payments  due  under  these  lease  agreements  are as follows:

                          2004                 $224,520
                          2005                 $195,881
                          2006                 $180,489
                          2007                 $183,608
                          2008                 $ 65,993

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
     -------------------------------------------------------------------------
                                   DISCLOSURE
                                   ----------

     Effective December 15, 2003, the client-auditor relationship between the Company and Clyde Bailey, P.C. an independent chartered accountant ("Bailey") ceased as the former accountant was dismissed. On that date, the Company engaged Pollard-Kelley Auditing Services, Inc., ("Kelley") as its principal independent public accountant. Bailey had served as the Company's auditor since inception on August 28, 2000.

     Kelley succeeded Bailey. Bailey audited the balance sheet of the Company as of December 31, 2001 and December 31, 2002 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from August 28, 2000 (Inception) to December 31, 2002 and for the years ended December 31, 2001 and December 31, 2002. Bailey's report on the financial statements of the Company for the fiscal years ended December 31, 2001 and December 31, 2002 and any later interim period up to and including the date the relationship with Bailey ceased did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audit of the Company's two most recent fiscal years ending December 31, 2002 and any later interim period, including the interim period up to and including the date the relationship with Bailey ceased, there had been no disagreements with Bailey on any matters of accounting principles or practices, financial statement disclosure of auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Bailey would have caused Bailey to make reference to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements. Since the Company's incorporation on August 28, 2000, there have been no disagreements or other events as described in Item 304(a)(1)(iv) of Regulation S-B.

     The Company authorized Bailey to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company requested that Bailey review the disclosure and Bailey was given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it did not agree with the statements made by the Company in the report on Form 8-K filed on December 15, 2003. Such letter was filed as an exhibit to such Form 8-K.

     The Company had not previously consulted with Kelley regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject matter of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-B) between the Company and Bailey, the Company's previous independent accountant, as there were no such disagreements or an other event (as described in Item 304(a)(1)(iv) of Regulation S-B) from the Company's incorporation on August 28, 2000 through December 31, 2002 and any later interim period, including the interim period up to and including the date the relationship with Bailey ceased. Neither had the Company received any written or oral advice concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue. Kelley reviewed the disclosure required by Item 304(a) before it was filed with the Commission and was provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it did not agree with the statements made by the Company in response to Item 304(a). Kelley did not furnish a letter to the Commission.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation, as amended, generally limit our officers' and directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he or she is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


SEC Registration Fee               $  1,716
Printing and Engraving Expenses           *
Legal Fees and Expenses              35,000
Accounting Fees and Expenses              *
Miscellaneous                             *
                                     ------

     TOTAL                             $.*
                                     ======

*     To be provided by amendment.

RECENT SALES OF UNREGISTERED SECURITIES

     On December 4, 2003, the Company issued an aggregate of 23,000,000 shares of Common Stock (after taking into account the Forward Split), that were not registered under the Securities Act, pursuant to an Exchange Agreement whereby XA became a wholly-owned subsidiary of the Company. The Company claims the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In February 2004, the Company issued 575,000 shares and 575,000 shares of Common Stock that were not registered under the Securities Act to two (2) entities as payment for a finder's fee in consideration for services that they provided to the Company regarding the Acquisition. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

     Also in February 2004, the Company issued an aggregate of 4,790,000 shares of Common Stock that were not registered under the Securities Act to its employees for services that they provided to the Company. The Company claims the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In March 2004, the Company issued an aggregate of 643,750 shares out of 768,750 shares of Common Stock that were not registered under the Securities Act to two unaffiliated entities in exchange for $615,000. The Company issued the remaining 125,000 shares in June 2004. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

     In April 2004, the Company issued 50,000 shares of Common Stock that were not registered under the Securities Act to an individual not affiliated with the Company in exchange for $50,000. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

     In April 2004, the Company received $200,000 in consideration for the issuance of 250,000 shares of our Common Stock by an entity. The Common Stock has not been issued as of the date of this Prospectus. The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, will take the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

     On June 30, 2004, we entered into a Subscription Agreement with Alpha Capital, Stonestreet, Whalehaven, Greenwich, and Genesis in June 2004, for the sale of (i) an aggregate of $2,500,000 Convertible Notes that may be converted into 10,000,000 shares of Common Stock at $0.25 per share; (ii) Class A Warrants to purchase 5,000,000 shares of Common Stock at $0.48 per share; and (iii) Class B warrants to purchase 10,000,000 shares of Common Stock at $0.25 per share. We have received $1,250,000 and will receive an additional $1,250,000 upon the effectiveness of the registration statement to which this Prospectus is a part. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

     On June 30, 2004, the Company agreed to issue an aggregate of 195,000 shares of Common Stock that were not registered under the Securities Act consisting of 62,500 shares and 62,500 shares of Common Stock to an individual and an entity, respectively, as consideration for the introduction of a financing source, and 70,000 shares of Common Stock to an entity as consideration for investor relations services. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

     In July 2004, the Company issued 100,000 shares of Common Stock that were not registered under the Securities Act to Loev Corporate Filings, Inc. in exchange for one year's worth of Edgar filing services. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

     In August 2004, the Company issued 400,000 shares and 400,000 shares of Common Stock that were not registered under the Securities Act to Estelle Pizzo and Darren Andereck, respectively, to acquire Fiori, Inc. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

     In August 2004, the Company issued 4,500,000 shares and 1,400,000 shares of Common Stock, respectively to two officers/directors that were not registered under the Securities Act. These shares are subject to cancellation in the event that the officers are no longer involved as employee or consultant. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

EXHIBITS

                                INDEX TO EXHIBITS
                                -----------------

EXHIBIT NO.          IDENTIFICATION OF EXHIBIT

3.1 Articles of Incorporation, as amended, (incorporated by reference to Exhibit 3(i) to our Form 10-SB12G filed on June 15, 2001)

3.2 Articles of Amendment to Articles of Incorporation, as amended, (incorporated by reference to Exhibit 3.1 to our Form 8-K filed on February 2, 2004)

3.3 Bylaws (incorporated by reference to Exhibit 3(ii) to our Form 10-SB12G filed on June 15, 2001)

5.1(1) Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

10.1(1)           Subscription Agreement dated June 30, 2004

10.2(1)           Convertible Note

10.3(1)           Common Stock Purchase Warrant A

10.4(1)           Common Stock Purchase Warrant B

10.5(1)           Employment Agreement with Frank Goldstin

10.6(1)           Consulting Agreement with Joseph Wagner

10.7(1)           Employment Agreement with Jean Wilson

10.8 Voting Agreement between Joseph Wagner and Frank Goldstin (incorporated by reference to Exhibit 10.1 to our Form 8-K filed on August 6, 2004)

10.9 Voting Agreement between Jean Wilson and Frank Goldstin (incorporated by reference to Exhibit 10.2 to our Form 8-K filed on August 6, 2004)

23.1(1)           Consent of Pollard-Kelley Auditing Services, Inc.

23.2(2)           Consent of David M. Loev, Attorney at Law (included in
                  Exhibit 5.1)

(1)     Filed herewith.
(2)     Contained in Exhibit 5.1.

UNDERTAKINGS

(a)  The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          iii. Include any additional or changed material on the plan of distribution.

     (2) For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with Requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois on August 17, 2004.

                                       THE EXPERIENTIAL AGENCY, INC.


                                       By: /s/ Frank Goldstin
                                          --------------------------------------
                                          Frank Goldstin
                                          Chief Executive Officer




     This registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                         Title                         Date
---------                         -----                         ----

/s/ Frank Goldstin
----------------------------    Chief Executive Officer, and     August 17, 2004
Frank Goldstin                  Director


/s/ Jean Wilson
----------------------------   Principal Financial Officer,     August 17, 2004
Jean Wilson                    Principal Accounting Officer,
                               Treasurer, and Director

EXHIBIT 5.1

                                  DAVID M. LOEV
                                Attorney at Law
                               2777 Allen Parkway
                                   Suite 1000
                              Houston, Texas 77019
                             (713) 524-4110 - phone
                              (713) 524-4122 - fax
                                dloev@loevlaw.com


August  17,  2004

THE  EXPERIENTIAL  AGENCY,  INC.
875  NORTH  MICHIGAN  AVE.,  SUITE  2626
CHICAGO,  ILL  60611

Re:  Form  SB-2  Registration  Statement

Gentlemen:

You have requested that I furnish you my legal opinion with respect to the legality of the following described securities of The Experiential Agency, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.     100,000  shares  of  common  stock,  $.001  par  value;
2.     Up  to  15,000,000  shares  of common stock underlying convertible notes;
3.     Up  to  5,000,000 shares of common stock underlying class A warrants; and
4.     Up  to  10,000,000  shares  of  common stock underlying class B warrants.

The shares of common stock, shares of common stock underlying convertible notes, shares of common stock underlying class A warrants, and shares of common stock underlying class B warrants shall be referred to collectively as the "Shares."

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Amended Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of Nevada General Corporation Law and reported judicial decisions interpreting those laws.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of its name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                   Sincerely,

                                   /s/  David  M.  Loev,  Attorney  at  Law

EXHIBIT 10.1

                             SUBSCRIPTION AGREEMENT
                             ----------------------
     THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of June ___, 2004, by and among The Experiential Agency, Inc., a Nevada corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

     WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $2,500,000 (the "Purchase Price") of principal amount of 6% promissory notes of the Company ("Note" or "Notes") convertible into shares of the Company's common stock, $.001 par value (the "Common Stock") at a per share conversion price of $0.25 ("Conversion Price"); and share purchase warrants (the "Warrants"), in the forms attached hereto as EXHIBIT A AND EXHIBIT B, to purchase shares of Common Stock (the "Warrant Shares"). One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) of the Purchase Price shall be payable on the Initial Closing Date as defined in Section 1 hereof ("Initial Closing Purchase Price"). Up to One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) of the Purchase Price will be payable within five (5) business days after the actual effectiveness ("Actual Effective Date") of the Registration Statement as defined in Section 11.1(iv) of this Agreement ("Second Closing Purchase Price"). The Notes, shares of Common Stock issuable upon conversion of the Notes (the "Shares"), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

     WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as EXHIBIT C (the "Escrow Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

     1.     Initial  Closing.   Subject  to  the  satisfaction  or waiver of the
            ----------------
terms and conditions of this Agreement, on the INITIAL CLOSING DATE, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto ("Initial Closing Notes"). The aggregate amount of the Notes to be purchased by the Subscribers on the Initial Closing Date shall, in the aggregate, be equal to the Initial Closing Purchase Price. The Initial Closing Date shall be the date that subscriber funds representing the net amount due the Company from the Initial Closing Purchase Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company.

     2.     Second  Closing.
                     -------
     (a)     Second  Closing.   The  closing  date  in  relation  to  the Second
             ---------------
Closing Purchase Price shall be the fifth (5th) business day after the Actual Effective Date (the "Second Closing Date"). Subject to the satisfaction or waiver of the terms and conditions of this Agreement on the Second Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a
Note in the principal amount designated on the signature page hereto ("Second Closing Notes"). The aggregate Purchase Price of the Second Closing Notes for all Subscribers shall be equal to the Second Closing Purchase Price. The Second Closing Note shall be identical to the Note issuable on the Initial Closing Date except that the maturity date of such Notes shall be three (3) years after the Second Closing Date. The Maximum Base Price (defined in Section 2.1 (6) of the
Note) shall be equitably adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders after the Initial Closing Date.

               (b)     Conditions  to  Second  Closing.   The  occurrence of the
                       -------------------------------
Second Closing is expressly contingent on (i) the truth and accuracy, on the Effective Date, Actual Effective Date and the Second Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement, (ii) continued compliance with the covenants of the Company set forth in this Agreement, (iii) the non-occurrence of any Event of Default (as defined in the Note) or other default by the Company of its obligations and undertakings contained in this Agreement, (iv) the delivery on the Second Closing Date of Second Closing Notes for which the Company Shares issuable upon conversion have been included in the Registration Statement, which must be effective as of the Second Closing Date, and (v) the delivery of the Second Closing Warrants for which the Warrant Shares issuable upon exercise have been included in the Registration Statement which must be effective as of the Second Closing Date. The exercise prices of the Warrants issuable on the Second Closing Date shall be adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders after the Initial Closing Date.

          (c)     Second  Closing  Deliveries.   On the Second Closing Date, the
                  ---------------------------
Company will deliver the Second Closing Notes and Second Closing Warrants to the Escrow Agent and each Subscriber will deliver his portion of the respective Purchase Price to the Escrow Agent. On the Second Closing Date, the Company will deliver a certificate ("Second Closing Certificate") signed by its chief executive officer or chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Initial Closing Date, the Actual Effective Date, and the Second Closing Date, as if such representations and warranties were made and given on all such dates, (ii) adopting the covenants and conditions set forth in Sections 9, 10, 11, and 12 of this Agreement in relation to the Second Closing Notes and Second Closing Warrants, (iii) representing the timely compliance by the Company with the Company's registration requirements set forth in Section 11 of this Agreement, and (iv) certifying that an Event of Default has not occurred. A legal opinion nearly identical to the legal opinion referred to in Section 6 of this Agreement shall be delivered to each Subscriber at the Second Closing in relation to the Company, Second Closing Notes, and Second Closing Warrants ("Second Closing Legal Opinion"). The Second Closing Legal Opinion must also state that all of the Registrable Securities have been included for registration in an effective registration statement effective as of the Actual Effective Date and Second Closing Date.

     3.     Warrants.
             --------

     (a)     A  Warrants.   On  each  Closing  Date  the  Company will issue and
             -----------
deliver Warrants to the Subscribers. One (1) Class A Warrant will be issued for each Share which would be issued on each Closing Date assuming the complete conversion of the Notes issued on such Closing Date at the Conversion Price. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be $0.48. The Class A Warrants shall be exercisable until four (4) years after the Closing Date. The Warrants will be subject to Call by the Company as described in EXHIBIT A.

     (b)     B  Warrants.   On  each Closing Date the Company will issue Class B
             -----------
Warrants to the Subscribers. Class B Warrants having the aggregate exercise price equal to the principal amount of Notes purchased by a Subscriber on a Closing Date shall be issued to each Subscriber on the respective Closing Dates. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a B Warrant shall be $0.25. The B Warrants shall be exercisable until the registration statement described in Section 11.1(iv) hereof has been effective for one hundred and eighty (180) days. The B Warrants will be subject to Call as described in EXHIBIT B hereto.

     4.     Subscriber's Representations and Warranties.  Each Subscriber hereby
            -------------------------------------------
represents and warrants to and agrees with the Company only as to such Subscriber that:

     (a)     Information on Company.   The Subscriber has been furnished with or
             ----------------------
has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2003 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

     (b)     Information  on  Subscriber.  The Subscriber is, and will be at the
             ---------------------------
time of the conversion of the Notes and exercise of any of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

     (c)     Purchase of Common Stock  and  Warrants.  On each Closing Date, the
             ------------------------------------------
Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

     (d)     Compliance with Securities Act.  The Subscriber understands and
             --------------------------------
agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

     (e)     Shares  Legend.  The  Shares and the Warrant Shares  shall bear the
             --------------
following  or  similar  legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

     (f)     Warrants  Legend.  The  Warrants  shall  bear  the  following
             ----------------
or  similar  legend:

"THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

     (g)     Note  Legend.  The  Note  shall  bear  the  following  legend:
             ------------

"THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

     (h)     Communication  of  Offer.  The  offer  to  sell  the Securities was
             ------------------------
directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

    (i)     Authority;  Enforceability.  This  Agreement  and  other  agreements
            --------------------------
delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

     (j)     Restricted Securities.   Subscriber understands that the Securities
             ---------------------
have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless (i) pursuant to an effective registration statement under the 1933 Act, (ii) such Subscriber provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) Subscriber provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Shares or the Warrant Shares, as the case may be, can be sold pursuant to (A) Rule 144 promulgated under the 1933 Act, or (B) Rule 144(k) promulgated under the 1933 Act, in each case following the applicable holding period set forth therein. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

     For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     (k)     No  Governmental Review. Each Subscriber understands that no United
             ------------------------
States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

    (l)   No Prior Short Selling. Each Subscriber represents and warrants to the
          -----------------------
Company that as of the date the Subscriber became aware of the offering of the Securities, such Subscriber and such Subscriber's Affiliates have not, directly or indirectly had any (i) "short" position (as such term is employed in Rule 3b-3 of the Securities and Exchange Act of 1934) in the Common Stock, or (ii) a hedged position which would establish a net short position with respect to the Common Stock.

     (m)   Correctness of Representations. Each Subscriber represents as to such
           --------------------------------
Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to each Closing Date shall be true and correct as of each Closing Date.

     (n)     Survival.  The  foregoing  representations  and  warranties  shall
             --------
survive  the  Second  Closing  Date  for  a  period  of  two  years.

     5.     Company  Representations and Warranties.  The Company represents and
            ---------------------------------------
warrants  to  and  agrees  with  each  Subscriber  that:

     (a)     Due  Incorporation.  The  Company and each of its subsidiaries is a
             ------------------
corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "material adverse effect" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole.

     (b)     Outstanding  Stock.  All  issued  and outstanding shares of capital
             ------------------
stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

    (c)   Authority; Enforceability. This Agreement, the Note, the Warrants, the
        --------------------------
Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively "Transaction Documents") have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

     (d)     Additional  Issuances.  There  are  no  outstanding  agreements  or
             ---------------------
preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described on SCHEDULE 5(D).

     (e)    Consents. No consent, approval, authorization or order of any court,
            --------
governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board ("Bulletin Board") nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

     (f)   No Violation or Conflict. Assuming the representations and warranties
        --------------------------
of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

     (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates or subsidiaries is a party, by which the Company or any of its Affiliates or subsidiaries is bound, or to which any of the properties of the Company or any of its Affiliates or subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates or subsidiaries is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

     (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its Affiliates; or

     (iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

          (iv) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

     (g)     The  Securities.  The  Securities  upon  issuance:
             ---------------
     (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

    (ii) have been, or will be, duly and validly authorized and on the date of conversion of the Notes and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933 Act);

     (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

     (iv) will not subject the holders thereof to personal liability by reason of being such holders.

      (h)     Litigation.  There  is no pending or, to the best knowledge of the
              ----------
Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect on the Company.

    (i)     Reporting Company. The Company is a publicly-held company subject to
            ------------------
reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

    (j)    No Market Manipulation. The Company has not taken, and will not take,
        ------------------------
directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

    (k)     Information  Concerning  Company. The Reports contain  all  material
            --------------------------------
information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

     (l)     Stop  Transfer.  The Securities,  when  issued, will be  restricted
        --------------
securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

     (m)   Defaults. Except as described on SCHEDULE 5(M), the Company is not in
           --------
violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

   (n)   No Integrated Offering. Neither the Company, nor any of its Affiliates,
         -----------------------
nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. Nor will the Company or any of its Affiliates or subsidiaries take any action or steps that would cause the offer of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

     (o)     No General Solicitation.  Neither  the  Company,  nor  any  of  its
             -------------------------
Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

     (p)   Listing. The Company's common  stock is quoted on the Bulletin Board.
           -------
The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

     (q)     No Undisclosed Liabilities.  The  Company  has  no  liabilities  or
             ---------------------------
obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2003 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth in SCHEDULE 5(Q).

     (r)    No Undisclosed Events  or Circumstances. Since December 31, 2003, no
            ----------------------------------------
event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

     (s)     Capitalization. The authorized and outstanding capital stock of the
             --------------
Company  as  of the date of this Agreement and the Closing Date are set forth on
SCHEDULE 5(S). Except as set forth in the Reports and Other Written Information and SCHEDULE 5(D), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     (t)     Dilution. The Company's executive officers and directors understand
             --------
the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

     (u)     No  Disagreements  with  Accountants  and  Lawyers.  There  are  no
             ---------------------------------------------------
disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

     (v)   Investment Company. The Company is not an Affiliate of an "investment
           -------------------
company"  within  the meaning of the Investment Company Act of 1940, as amended.

     (w)     Correctness  of  Representations.  The  Company represents that the
             --------------------------------
foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to each Closing Date, shall be true and correct in all material respects as of each Closing Date.

     (x)     Survival.  The  foregoing  representations  and  warranties  shall
             --------
survive  the  Second  Closing  Date  for  a  period  of  two  years.

     6.     Regulation  D Offering.  The offer and issuance of the Securities to
            ----------------------
the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as EXHIBIT D. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

     7.1.     Conversion  of  Note.
              --------------------

     (a) Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Subscriber, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

     (b) Subscriber will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as EXHIBIT A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to
Section 13(a) of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a CONVERSION DATE. The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within five
(5) business days after receipt by the Company of the Notice of Conversion (such fifth day being the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by
                                                                ----
electronic transfer provided request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers an original Note to the Company. To the extent that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

     (c) The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, later than two business days after the Delivery Date or later than the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Shares in the form required pursuant to Section 7 hereof upon Conversion of the
Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted, of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

     (d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

     7.2.     Mandatory  Redemption  at Subscriber's Election.  In the event the
              -----------------------------------------------
Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement) or for any reason other than pursuant to the limitations set forth in Section 7.3 hereof, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber, at the Subscriber's election, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 130%, or (ii) multiplying the number of Shares otherwise deliverable upon conversion of an amount of Note principal and/or interest designated by the Subscriber (with the date of giving of such designation being a DEEMED CONVERSION DATE) at the then Conversion Price that would be in effect on the Deemed Conversion Date by the highest closing price of the Common Stock on the principal market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater, together with accrued but unpaid interest thereon ("MANDATORY REDEMPTION PAYMENT"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("MANDATORY REDEMPTION PAYMENT DATE"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the thirty day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment.

     7.3.     Maximum  Conversion.  The Subscriber shall not be entitled to
              -------------------
convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99% and aggregate conversions by the Subscriber may exceed 9.99%. The Subscriber may void the conversion limitation described in this
Section 7.3 upon and effective after 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

     7.4.     Injunction  -  Posting  of  Bond.  In the event a Subscriber shall
              --------------------------------
elect to convert a Note or part thereof or exercise the Warrant in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note or exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Note, or aggregate purchase price of the Warrant Shares which are subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

     7.5.     Buy-In.   In   addition   to   any   other rights available to the
              ------
Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if seven (7)
business days after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

     7.6     Adjustments.   The  Conversion  Price,  Warrant  exercise price and
             ------------
amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be equitably adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders.

     7.7.     Redemption.  The  Company  may not redeem or call the Note without
              ----------
the  consent  of  the  holder  of  the  Note.

     8.        Finder/Legal   Fees.
               -------------------

     (a)     Finder's  Fee.   The  Company  on the one hand, and each Subscriber
             --------------
(for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees other than the finder identified on
SCHEDULE 8 hereto (each a "Finder") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company agrees that it will pay the Finder on each Closing Date a cash finder's fee of ten percent (10%) of the Purchase Price ("Finder's Fees") as described on SCHEDULE 8 hereto directly out of the funds held pursuant to the Escrow Agreement. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering except the Finder.

     (b)     Legal  Fees.   The   Company   shall   pay   to  Grushko & Mittman,
             -----------
P.C., a fee of $17,500 ("Legal Fees") of which $5,000 has already been paid, as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants (the "Offering") and acting as Escrow Agent for the Offering. Ten Thousand Dollars ($10,000) will be payable on the Initial Closing Date and $2,500 shall be payable on the Second Closing Date. Such portions of the Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.

     9.     Covenants of the Company.  The Company covenants and agrees with the
            -------------------------
Subscribers  as  follows:

     (a)     Stop  Orders.  The  Company  will  advise the Subscribers, promptly
             ------------
after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

     (b)     Listing. The Company shall promptly secure the listing of the
             -------
shares of Common Stock and the Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for listing (subject to official notice of issuance) and shall maintain such listing so long as any Warrants are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

    (c)     Market  Regulations.  The Company shall notify the  Commission,  the
            -------------------
Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

    (d)    Reporting Requirements. From the date of this Agreement and until the
           -----------------------
sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will (v) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (x) comply in all respects with its reporting and filing obligations under the 1934 Act, (y) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (z) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two (2) years after the Second Closing Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing or quotation of the Common Stock on the Principal Market or other market with the reasonable consent of Subscribers holding a majority of the Shares and Warrant Shares, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

    (e)     Use  of Proceeds.  The Company undertakes to use the proceeds of the
           -----------------
Subscribers' funds for the purposes set forth on SCHEDULE 9(E) hereto. Except as set forth on SCHEDULE 9(E), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding redeemable notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.

    (f)     Reservation.  Prior to the Closing  Date,  the Company undertakes to
            -----------
reserve,  pro  rata,  on  behalf  of  each holder of a Note or Warrant, from its
          ---  ----
authorized but unissued common stock, a number of common shares equal to 150% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Notes and interest and reserve the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9(f) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company's obligations under this Agreement.

    (g)   Taxes. From the date of this Agreement and until the sooner of (i) two
          -----
(2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

    (h)   Insurance. From the date of this Agreement and until the sooner of (i)
          ---------
two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

   (i)   Books and Records. From the date of this Agreement and until the sooner
         ------------------
of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

    (j)     Governmental  Authorities. From the date of this Agreement and until
            --------------------------
the sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

    (k)    Intellectual Property.  From the date of this Agreement and until the
           ----------------------
sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

   (l)   Properties. From the date of this Agreement and until the sooner of (i)
         -----------
two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

    (m)     Confidentiality/Public Announcement. From the date of this Agreement
            ------------------------------------
and until the sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the first business day after each Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after each Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with each Closing Date is annexed hereto as EXHIBIT E.

     (n)     Further  Registration  Statements.   Except for a registration
             ----------------------------------
statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement or in connection with the securities identified on SCHEDULE 11.1 hereto, the Company will not file any registration statements, including but not limited to Form S-8, with the Commission or with state regulatory authorities without the consent of the Subscriber until one hundred and eighty (180) days after the Actual Effective Date during which such Registration Statement shall have been current and available for use in connection with the public resale of the Shares and Warrant Shares ("Exclusion Period").

     (o)     Blackout.    The  Company  undertakes  and covenants that until the
             ---------
first to occur of (i) the end of the Exclusion Period, or (ii) until all the Shares and Warrant Shares have been resold pursuant to a registration statement or Rule 144, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or causing an already effective registration statement to no longer be effective or current for a period of fifteen (15) or more days.

     (p)     Non-Public  Information.  The  Company  covenants  and  agrees that
             -----------------------
neither it nor any other Person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     (q) Lockup. The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of irrevocable Lockup Agreements to be entered into by the parties identified on SCHEDULE 9(Q) hereto in the forms annexed hereto as EXHIBIT F.

    10.     Covenants of the Company and  Subscriber  Regarding Indemnification.
            --------------------------------------------------------------------

     (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

   (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

   (c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

   (d)  The  procedures  set   forth   in  Section   11.6  shall  apply  to  the
indemnification  set  forth  in  Sections  10(a)  and  10(b)  above.

     11.1.     Registration  Rights.  The  Company  hereby  grants the following
               --------------------
registration  rights  to  holders  of  the  Securities.

     (i)     On  one occasion, for a period commencing one hundred and fifty-one
(151) days after the Closing Date, but not later than two (2) years after the Closing Date ("Request Date"), upon a written request therefor from any record holder or holders of more than 50% of the Shares issued and issuable upon conversion of the Notes and Warrant Shares actually issued upon exercise of the Warrants, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Shares and Warrant Shares (collectively "Registrable Securities") which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are registered for resale in an effective registration statement or included for registration in a pending registration statement, or which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten (10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

     (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

   (iii) If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

   (iv)  The  Company  shall  file with the Commission not later than forty-five
(45) days after the Initial Closing Date (the "Filing Date"), and cause to be declared effective within one hundred and twenty (120) days after the Initial Closing Date (the "Effective Date"), a Form SB-2 registration statement (the
"Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act. The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 150% of the Shares issuable upon conversion of the Notes and all of the Warrant Shares issuable pursuant to this Agreement. The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other
                 --- ----
than each such Subscriber and Warrant holder. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Without the written consent of the Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement except as disclosed on SCHEDULE
11.1. It shall be deemed a Non-Registration Event if at any time after the Actual Effective Date the Company has registered for unrestricted resale on behalf of the Subscriber fewer than 125% of the amount of Common Shares issuable upon full conversion of all sums due under the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants.

     11.2.     Registration  Procedures. If and whenever the Company is required
               ------------------------
by the provisions of Section 11.1(i), 11.1(ii), or (iv) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

     (a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) within two (2) hours of (i) notice
                           -----------------
that the Commission has no comments or no further comments on the Registration Statement, and (ii) the declaration of effectiveness of the registration statement, (failure to timely provide notice as required by this Section 11.2(g) shall be a material breach of the Company's obligation and an Event of Default as defined in the Notes);

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

     (c) furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

     (d) use its best efforts to register or qualify the Sellers' Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

     (e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

     (f) immediately notify the Sellers when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

     (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

     11.3.     Provision  of  Documents.  In  connection  with each registration
               ------------------------
described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     11.4.     Non-Registration  Events.  The Company and the Subscribers agree
               ------------------------
that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if
(i) the Registration Statement is not filed on or before the Filing Date, (ii) is not declared effective on or before the sooner of the Effective Date, or within three (3) business days of receipt by the Company of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (iii) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (iv) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement) for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive days (each such event referred to in clauses (i), (ii), (iii) and (iv) of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to one and one-half percent (1.5%) for each thirty days or part thereof during the initial sixty (60) days of the pendency of such Non-Registration Event and two percent (2%) for each thirty (30) days or part thereof, thereafter of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes owned of record by such holder which are subject to such Non-Registration Event. Liquidated Damages accruing pursuant to a Non-Registration Event described in Section 11.4(ii) which is cured within thirty (30) days shall be waived, and such Non-Registration Event shall be deemed not to have occurred. The Company must pay the Liquidated Damages in cash within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed.

     11.5.     Expenses.  All expenses incurred by the Company in complying with
               --------
Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers (in an amount not to exceed $5,000) are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

     11.6.     Indemnification  and  Contribution.
               ----------------------------------
     (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of
Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

     (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     11.7.     Delivery  of  Unlegended  Shares.
               --------------------------------
(a) Within five (5) business days (such fifth (5th) business day being the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Registrable Securities have been sold either pursuant to the Registration Statement or Rule 144 under the 1933 Act,
(ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(e) above, issuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold shares of Common Stock, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

(b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

     (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this
Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 130% of the Purchase Price of such Common Stock and Warrant Shares. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price
(including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

(e)     In  the  event  a  Subscriber  shall  request  delivery   of  Unlegended
Shares as described in Section 11.7(e) and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7(e), the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

     12.     (a)     Right  of  First Refusal.  Until the Registration Statement
                     ------------------------
has been effective for the public resale of the Shares and Warrant Shares for two hundred and twenty (220) days, the Subscribers shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) employee stock options or compensation plans, (ii) as full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, or (iii) as has been described in the Reports or Other Written Information filed with the Commission or delivered to the Subscribers prior to the Closing Date (collectively "Excepted Issuances"). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the seven (7) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the Offering. No additional Finder's Fees will be payable as a result of such transaction. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the original notice period or for a period of seven (7) business days following the notice of modification, whichever is longer, to exercise such right.

     (b)     Offering  Restrictions.   From the date of this Agreement and until
             ----------------------
the end of the Exclusion Period, except in connection with the Excepted Issuances, or the unsold portion of the Offering, the Company will not enter into any agreement to, nor issue any equity, convertible debt or other securities convertible into common stock without the prior written consent of the Subscribers, which consent may be withheld for any reason.

     (c)     Favored Nations Provision. Other than the Excepted Issuances, if at
             ---------------------------
any time Notes are outstanding, if the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding at any time prior to a Closing Date) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price, without the consent of each Subscriber holding Notes and/or Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis- -vis such additional common shares shall be, respectively, the sixtieth (60th) and one hundred and twentieth (120th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then Conversion Price. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement and any other agreement referred to or entered into in connection herewith.

     (d)    Maximum Exercise of  Rights. In the event the exercise of the rights
            -----------------------------
described in Sections 12(a) and 12(c) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in
Section 7.3 of this Agreement. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

     13.     Miscellaneous.
             -------------

     (a)     Notices.  All  notices, demands, requests, consents, approvals, and
             -------
other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: The Experiential Agency, Inc., 875 North Michigan Avenue, Suite 2626, Chicago, IL 60611, Attn:
Frank Goldstin, CEO, telecopier: (312) 397-9192, with a copy by telecopier only to: David M. Loev, Esq., 2777 Allen Parkway, Suite 1000, Houston, TX 77019, telecopier: (713) 524-4122, (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575, and (iii) if to the Finder, to: the one or more addresses and telecopier numbers indicated on SCHEDULE 8 hereto.

    (b)  Closing. The consummation of the transactions contemplated herein shall
         -------
take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. Each of the Initial Closing Date and Second Closing Date is referred to as a "CLOSING DATE".

    (c)     Entire  Agreement;  Assignment.  This  Agreement and other documents
            ------------------------------
delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

     (d)    Counterparts/Execution. This Agreement may be executed in any number
            -----------------------
of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

     (e)   Law Governing this Agreement. This Agreement shall be governed by and
           ------------------------------
construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     (f)     Specific  Enforcement,  Consent  to  Jurisdiction.  The Company and
             -------------------------------------------------
Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     (g)    Independent Nature of Subscribers. The Company acknowledges that the
            -----------------------------------
obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the SB-2 Registration Statement and
(ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)
                  --------------------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                      THE  EXPERIENTIAL  AGENCY,  INC.
                                      a  Nevada  corporation



                                      By:/s/ Frank Goldstin__________________
                                         Name: Frank Goldstin
                                         Title: CEO

                                      Dated:  June 30,  2004




SUBSCRIBER                     INITIAL          WARRANTS          SECOND          WARRANTS
                               CLOSING          ISSUABLE ON       CLOSING         ISSUABLE
                               NOTE             INITIAL           NOTE            ON SECOND
                               (INITIAL         CLOSING           (SECOND         CLOSING
                               CLOSING          DATE              CLOSING         DATE
                               PURCHASE                           PURCHASE
                               PRICE)                             PRICE)
ALPHA CAPITAL                  $575,000.00                        $575,000.00
AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196

/s/ N.
___________________________
(Signature)

___________________________
Print Name and Title


                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)
                  --------------------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                         THE  EXPERIENTIAL  AGENCY,  INC.
                                         a  Nevada  corporation



                                          By: /s/ Frank Goldstin
                                              Name: Frank Goldstin
                                              Title: CEO

                                         Dated:  June 30,  2004




SUBSCRIBER                            INITIAL        WARRANTS         SECOND         WARRANTS
                                      CLOSING        ISSUABLE ON      CLOSING        ISSUABLE
                                      NOTE           INITIAL          NOTE           ON SECOND
                                      (INITIAL       CLOSING          (SECOND        CLOSING
                                      CLOSING        DATE             CLOSING        DATE
                                      PURCHASE                        PURCHASE
                                      PRICE)                          PRICE)
STONESTREET LIMITED PARTNERSHIP       $350,000.00                     $350,000.00
260 Town Centre Boulevard
Markham, Ontario 13R 8H8, Canada
Fax: (416) 956-8989

/s/ StoneStreet LP
______________________________
(Signature)

M Finkelstein, President______
Print Name and Title



                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)
                  --------------------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                         THE  EXPERIENTIAL  AGENCY,  INC.
                                         a  Nevada  corporation



                                         By: /s/ Frank Goldstin
                                                 Name: Frank Goldstin
                                                 Title: CEO

                                         Dated:  June 30,  2004






SUBSCRIBER                          INITIAL        WARRANTS            SECOND          WARRANTS
                                    CLOSING        ISSUABLE  ON        CLOSING         ISSUABLE
                                    NOTE           INITIAL             NOTE            ON SECOND
                                    (INITIAL       CLOSING             (SECOND         CLOSING
                                    CLOSING        DATE                CLOSING         DATE
                                    PURCHASE                           PURCHASE
                                    PRICE)                             PRICE)
WHALEHAVEN FUND LIMITED            $100,000.00                        $100,000.00
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373

/s/ Evan Schemenauer
------------------------------
(Signature)

/s/ Evan Schemenauer, Director
Print Name and Title



                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (D)
                  --------------------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                      THE  EXPERIENTIAL  AGENCY,  INC.
                                      a  Nevada  corporation



                                      By:/s/ Frank Goldstin
                                                Name: Frank Goldstin
                                                Title: CEO

                                      Dated:  June 30,  2004



SUBSCRIBER                          INITIAL          WARRANTS          SECOND          WARRANTS
                                     CLOSING         ISSUABLE ON       CLOSING         ISSUABLE
                                     NOTE            INITIAL           NOTE            ON SECOND
                                     (INITIAL        CLOSING           (SECOND         CLOSING
                                     CLOSING         DATE              CLOSING         DATE
                                     PURCHASE                          PURCHASE
                                     PRICE)                            PRICE)
GREENWICH GROWTH FUND                $100,000.00                       $100,000.00
LIMITED
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373

/s/ Evan Schemenauer
----------------------------
(Signature)

Evan Schemenauer-Director
Print Name and Title


                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (E)
                  --------------------------------------------

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                      THE  EXPERIENTIAL  AGENCY,  INC.
                                      a  Nevada  corporation



                                      By: /s/ Frank Goldstin
                                              Name: Frank Goldstin
                                              Title: CEO

                                      Dated:  June 30,  2004




SUBSCRIBER                         INITIAL         WARRANTS         SECOND           WARRANTS
                                   CLOSING         ISSUABLE ON      CLOSING          ISSUABLE
                                   NOTE            INITIAL          NOTE  ON         SECOND
                                   (INITIAL        CLOSING          (SECOND          CLOSING
                                   CLOSING         DATE             CLOSING          DATE
                                   PURCHASE                         PURCHASE
                                   PRICE)                           PRICE)
GENESIS MICROCAP INC.              $125,000.00                      $125,000.00
483 Green Lanes
London N13 4BS, England
Attn: Lawrence S. Gibbons
Fax: 011-087-0127-5687

/s/ Larry Gibbins
-------------------------------
(Signature)

Larry Gibbins
Print Name and Title
---------------------------------------------------  ------------        ------------

EXHIBIT 10.2

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE
                                ----------------

     FOR VALUE RECEIVED, THE EXPERIENTIAL AGENCY, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to ALPHA CAPITAL AKTIENGESELLSCHAFT, Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein, Fax:
011-42-32323196 (the "Holder") or order, without demand, the sum of Five Hundred and Seventy-Five Thousand Dollars ($575,000.00), with simple interest accruing
at  the  annual   rate   of  6%,  on  June 30,  2006  (the  "Maturity  Date").

This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                               GENERAL PROVISIONS

     1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace -------------------- period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

     1.2 Conversion Privileges. The Conversion Privileges set forth in Article ---------------------- II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred (whether or not such Event of Default is continuing), the Borrower may not pay this Note on or after the Maturity Date, without the consent of the Holder.

     1.3 Interest Rate. Simple interest payable on this Note shall accrue -------------- at the annual rate of six percent (6%) and be payable upon each Conversion, January 1, 2005 and semi-annually thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE
                                ----------------

     FOR VALUE RECEIVED, THE EXPERIENTIAL AGENCY, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to STONESTREET LIMITED PARTNERSHIP, 260 Town Centre Boulevard, Markham, Ontario 13R 8H8, Canada, Fax:
(416) 956-8989 (the "Holder") or order, without demand, the sum of Three Hundred and Fifty Thousand Dollars ($350,000.00), with simple interest accruing at the annual rate of 6%, on June 30, 2006 (the "Maturity Date").

This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                               GENERAL PROVISIONS

     1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace -------------------- period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

     1.2 Conversion Privileges. The Conversion Privileges set forth in Article ---------------------- II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred (whether or not such Event of Default is continuing), the Borrower may not pay this Note on or after the Maturity Date, without the consent of the Holder.

     1.3 Interest Rate. Simple interest payable on this Note shall accrue -------------- at the annual rate of six percent (6%) and be payable upon each Conversion, January 1, 2005 and semi-annually thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE
                                ----------------

     FOR VALUE RECEIVED, THE EXPERIENTIAL AGENCY, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to WHALEHAVEN FUNDS LIMITED, 3rd Floor, 14 Par-Laville Road, Hamilton, Bermuda HM08, Fax: (441)
292-1373 (the "Holder") or order, without demand, the sum of One Hundred Thousand Dollars ($100,000.00), with simple interest accruing at the annual rate of 6%, on June 30, 2006 (the "Maturity Date").

     This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                               GENERAL PROVISIONS

     1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace -------------------- period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

     1.2 Conversion Privileges. The Conversion Privileges set forth in Article ---------------------- II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred (whether or not such Event of Default is continuing), the Borrower may not pay this Note on or after the Maturity Date, without the consent of the Holder.

     1.3 Interest Rate. Simple interest payable on this Note shall accrue -------------- at the annual rate of six percent (6%) and be payable upon each Conversion, January 1, 2005 and semi-annually thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE
                                ----------------

     FOR VALUE RECEIVED, THE EXPERIENTIAL AGENCY, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to GREENWICH GROWTH FUND LIMITED, 3rd Floor, 14 Par-Laville Road, Hamilton, Bermuda HM08, Fax: (441)
292-1373 (the "Holder") or order, without demand, the sum of One Hundred Thousand Dollars ($100,000.00), with simple interest accruing at the annual rate of 6%, on June 30, 2006 (the "Maturity Date").

     This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                               GENERAL PROVISIONS

     1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace -------------------- period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

     1.2 Conversion Privileges. The Conversion Privileges set forth in Article ---------------------- II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred (whether or not such Event of Default is continuing), the Borrower may not pay this Note on or after the Maturity Date, without the consent of the Holder.

     1.3 Interest Rate. Simple interest payable on this Note shall accrue -------------- at the annual rate of six percent (6%) and be payable upon each Conversion, January 1, 2005 and semi-annually thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE
                                ----------------

     FOR VALUE RECEIVED, THE EXPERIENTIAL AGENCY, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to GENESIS MICROCAP INC., 483 Green Lanes, London N13 4BS, England, Attn: Lawrence S. Gibbons, Fax:
011-087-0127-5687 (the "Holder") or order, without demand, the sum of One Hundred and Twenty-Five Thousand Dollars ($125,000.00), with simple interest accruing at the annual rate of 6%, on June 30, 2006 (the "Maturity Date").

     This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                               GENERAL PROVISIONS

     1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace -------------------- period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

     1.2 Conversion Privileges. The Conversion Privileges set forth in Article ---------------------- II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred (whether or not such Event of Default is continuing), the Borrower may not pay this Note on or after the Maturity Date, without the consent of the Holder.

     1.3 Interest Rate. Simple interest payable on this Note shall accrue -------------- at the annual rate of six percent (6%) and be payable upon each Conversion, January 1, 2005 and semi-annually thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

                                   ARTICLE II

                                CONVERSION RIGHTS

     The  Holder  shall  have  the right to convert the principal due under this
Note into Shares of the Borrower's Common Stock, $.001 par value per share ("Common Stock") as set forth below.

     2.1.     Conversion  into  the  Borrower's  Common  Stock.
              ------------------------------------------------

     (a) The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a Notice of Conversion as described in Section 7 of the Subscription Agreement of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within five (5) business days from the Conversion Date ("Delivery
          Date") that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note in the manner provided in Section 1.3 through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest to be converted, by the Conversion Price.

     (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be $0.25 ("Maximum Base Price").

     (c) The Maximum Base Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

     B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event

     D. Share Issuance. So long as this Note is outstanding, if the Borrower shall issue any shares of Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement) for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price.

     (d) Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     (e) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note, but not less than the amount of shares of Common Stock required to be reserved pursuant to the Subscription Agreement. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

     2.2 Method of Conversion. This Note may be converted by the Holder in whole -------------------- or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

     2.3 Maximum Conversion. The Holder shall not be entitled to convert on a ------------------- Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 9.99% and aggregate conversion by the Holder may exceed 9.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may void the conversion limitation described in this Section 2.3 upon and effective after 61 days prior written notice to the Borrower. The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

                                  ARTICLE III

                                EVENT OF DEFAULT

     The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

     3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any ---------------------------------------- installment of principal, interest or other sum due under this Note when due and such failure continues for a period of ten (10) days after the due date. The ten
          (10) day period described in this Section 3.1 is the same ten (10) day period described in Section 1.1 hereof.

     3.2 Breach of Covenant. The Borrower breaches any material covenant or ------------------ other term or condition of the Subscription Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

     3.3 Breach of Representations and Warranties. Any material ------------------------------------------------- representation or warranty of the Borrower made herein, in the Subscription Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

     3.4 Receiver or Trustee. The Borrower shall make an assignment for the ------------------- benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

     3.5 Judgments. Any money judgment, writ or similar final process shall --------- be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

     3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation ---------- proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

     3.7 Delisting. Delisting of the Common Stock from the OTC Bulletin --------- Board ("Bulletin Board") or such other principal exchange on which the Common Stock is listed for trading; failure to comply with the requirements for continued listing on the Bulletin Board for a period of three consecutive trading days; or notification from the Bulletin Board or any Principal Market that the Borrower is not in compliance with the conditions for such continued listing on the Bulletin Board or other Principal Market.

     3.8 Stop Trade. An SEC or judicial stop trade order or Principal ----------- Market trading suspension that lasts for five or more consecutive trading days.

     3.9 Failure to Deliver Common Stock or Replacement Note. Borrower's ---------------------------------------------------------- failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Sections 7 and 11 of the Subscription Agreement, or, if required, a replacement Note.

     3.10 Non-Registration  Event.  The   occurrence   of   a   Non-Registration
          ---------------------- Event as described in Section 11.4 of the Subscription Agreement.

     3.11 Cross Default. A default by the Borrower of a material term, covenant, ------------- warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Failure or Indulgence Not Waiver. No failure or delay on the part --------------------------------- of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     4.2 Notices. All notices, demands, requests, consents, approvals, and ------- other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: The Experiential Agency, Inc., 875 North Michigan Avenue, Suite 2626, Chicago, IL 60611, Attn: Frank Goldstin, CEO, telecopier: (312) 397-9192, with a copy by telecopier only to:
          David M. Loev, Esq., 2777 Allen Parkway, Suite 1000, Houston, TX 77019, telecopier: (713) 524-4122, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number:
          (212)  697-3575.

     4.3 Amendment Provision. The term "Note" and all reference thereto, as ------------------- used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     4.4 Assignability. This Note shall be binding upon the Borrower and ------------- its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

     4.5 Cost of Collection. If default is made in the payment of this -------------------- Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

     4.6 Governing Law. This Note shall be governed by and construed in -------------- accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this
          Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

     4.7 Maximum Payments. Nothing contained herein shall be deemed to ----------------- establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     4.8 Redemption. This Note may not be redeemed or paid without the ---------- consent of the Holder.

     4.9 Shareholder Status. The Holder shall not have rights as a ------------------- shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the right of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 30th day of June, 2004.

                                     THE EXPERIENTIAL AGENCY, INC.



                                     By:  /s/ Frank Goldstin
                                              Name: Frank Goldstin
                                              Title: CEO

WITNESS:



--------------------------------------

                              NOTICE OF CONVERSION
                             ----------------------

(To be executed by the Registered Holder in order to convert the Note)


     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by THE EXPERIENTIAL AGENCY, INC. on June ___, 2004 into Shares of Common Stock of THE EXPERIENTIAL AGENCY, INC. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:_____________________________________________________________


Conversion Price:_______________________________________________________________


Shares To Be Delivered:_________________________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________


       _________________________________________________________________________

EXHIBIT 10.3

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                    Right to Purchase 2,300,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT A

No.  2004-A-001                              Issue  Date:  June  30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ALPHA CAPITAL AKTIENGESELLSCHAFT, Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein, Fax: 011-42-32323196, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fourth anniversary of the Closing Date (the "Expiration Date"), up to 2,300,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.48. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated June 30, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The  term  "Company"  shall  include  The Experiential Agency, Inc. and any
     corporation  which  shall  succeed   or  assume  the   obligations  of  The
     Experiential  Agency,  Inc.  hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                   Right to Purchase 1,400,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT A

No.  2004-A-002                              Issue  Date:  June  30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, STONESTREET LIMITED PARTNERSHIP, 260 Town Centre Boulevard, Markham, Ontario 13R 8H8, Canada, Fax: (416) 956-8989, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fourth anniversary of the Closing Date (the "Expiration Date"), up to 1,400,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.48. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated June 30, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The  term  "Company"  shall  include  The Experiential Agency, Inc. and any
     corporation  which   shall  succeed   or  assume  the  obligations  of  The
     Experiential  Agency,  Inc.  hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                    Right to Purchase 400,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT A

No.  2004-A-003                              Issue  Date:  June 30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, WHALEHAVEN FUNDS LIMITED, 3rd Floor, 14 Par-Laville Road, Hamilton, Bermuda HM08, Fax: (441) 292-1373, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fourth anniversary of the Closing Date (the "Expiration Date"), up to 400,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.48. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"),
dated  June  30,  2004,  entered  into  by  the  Company   and   the   Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Company" shall include The Experiential Agency, Inc. and any corporation which shall succeed or assume the obligations of The Experiential Agency, Inc. hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                    Right to Purchase 400,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT A

No.  2004-A-004                              Issue  Date:  June 30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, GREENWICH GROWTH FUND LIMITED, 3rd Floor, 14 Par-Laville Road, Hamilton, Bermuda HM08, Fax: (441) 292-1373, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fourth anniversary of the Closing Date (the "Expiration Date"), up to 400,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.48. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated June 30, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The  term  "Company"  shall  include  The Experiential Agency, Inc. and any
     corporation  which  shall   succeed  or  assume   the  obligations  of  The
     Experiential  Agency,  Inc.  hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                    Right to Purchase 500,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT A

No.  2004-A-005                              Issue  Date:  June 30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, GENESIS MICROCAP INC., 483 Green Lanes, London N13 4BS, England, Attn: Lawrence
S. Gibbons, Fax: 011-087-0127-5687, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fourth anniversary of the Closing Date (the "Expiration Date"), up to 500,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.48. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated June 30, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The  term  "Company"  shall  include  The Experiential Agency, Inc. and any
     corporation  which   shall  succeed  or   assume  the  obligations  of  The
     Experiential  Agency,  Inc.  hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1.       Exercise  of  Warrant.
         ----------------------
1.1. Number of Shares Issuable upon Exercise. From and after the Issue --------------------------------------- Date through and including the
     Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder -------------- hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a ---------------- fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a ----------------- particular date (the "Determination Date") shall mean:

(a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the
     American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock
     Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

(c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. Company Acknowledgment. The Company will, at the time of the ----------------------- exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Trustee for Warrant Holders. In the event that a bank or trust company ---------------------------- shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

1.7 Delivery of Stock Certificates, etc. on Exercise. The Company ------------------------------------------------- agrees that the shares of
     Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.     Cashless  Exercise.
        ------------------
(a) If a Registration Statement as defined in the Subscription Agreement ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available, then commencing one year after the Issue Date payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b) Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:
               X=Y  (A-B)
                 --------
                    A

Where  X=  the  number  of  shares  of  Common  Stock to be issued to the holder

Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

B=   Purchase  Price  (as  adjusted  to  the  date  of  such  calculation)

(c)  The  Holder  may  employ the cashless exercise feature described in Section
     (b) above only during the pendency of a Non-Registration Event as described in Section 11 of the Subscription Agreement and only commencing one year after the Issuance Date. For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant
     Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

3.   Adjustment  for  Reorganization,  Consolidation,  Merger,  etc.
     ---------------------------------------------------------------

3.1. Reorganization,   Consolidation,   Merger,  etc.   In  case   at  any  time
     --------------------------------------------  or  from  time  to  time, the
     Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2. Dissolution. In the event of any dissolution of the Company following ----------- the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this
     Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger ---------------------- or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

3.4 Share Issuance. Until the Expiration Date, if the Company shall --------------- issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

4. Extraordinary Events Regarding Common Stock. In the event that the ----------------------------------------------- Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or -------------------------------- readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of
     (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and
     (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6.   Reservation  of  Stock,  etc.  Issuable  on  Exercise of Warrant; Financial
     ---------------------------------------------------------------------------
     Statements. The Company will at all times reserve and keep available, -----------solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable --------------------------------- securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory ------------------------ to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Registration Rights. The Holder of this Warrant has been granted certain ------------------- registration rights by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference. Upon the occurrence of a Non-Registration Event, or in the event the Company is unable  to  issue  Common Stock upon exercise of this Warrant that has been registered in a Registration Statement described in Section 11 of the Subscription Agreement, within the time periods described in the Subscription Agreement, which Registration Statement must be effective for the periods set forth in the Subscription Agreement, then upon written demand made by the Holder, the Company will pay to the Holder of this Warrant, in lieu of delivering Common Stock, a sum equal to the closing price of the Company's Common Stock on the principal market or exchange upon which the Common Stock is listed for trading on the trading date immediately preceding the date notice is given by the Holder, less the Purchase Price, for each share of Common Stock designated in such notice from the Holder.

10. Maximum Exercise. The Holder shall not be entitled to exercise this ----------------- Warrant on an exercise date nor may the Company exercise its right to give a Call Notice (as defined in Section 11) in connection with that number of Common Stock which would be in excess of the sum of (i) the number of Common Stock beneficially owned by the Holder and its affiliates on an exercise date or Call Date, and (ii) the number of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date or Call Date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the
     Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%. The restriction described in this paragraph may be revoked upon sixty-one
     (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

11. Call. The Company shall have the option to "call" the Warrants (the "Warrant Call"), one or more times, in accordance with and governed by the following:

(a) The Company shall exercise the Warrant Call by giving to the Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant Call may be exercised. The effective date of each Call Notice (the "Call Date") is the date on which notice is effective under the notice provision of Section 14 of this Warrant.

(b) The Company's right to exercise the Warrant Call shall commence thirty trading days after the actual effective date of a registration statement described in Section 11.1(iv) of the Subscription Agreement and end thirty trading days prior to the Expiration Date.

(c) The number of shares of Common Stock to be issued upon exercise of the Warrant which are subject to a Call Notice must be registered in a registration statement effective from twenty-two trading days prior to the Call Date and through the date such Common Stock is actually delivered to the Warrant Holder ("Delivery Date").

(d) A Call Notice may be given not sooner than fifteen trading days after the prior Call Date.

(e) A Call Notice may be given by the Company only within five trading days after the Common Stock has had a closing price as reported for the Principal Market (as defined in the Subscription Agreement) of not less than $3.50 per share of Common Stock for fifteen (15) consecutive trading days ("Lookback Period").

(f) The Common Stock must be listed on the Principal Market for the Lookback Period and through the Delivery Date.

(g) The Company shall not have received a notice from the Principal Market during the ninety calendar days prior to the Call Date that the Company or the Common Stock does not meet the requirements for continued quotation, listing or trading on the Principal Market.

(h) The Company and the Common Stock shall meet the requirements for continued quotation, listing or trading on the Principal Market for the Lookback Period and through the Delivery Date.

(i) Unless otherwise agreed to by the Holder of this Warrant, a Call Notice must be given to all Warrant Holders who receive Warrants similar to this Warrant (in terms of exercise price and other principal terms) issued on or about the same Issue Date as this Warrant, in proportion to the amounts of Common Stock which may be purchased by the respective Warrant Holders in accordance with the respective Warrants held by each.

(j) The Warrant Holder shall exercise his Warrant rights and purchase the Called Common Stock and pay for same within thirty (30) days after the Call Date. If the Warrant Holder fails to timely pay the amount required by the Warrant Call, the Company's sole remedy shall be to cancel a corresponding amount of this Warrant.

12. Warrant Agent. The Company may, by written notice to the Holder of ------------- the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to
     Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

     13. Transfer on the Company's Books. Until this Warrant is transferred on -------------------- the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
     (ii)  deposited  in  the  mail,  registered  or  certified,  return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: The Experiential Agency, Inc., 875 North Michigan Avenue, Suite 2626, Chicago, IL 60611, Attn: Frank Goldstin, CEO, telecopier: (312) 397-9192, with a copy by telecopier only to: David M. Loev, Esq., 2777 Allen Parkway, Suite 1000, Houston, TX 77019, telecopier: (713) 524-4122, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant, with a copy by telecopier only to:
     Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

15. Miscellaneous. This Warrant and any term hereof may be changed, ------------- waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                     THE  EXPERIENTIAL  AGENCY,  INC.



                                     By: /s/ Frank Goldstin
                                              Name: Frank Goldstin
                                              Title: CEO



Witness:

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  THE  EXPERIENTIAL  AGENCY,  INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___     ________  shares  of  the  Common  Stock  covered  by  such  Warrant; or

___     the  maximum  number  of  shares of Common Stock covered by such Warrant pursuant  to  the  cashless  exercise  procedure  set  forth  in  Section  2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___     $__________  in  lawful  money  of  the  United  States;  and/or

___     the  cancellation  of  such  portion  of  the  attached  Warrant  as  is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________
whose  address  is  ____________________________________________________________
________________________________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.


Dated:___________________           ____________________________________________
                                    (Signature must conform to name of holder as specified on the face of the Warrant)

                                    ____________________________________________
                                    ____________________________________________
                                    (Address)

                                    EXHIBIT B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of THE EXPERIENTIAL AGENCY, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of THE EXPERIENTIAL AGENCY, INC. with full power of substitution in the premises.

Transferees                 Percentage  Transferred          Number  Transferred
-----------                 -----------------------          -------------------
__________________          _______________________          ___________________
__________________          _______________________          ___________________
__________________          _______________________          ___________________



Dated:  _________,  ________        ____________________________________________
                                    (Signature must conform to name of holder as specified on the face of the warrant)


Signed  in  the  presence  of:


__________________________________        ______________________________________
           (Name)                         ______________________________________
                                                  (address)

ACCEPTED  AND  AGREED:                    ______________________________________
[TRANSFEREE]                              ______________________________________
                                                  (address)



__________________________________
          (Name)

EXHIBIT 10.4

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                   Right to Purchase 4,600,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT B

No.  2004-B-001                              Issue  Date:  June  30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ALPHA CAPITAL AKTIENGESELLSCHAFT, Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein, Fax: 011-42-32323196, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the one hundred and eightieth (180th) day after the Actual Effective Date (as defined in the Subscription Agreement) during which the Registration Statement as defined in the Subscription Agreement has been available for use by the Holder for the resale under the 1933 Act of the Common Stock issuable upon exercise of this Warrant (the "Expiration Date"), up to 4,600,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.25. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated June 30, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The  term  "Company"  shall  include  The Experiential Agency, Inc. and any
     corporation  which  shall  succeed  or   assume  the   obligations  of  The
     Experiential  Agency,  Inc.  hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                   Right to Purchase 2,800,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT B

No.  2004-B-002                              Issue  Date:  June  30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, STONESTREET LIMITED PARTNERSHIP, 260 Town Centre Boulevard, Markham, Ontario 13R 8H8, Canada, Fax: (416) 956-8989, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the one hundred and eightieth (180th) day after the Actual Effective Date (as defined in the Subscription Agreement) during which the Registration Statement as defined in the Subscription Agreement has been available for use by the Holder for the resale under the 1933 Act of the Common Stock issuable upon exercise of this Warrant (the "Expiration Date"), up to 2,800,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.25. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated June 30, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The  term  "Company"  shall  include  The Experiential Agency, Inc. and any
     corporation  which  shall  succeed  or   assume  the   obligations  of  The
     Experiential  Agency,  Inc.  hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                    Right to Purchase 800,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT B

No.  2004-B-003                              Issue  Date:  June  30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, WHALEHAVEN FUNDS LIMITED, 3rd Floor, 14 Par-Laville Road, Hamilton, Bermuda HM08, Fax: (441) 292-1373, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the one hundred and eightieth (180th) day after the Actual Effective Date (as defined in the Subscription Agreement) during which the Registration Statement as defined in the Subscription Agreement has been available for use by the Holder for the resale under the 1933 Act of the Common Stock issuable upon exercise of this Warrant (the "Expiration Date"), up to 800,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.25. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated June 30, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The  term  "Company"  shall  include  The Experiential Agency, Inc. and any
     corporation  which  shall   succeed  or   assume  the  obligations  of  The
     Experiential  Agency,  Inc.  hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                    Right to Purchase 800,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT B

No.  2004-B-004                              Issue  Date:  June  30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, GREENWICH GROWTH FUND LIMITED, 3rd Floor, 14 Par-Laville Road, Hamilton, Bermuda HM08, Fax: (441) 292-1373, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the one hundred and eightieth (180th) day after the Actual Effective Date (as defined in the Subscription Agreement) during which the Registration Statement as defined in the Subscription Agreement has been available for use by the Holder for the resale under the 1933 Act of the Common Stock issuable upon exercise of this Warrant (the "Expiration Date"), up to 800,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.25. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated June 30, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The  term  "Company"  shall  include  The Experiential Agency, Inc. and any
     corporation  which   shall  succeed   or  assume  the  obligations  of  The
     Experiential  Agency,  Inc.  hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE EXPERIENTIAL AGENCY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                   Right to Purchase 1,000,000 shares of Common Stock of The Experiential Agency, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT B

No.  2004-B-005                              Issue  Date:  June  30,  2004

     THE EXPERIENTIAL AGENCY, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, GENESIS MICROCAP INC., 483 Green Lanes, London N13 4BS, England, Attn: Lawrence
S. Gibbons, Fax: 011-087-0127-5687, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the one hundred and eightieth (180th) day after the Actual Effective Date (as defined in the Subscription Agreement) during which the Registration Statement as defined in the Subscription Agreement has been available for use by the Holder for the resale under the 1933 Act of the Common Stock issuable upon exercise of this Warrant (the "Expiration Date"), up to 1,000,000 fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of $0.25. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated June 30, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The  term  "Company"  shall  include  The Experiential Agency, Inc. and any
     corporation  which  shall  succeed   or  assume   the  obligations  of  The
     Experiential  Agency,  Inc.  hereunder.

(b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

     1.     Exercise  of  Warrant.
       ---------------------
1.1. Number of Shares Issuable upon Exercise. From and after the Issue --------------------------------------- Date through and including the
     Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder -------------- hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a ---------------- fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.
1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a ----------------- particular date (the "Determination Date") shall mean:

(a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the
     American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock
     Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

(c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. Company Acknowledgment. The Company will, at the time of the ----------------------- exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Trustee for Warrant Holders. In the event that a bank or trust company ---------------------------- shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2. Delivery of Stock Certificates, etc. on Exercise. The Company ------------------------------------------------------ agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3.   Adjustment  for  Reorganization,  Consolidation,  Merger,  etc.
     ---------------------------------------------------------------

3.1. Reorganization, Consolidation, Merger, etc. In case at any time -------------------------------------------- or from time to time, the
     Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2. Dissolution. In the event of any dissolution of the Company following ----------- the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this
     Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger ---------------------- or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

3.4  Share  Issuance.  Until   the   end  of   the  Expiration   Date,  if   the
     --------------- Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

4. Extraordinary Events Regarding Common Stock. In the event that the -------------------------------------------- Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or -------------------------------- readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of
     (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and
     (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6.   Reservation  of  Stock,  etc.  Issuable  on  Exercise of Warrant; Financial
     ---------------------------------------------------------------------------
     Statements.  The  Company  will  at  all  times reserve and keep available,
    ------------
     solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable -------------------------------- securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory ----------------------- to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Registration Rights. The Holder of this Warrant has been granted certain ------------------- registration rights by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference. Upon the occurrence of a Non-Registration Event, or in the event the Company is unable  to  issue  Common Stock upon exercise of this Warrant that has been registered in a Registration Statement described in Section 11 of the Subscription Agreement, within the time periods described in the Subscription Agreement, which Registration Statement must be effective for the periods set forth in the Subscription Agreement, then upon written demand made by the Holder, the Company will pay to the Holder of this Warrant, in lieu of delivering Common Stock, a sum equal to the closing price of the Company's Common Stock on the principal market or exchange upon which the Common Stock is listed for trading on the trading date immediately preceding the date notice is given by the Holder, less the Purchase Price, for each share of Common Stock designated in such notice from the Holder.

10. Maximum Exercise. The Holder shall not be entitled to exercise this ----------------- Warrant on an exercise date nor may the Company exercise its right to give a Call Notice (as defined in Section 11) in connection with that number of Common Stock which would be in excess of the sum of (i) the number of Common Stock beneficially owned by the Holder and its affiliates on an exercise date or Call Date, and (ii) the number of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date or Call Date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%. The restriction described in this paragraph may be revoked upon sixty-one
     (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

11. Call. The Company shall have the option to "call" the Warrants (the ---- "Warrant Call"), one or more times, in accordance with and governed by the following:

(a) The Company shall exercise the Warrant Call by giving to the Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant Call may be exercised. The effective date of each Call Notice (the "Call Date") is the date on which notice is effective under the notice provision of Section 14 of this Warrant.

(b) The Company's right to exercise the Warrant Call shall commence thirty trading days after the actual effective date of a registration statement described in Section 11.1(iv) of the Subscription Agreement and end thirty trading days prior to the Expiration Date.

(c) The number of shares of Common Stock to be issued upon exercise of the Warrant which are subject to a Call Notice must be registered in a registration statement effective from twenty-two trading days prior to the Call Date and through the date such Common Stock is actually delivered to the Warrant Holder ("Delivery Date").


(d) A Call Notice may be given not sooner than fifteen trading days after the prior Call Date.

(e) A Call Notice may be given by the Company only within five trading days after the Common Stock has had a closing price as reported for the Principal Market (as defined in the Subscription Agreement) of not less than $3.50 per share of Common Stock for fifteen (15) consecutive trading days ("Lookback Period").

(f) The Common Stock must be listed on the Principal Market for the Lookback Period and through the Delivery Date.

(g) The Company shall not have received a notice from the Principal Market during the ninety calendar days prior to the Call Date that the Company or the Common Stock does not meet the requirements for continued quotation, listing or trading on the Principal Market.

(h) The Company and the Common Stock shall meet the requirements for continued quotation, listing or trading on the Principal Market for the Lookback Period and through the Delivery Date.

(i) Unless otherwise agreed to by the Holder of this Warrant, a Call Notice must be given to all Warrant Holders who receive Warrants similar to this Warrant (in terms of exercise price and other principal terms) issued on or about the same Issue Date as this Warrant, in proportion to the amounts of Common Stock which may be purchased by the respective Warrant Holders in accordance with the respective Warrants held by each.

(j) The Warrant Holder shall exercise his Warrant rights and purchase the Called Common Stock and pay for same within thirty (30) days after the Call Date. If the Warrant Holder fails to timely pay the amount required by the Warrant Call, the Company's sole remedy shall be to cancel a corresponding amount of this Warrant.

(k) The Company may not exercise the right to Call this Warrant after the occurrence of a default by the Company of a material term of this Warrant or the Subscription Agreement.

12. Warrant Agent. The Company may, by written notice to the Holder of ------------- the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to
     Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

13. Transfer on the Company's Books. Until this Warrant is transferred on -------------------------------- the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

14. Notices. All notices, demands, requests, consents, approvals, and ------- other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
     (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: The Experiential Agency, Inc., 875 North Michigan Avenue, Suite 2626, Chicago, IL 60611, Attn: Frank Goldstin, CEO, telecopier: (312) 397-9192, with a copy by telecopier only to: David M. Loev, Esq., 2777 Allen Parkway, Suite 1000, Houston, TX 77019, telecopier: (713) 524-4122, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant, with a copy by telecopier only to:
     Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

15. Miscellaneous. This Warrant and any term hereof may be changed, ------------- waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.
                                      THE  EXPERIENTIAL  AGENCY,  INC.



                                      By:  /s/ Frank Goldstin
                                               Name: Frank Goldstin
                                               Title: CEO



Witness:


----------------------------------------------

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  THE  EXPERIENTIAL  AGENCY,  INC.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ____________ shares of Common Stock of THE EXPERIENTIAL AGENCY, INC. and herewith makes payment of $_________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to________________________________________
whose  address  is  __________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:
      ---------------------

                                       -----------------------------------------
                                       (Signature must conform to name of holder as specified on the face of the Warrant)


                                       -----------------------------------------
                                       (Address)

                                    EXHIBIT B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of THE EXPERIENTIAL AGENCY, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of THE EXPERIENTIAL AGENCY, INC. with full power of substitution in the premises.


Transferees                Percentage  Transferred           Number  Transferred
-----------                -----------------------           -------------------
_____________________      _______________________           ___________________
_____________________      _______________________           ___________________
_____________________      _______________________           ___________________


Dated:  ________,  _______       _______________________________________________
                                 (Signature must conform to name of holder as specified on the face of the warrant)



Signed  in  the  presence  of:

______________________________   _______________________________________________
           (Name)                _______________________________________________
                                      (address)


ACCEPTED  AND  AGREED:           _______________________________________________
[TRANSFEREE]                     _______________________________________________
                                      (address)


______________________________
       (Name)

EXHIBIT 10.5

                          THE EXPERIENTIAL AGENCY, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made between The Experiential Agency, Inc., a Nevada corporation (the "Company"), and Frank Goldstin ("Executive") (collectively sometimes referred to as the "Parties" and individually sometimes referred to as "Each Party"). Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the "Effective Date" set forth in Section 14 below.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to obtain the services of Executive, and Executive desires to be employed by the Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as of the date hereof as follows:

     1. Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, as Chief Executive Officer ("Employment") and Director for a period of thirty-six (36) months beginning on the Effective Date. This Agreement is automatically renewable for successive one-year terms. Executive or the Company shall provide the other with written notice of non-renewal at least thirty (30) days, but not more than sixty (60) days, before the end of the period of Employment.

     2.  Scope  of  Employment.

(a) During the Employment, Executive will serve as Chief Executive Officer of the Company. In that connection, Executive will (i) devote his full-time, attention, and energies to the business of the Company and will diligently and to the best of his ability perform all duties incident to his employment hereunder; (ii) use his best efforts to promote the interests and goodwill of the Company; and (iii) perform such other duties commensurate with his office as the Board of Directors of the Company may from time-to-time assign to him.

(b) Section 2(a) shall not be construed as preventing Executive from (i) serving on corporate, civic or charitable boards or committees, or (ii) making investments in other businesses or enterprises; provided that in no event shall any such service, business activity or investment require the provision of substantial services by Executive to the operations or the affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of Executive's duties hereunder; and subject to Section 6.

     3. Compensation and Benefits During Employment. During the Employment, the Company shall provide compensation to Executive as follows.

(a) The Company shall pay Executive base compensation of $360,000 per year. The Company shall be responsible for the withholding of all taxes to the Internal Revenue Service as well as any and all other taxes payable in the United States including taxes payable to any state or local jurisdiction.


                                                Initials  _____ / _____   Page 1

(b) The Company shall reimburse Executive for business expenses incurred by Executive in connection with the Employment in accordance with the Company's then-current policies.

(c)  Executive  will be entitled to participate in any health insurance or other
     employee  benefit  plan   which  the  Company  may  adopt  in  the  future.

(d) Executive will be entitled to thirty (30) days of paid time off (PTO) per year. PTO days shall begin on the 1st of January for each successive year. Unused PTO days shall expire on December 31 of each year and shall not roll-over into the next year. Other than the use of PTO days for illness or personal emergencies, PTO days must be pre-approved by Company.

(e) Executive will be entitled to participate in any incentive program or discretionary bonus program of the Company which may be implemented in the future by the Board of Directors.

(f) Executive will be entitled to participate in any stock option plan of the Company which may be approved in the future by the Board of Directors.

(g) The Company hereby agrees to maintain a director and officers insurance policy of at least $1,000,000 coverage in full force and effect during Executive's period of Employment including renewals of this Agreement.

     Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company and thus shall not be deemed grounds for Termination for Cause.

     4.  Confidential  Information.

(a) Executive acknowledges that the law provides the Company with protection for its trade secrets and confidential information. Executive will not disclose, directly or indirectly, any of the Company's confidential business information or confidential technical information to anyone without authorization from the Company's management. Executive will not use any of the Company's confidential business information or confidential technical information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

(b) Executive will strictly adhere to any obligations that may be owed to former employers insofar as Executive's use or disclosure of their confidential information is concerned.

(c) Information will not be deemed part of the confidential information restricted by this Section 4 if Executive can show that: (i) the information was in Executive's possession or within Executive's knowledge before the Company disclosed it to Executive; (ii) the information was or became generally known to those who could take economic advantage of it;
     (iii) Executive obtained the information from a party having the right to disclose it to Executive without violation of any obligation to the Company, or (iv) Executive is required to disclose the information pursuant to legal process (e.g., a subpoena), provided that Executive notifies the Company immediately upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception or exceptions.

(d) All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by Executive during the Employment are the property of the Company. Upon Termination of the Employment, whether or not for Cause, Executive will immediately deliver to the Company all property of the Company which may still be in Executive's possession. Executive will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after Termination thereof, except as authorized by the Company's management.


                                                Initials  _____ / _____   Page 2

(e) For a period of one (1) year after the date of Termination of the Employment, Executive will not, either directly or indirectly, hire or employ or offer or participate in offering employment to any person who at the time of such Termination or at any time during such one year period following the time of such Termination was an employee of the Company without the prior written consent of the Company.

     5.  Ownership  of  Intellectual  Property.

(a) The Company will be the sole owner of any and all of Executive's Inventions that are related to the Company's business, as defined in more detail below.

(b) For purposes of this Agreement, "Inventions" means all inventions, discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto.

(c) An Invention is "related to the Company's business" ("Company-Related Invention") if it is made, conceived, or reduced to practice by Executive (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it either: (i) involves equipment, supplies, facilities, or trade secret information of the Company; (ii) involves the time for which Executive was or is to be compensated by the Company; (iii) relates to the business of the Company or to its actual or demonstrably anticipated research and development; or (iv) results, in whole or in part, from work performed by Executive for the Company.

(d) Executive will promptly disclose to the Company, or its nominee(s), without additional compensation, all Company-Related Inventions.

(e) Executive will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for such Company-Related Inventions, including signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents.

(f) To the extent that any Company-Related Invention is eligible under applicable law to be deemed a "work made for hire," or otherwise to be owned automatically by the Company, it will be deemed as such, without additional compensation to Executive. In some jurisdictions, Executive may have a right, title, or interest ("Right," including without limitation all right, title, and interest arising under patent law, copyright law, trade-secret law, or otherwise, anywhere in the world, including the right to sue for present or past infringement) in certain Company-Related Inventions that cannot be automatically owned by the Company. In that case, if applicable law permits Executive to assign Executive's Right(s) in future Company-Related Inventions at this time, then Executive hereby assigns any and all such Right(s) to the Company, without additional compensation to Executive; if not, then Executive agrees to assign any and all such Right(s) in any such future Company-Related Inventions to the Company or its nominee(s) upon request, without additional compensation to Executive.


                                                Initials  _____ / _____   Page 3

     6. Non-competition. As a condition to, and in consideration of, the Company's entering into this Agreement, and giving Executive access to certain confidential and proprietary information, which Executive recognizes is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the provisions of this Section 6 as applied to Executive and other employees similarly situated to Executive, and for ten dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which Executive hereby acknowledges, Executive acknowledges and hereby agrees as follows:

(a)  that  Executive  is  and  will  be  engaged in the business of the Company;

(b) that Executive has occupied a position of trust and confidence with the Company prior to the Effective Date, and that during such period and the period of Executive's Employment under this Agreement, Executive has, and will, become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company;

(c) that the obligations of this Agreement are directly related to the Employment and are necessary to protect the Company's legitimate business interests; and that the Company's need for the covenants set forth in this Agreement is based on the following: (i) the substantial time, money and effort expended and to be expended by the Company in developing technical designs, computer program source codes, marketing plans and similar confidential information; (ii) the fact that Executive will be personally entrusted with the Company's confidential and proprietary information;
     (iii) the fact that, after having access to the Company's technology and other confidential information, Executive could become a competitor of the Company; and (iv) the highly competitive nature of the Company's industry, including the premium that competitors of the Company place on acquiring proprietary and competitive information; and

(d) that for a period commencing on the Effective Date and ending twelve (12) months following Termination as provided in Section 11, Executive will not, directly or indirectly, serve as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that directly or indirectly engages or proposes to engage in (i) the same, or a substantially similar, type of business as that in which the Company engages; or (ii) the business of distribution or sale of (A) products and services distributed, sold or license by the Company at the time of termination; or (B) products and services proposed at the time of Termination to be distributed, sold or licensed by the Company, anywhere in North America (the "Territory"); provided, however

(e) that nothing contained herein shall be construed to prevent Executive from investing in the stock or securities of any competing corporation listed on any recognized national securities exchange or traded in the over the counter market in the United States, but only if (i) such investment is of a totally passive nature and does not involve Executive devoting time to the management or operations of such corporation and Executive is not otherwise involved in the business of such corporation; and if (ii) Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the Effective Date), collectively, do not own, directly or indirectly, more than an aggregate of two percent (2%) of the outstanding stock or securities of such corporation.

7. Legal Fees and Expenses. In the event of a lawsuit, arbitration, or other dispute-resolution proceeding between the Company and Executive arising out of or relating to this Agreement, the prevailing party, in the proceeding as a whole and/or in any interim or ancillary proceedings (e.g., opposed motions, including without limitation motions for preliminary or temporary injunctive relief) will be entitled to recover its reasonable attorneys' fees and expenses unless the court or other forum determines that such a recovery would not serve the interests of justice.


                                                Initials  _____ / _____   Page 4

     8.  Successors.

(a) This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns; (ii) Executive and Executive's heirs and legal representatives, except that Executive's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part; and (iii) Executive Parties as provided in Section 10.

(b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, Acquisition or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9.  Arbitration.

(a) Except as set forth in paragraph (b) of this Section 9 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of or relating to this Agreement will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect on the date of the demand for arbitration. The arbitration shall take place before a single arbitrator, who will preferably but not necessarily be a lawyer but who shall have at least five years' experience in working in or with mining companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which Executive's principal office space is located at the time of the dispute or was located at the time of Termination of the Employment (if applicable). The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice to expedite, and minimize the cost of, the arbitration proceedings.

(b)  To  protect inventions, trade secrets, or other confidential information of
     Section 4, and/or to enforce the non-competition provisions of Section 6, the Company may seek temporary, preliminary, and/or permanent injunctive relief in a court of competent jurisdiction, in each case, without waiving its right to arbitration.

(c) At the request of either party, the arbitrator may take any interim measures s/she deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

(d) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.


                                                Initials  _____ / _____   Page 5

10.     Indemnification.

(a) The Company agrees to indemnify and hold harmless Executive, his nominees and/or assigns ("Executive Parties") (a reference in this Section 10 to Executive also includes a reference to Executive's nominees and/or assigns) against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to the Executive's employment with the Company (whether or not in connection with any action in which the Executive is a party). Such indemnification does not apply to acts performed by Executive, which are criminal in nature or a violation of law. The Company also agrees that Executive shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company, for, or in connection with, the engagement of the Executive under the Agreement, except to the extent that any such liability resulted primarily and directly from Executive's gross negligence and willful misconduct.

(b)  These  indemnification  provisions  shall  be  in addition to any liability which the Company may otherwise have to Executive or the persons indemnified below in this sentence and shall extend to the following: the Executive, his affiliated entities, partners, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents, and controlling persons of any of them (collectively, the "the Executive Parties").

(c) If any action, suit, proceeding or investigation is commenced, as to which any of the Executive parties propose indemnification under the Agreement, they shall notify the Company with reasonable promptness; provided however, that any failure to so notify the Company shall not relieve the Company from its obligations hereunder. The Executive Parties shall have the right to retain counsel of their own choice (which shall be reasonably acceptable by the Company) to represent them, and the Company shall pay fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against the Executive Parties made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the party seeking indemnification, which shall not be reasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the party seeking indemnification of an unconditional release from all liability in respect of such claim.


(d) The indemnification provided by this Section 10 shall not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company's Articles of Incorporation, Bylaws, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of Executive, both as to action in his Employment and as to action in any other capacity.

(e) Neither Termination nor completion of the Employment shall effect these indemnification provisions which shall then remain operative and in full force and effect.

11.     Termination

          This Agreement and the employment relationship created hereby will terminate (i) upon the disability or death of Executive under Section 11 (a) or 11(b); (ii) with cause under Section 11 (c); (iii) for good reason under Section 11 (d); or (iv) without cause under Section 11(e).

(a) Disability. Company shall have the right to terminate the employment of Executive under this Agreement for disability in the event Executive suffers an injury, illness, or incapacity of such character as to substantially disable his from performing his duties without reasonable accommodation by Executive hereunder for a period of more than thirty (30) consecutive days upon Company giving at least thirty (30) days written notice of termination.


                                                Initials  _____ / _____   Page 6

(b)  Death.  This  agreement  will  terminate  on  the  Death  of the Executive.

(c)  With  Cause.  Company  may terminate this Agreement at any time because of,
     (i) the conviction of Executive of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or
     (ii) Executive's gross negligence in the performance of his duties hereunder.

(d) Good Reason. The Executive may terminate his employment for "Good Reason" by giving Company ten (10) days written notice if:

     (i) she is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with Company as of the date hereof, or a change in his reporting responsibilities or titles as in effect as of the date hereof;

     (ii)     her  compensation  is  reduced;  or

     (iii) Company does not pay any material amount of compensation due hereunder and then fails either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice. Further, if such contest is not resolved within thirty
      (30) days,  Company shall submit such dispute to arbitration under Section
      9.

(e)  Without  Cause.  Company  may  terminate  this  Agreement  without  cause.

     12.  Obligations  of  Company  Upon  Termination.

(a)  In  the  event  of  the  termination  of Executive's employment pursuant to
     Section 11 (a), (b) or (c), Executive will be entitled only to the compensation earned by his hereunder as of the date of such termination (plus life insurance or disability benefits).

(b)  In  the  event  of  the  termination  of Executive's employment pursuant to
     Section 11 (d) or (e), Executive will be entitled to receive as severance pay, an amount equal to $150,000 in addition to all payments of salary earned through the date of termination in one lump sum.

(c) In the event of termination of Executive's employment pursuant to Section 11(f), Executive will be entitled to the compensation earned by him hereunder as of the date of such termination (plus life insurance and disability benefits).

     13.  Other  Provisions.

(a) All notices and statements with respect to this Agreement must be in writing. Notices to the Company shall be delivered to the Chairman of the Board or any vice president of the Company. Notices to Executive may be delivered to Executive in person or sent to Executive's then-current mailing address as indicated in the Company's records.

(b) This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

(c) Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.


                                                Initials  _____ / _____   Page 7

(d) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

(e) This Agreement will be governed and interpreted under the laws of the United States of America and the laws of the State of Illinois as applied to contracts made and carried out in Illinois by residents of Illinois.

(f) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(g) Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(h) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.


                                                Initials  _____ / _____   Page 8

     14.  Summary  of  Terms  of  Employment

          Effective  Date                August  1,  2004

          Term  &  Commitment            Thirty-Six Months, full-time, renewable

          Office  /  Position            Chief  Executive  Officer

          Salary                         $360,000  per  year

This Agreement contains provisions requiring binding arbitration of disputes. By signing this Agreement, Executive acknowledges that she (i) has read and understood the entire Agreement; (ii) has received a copy of it (iii) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (iv) agrees to be bound by it.

Executed to be effective as of the Effective Date.

THE  EXPERIENTIAL  AGENCY,  INC.,               EXECUTIVE:
---------------------------------               ----------


/s/ Joseph Wagner                           /s/ Frank Goldstin
-----------------------------               ---------------------------
JOSEPH  WAGNER                              FRANK  GOLDSTIN
Chief  Operating  Officer


                                                Initials  _____ / _____   Page 9

EXHIBIT 10.6


                          THE EXPERIENTIAL AGENCY, INC.

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT, dated as of August 1, 2004 (this "Agreement"), by and between THE EXPERIENTIAL AGENCY, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company"), and JOSEPH WAGNER (the "Consultant") (collectively sometimes referred to as the "Parties" and individually sometimes referred to as "Each Party"). Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the "Effective Date" set forth in Section 14 below.

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Company desires to obtain the services of Consultant, and Consultant desires to be employed by the Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the Company and the Consultant hereto agree as follows:

     1. Consulting Services. The Company hereby retains the Consultant as Chief Operating Officer, President, and Treasurer ("Employment"), to provide, and the Consultant hereby agrees to provide, financial, management and general business advisory services (the "Services") to the Company as the Company may reasonably deem to be necessary and beneficial to its efficient and effective operation of its business operations in general. Such Services shall be rendered on a non-exclusive basis.

     2. Consulting Period. (a) The period during which the Consultant shall render the Services shall commence on the date hereof (the "EFFECTIVE DATE") and shall continue for a period of thirty-six (36) months. This Agreement is automatically renewable for successive one-year terms. The Consultant or the Company shall provide the other with written notice of non-renewal at least thirty (30) days, but not more than sixty (60) days, before the end of the period of Employment.

     2.  Scope  of  Employment.

(a) During the Employment, Consultant will serve as Chief Operating Officer, President and Treasurer. In that connection, Consultant will (i) devote his time, attention, and energies to the business of the Company and will diligently and to the best of his ability perform all duties incident to his employment hereunder; (ii) use his best efforts to promote the interests and goodwill of the Company; and (iii) perform such other duties commensurate with his office as the Board of Directors of the Company may from time-to-time assign to him;

(b) Section 2(a) shall not be construed as preventing Consultant from (i) serving on corporate, civic or charitable boards or committees, or (ii) from giving Consultant the ability to consult with and assist other companies and individuals so as not to be adverse or compete with the Company.


                                                Initials  _____ / _____   Page 1



     3. Compensation and Benefits During Agreement. During the Agreement, the Company shall provide compensation to Consultant as follows.

(a) Company shall pay Consultant a base compensation of $200,000 per year to LSC Capital Advisers Corporation of which Consultant is the sole beneficial owner. Consultant shall be responsible for the payment of all taxes to the Internal Revenue Service as well as any and all other taxes payable in the United States including taxes payable to any state or local jurisdiction. Consultant indemnifies the Company with respect to the payment of any and all taxes owing and due from Consultant's compensation.

(b) As additional consideration for signing this Agreement and for agreeing to abide and be bound by its terms, provisions and restriction, and in addition to all other benefits described in this Agreement, Consultant, his nominees and/or assigns, shall receive 4,500,000 restricted Shares of Company common stock (the "Shares") which the Consultant (including the Consultant's executors and heirs) will be required to return to the Company (the "Risk of Forfeiture") if the Consultant's employment terminates (the "Condition"), except for termination pursuant to Section 11(d), (e) or (f), provided that 1,500,000 restricted Shares will cease to be subject to the Risk of Forfeiture on December 31, 2004, if the Condition has not occurred by such date, an additional 1,500,000 restricted Shares will cease to be subject to the Risk of Forfeiture on December 31, 2005, if the Condition has not occurred by such date, and the remaining 1,500,000 restricted shares will cease to be subject to the Risk of Forfeiture on December 31, 2006, if the Condition has not occurred by such date. The stock certificate(s) representing the Shares will be imprinted with a legend stating that the Shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except pursuant to the terms of this Agreement. At such time as a portion of the Shares ceases to be subject to the Risk of Forfeiture as provided above, such portion shall also be transferable by the Consultant. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of the Company's common stock are exchanged for securities, cash or other property of any other corporation, firm, partnership, joint venture, association, or business entity, the Company is otherwise acquired or there is a change of control of the Company (receipt of more than 50% of the outstanding shares of the Company, the Company otherwise being acquired, or a change in control of the Company are collectively referred to as an "Acquisition"), or in the event of liquidation of the Company, the Shares shall cease to be subject to the Risk of Forfeiture and shall also be transferable by the Consultant immediately prior to such Acquisition or liquidation. The Company grants Consultant, his nominees and/or assigns piggy-back registration rights and agrees to register the resale of Shares (whether or not the Shares have ceased to be subject to the Risk of Forfeiture) on the first registration statement filed by the Company after the Effective Date. Any Shares registered pursuant to the piggy-back registration rights shall continue to be subject to the Risk of Forfeiture to the extent provided in this Section 3(b). The number of Shares are subject to adjustment from time to time as set forth in this Section. In the event that the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of Common Stock, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each case Consultant shall be entitled to new, additional, or different shares of Common Stock, the certificate(s) for, or other evidences of, such new, additional, or different shares of Common Stock also shall be imprinted with the legend as provided in this
     Section 3(b), and this Section 3(b) shall otherwise apply to such new, additional, or different shares of Common Stock to the extent applicable to the Shares with respect to which they were distributed. For example, if the Company declares a 2:1 stock dividend at a time when 1,500,000 Shares have ceased to be subject to the Risk of Forfeiture, the Consultant will receive 3,000,000 new shares that are not subject to the Risk of Forfeiture and 6,000,000 new shares that are subject to the Risk of Forfeiture. Such adjustment shall be made successively whenever any event listed above shall occur. Any successor of the Company shall be bound by this Section 3(b) as provided by Section 8(b) hereof.


                                                Initials  _____ / _____   Page 2

(c) The Company shall reimburse Consultant for business expenses incurred by Consultant in connection with the Employment in accordance with the Company's then-current policies.

(d) Consultant will be entitled to thirty (30) days of paid time off (PTO) per year. PTO days shall begin on the 1st of January for each successive year. Unused PTO days shall expire on December 31 of each year and shall not roll-over into the next year. Other than the use of PTO days for illness or personal emergencies, PTO days must be pre-approved by Company.

(e) Consultant will be entitled to participate in any incentive program or discretionary bonus program of the Company which may be implemented in the future by the Board of Directors.

(f) Consultant will be entitled to participate in any stock option plan of the Company which may be approved in the future by the Board of Directors.

(g) The Company hereby agrees to maintain a director and officers insurance policy of at least $1,000,000 coverage in full force and effect during Consultant's period of Employment including renewals of this Agreement.

          Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Consultant in good faith and in the best interests of the Company and thus shall not be deemed grounds for Termination for Cause.

     4.  Confidential  Information.

(a) Consultant acknowledges that the law provides the Company with protection for its trade secrets and confidential information. Consultant will not disclose, directly or indirectly, any of the Company's confidential business information or confidential technical information to anyone without authorization from the Company's management. Consultant will not use any of the Company's confidential business information or confidential technical information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

(b) Consultant will strictly adhere to any obligations that may be owed to former employers insofar as Consultant's use or disclosure of their confidential information is concerned.

(c) Information will not be deemed part of the confidential information restricted by this Section 4 if Consultant can show that: (i) the information was in Consultant's possession or within Consultant's knowledge before the Company disclosed it to Consultant; (ii) the information was or became generally known to those who could take economic advantage of it;
     (iii) Consultant obtained the information from a party having the right to disclose it to Consultant without violation of any obligation to the Company, or (iv) Consultant is required to disclose the information pursuant to legal process (e.g., a subpoena), provided that Consultant notifies the Company immediately upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception or exceptions.


                                                Initials  _____ / _____   Page 3

(d) All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by Consultant during the Employment are the property of the Company. Upon Termination of the Employment, whether or not for Cause, Consultant will immediately deliver to the Company all property of the Company which may still be in Consultant's possession. Consultant will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after Termination thereof, except as authorized by the Company's management.

(e) For a period of One (1) year after the date of Termination of the Employment, Consultant will not, either directly or indirectly, hire or employ or offer or participate in offering employment to any person who at the time of such Termination or at any time during such one year period following the time of such Termination was an employee of the Company without the prior written consent of the Company.

     5.  Ownership  of  Intellectual  Property.

(a) The Company will be the sole owner of any and all of Consultant's Inventions that are related to the Company's business, as defined in more detail below.

(b)  For  purposes  of  this  Agreement,  "Inventions"  means   all  inventions,
     discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto.

(c) An Invention is "related to the Company's business" ("Company-Related Invention") if it is made, conceived, or reduced to practice by Consultant (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it either: (i) involves equipment, supplies, facilities, or trade secret information of the Company; (ii) involves the time for which Consultant was or is to be compensated by the Company; (iii) relates to the business of the Company or to its actual or demonstrably anticipated research and development; or (iv) results, in whole or in part, from work performed by Consultant for the Company.


(d) Consultant will promptly disclose to the Company, or its nominee(s), without additional compensation, all Company-Related Inventions.


                                                Initials  _____ / _____   Page 4

(e) Consultant will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for such Company-Related Inventions, including signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents.

(f) To the extent that any Company-Related Invention is eligible under applicable law to be deemed a "work made for hire," or otherwise to be owned automatically by the Company, it will be deemed as such, without additional compensation to Consultant. In some jurisdictions, Consultant may have a right, title, or interest ("Right," including without limitation all right, title, and interest arising under patent law, copyright law, trade-secret law, or otherwise, anywhere in the world, including the right to sue for present or past infringement) in certain Company-Related Inventions that cannot be automatically owned by the Company. In that case, if applicable law permits Consultant to assign Consultant's Right(s) in future Company-Related Inventions at this time, then Consultant hereby assigns any and all such Right(s) to the Company, without additional compensation to Consultant; if not, then Consultant agrees to assign any and all such Right(s) in any such future Company-Related Inventions to the Company or its nominee(s) upon request, without additional compensation to Consultant.

     6. Non-competition. As a condition to, and in consideration of, the Company's entering into this Agreement, and giving Consultant access to certain confidential and proprietary information, which Consultant recognizes is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the provisions of this
Section 6 as applied to Consultant and other employees similarly situated to Consultant, and for ten dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which Consultant hereby acknowledges, Consultant acknowledges and hereby agrees as follows:

(a)  that  Consultant  is  and  will  be engaged in the business of the Company;

(b) that Consultant has occupied a position of trust and confidence with the Company prior to the Effective Date, and that during such period and the period of Consultant's Employment under this Agreement, Consultant has, and will, become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company;

(c) that the obligations of this Agreement are directly related to the Employment and are necessary to protect the Company's legitimate business interests; and that the Company's need for the covenants set forth in this Agreement is based on the following: (i) the substantial time, money and effort expended and to be expended by the Company in developing technical designs, computer program source codes, marketing plans and similar confidential information; (ii) the fact that Consultant will be personally entrusted with the Company's confidential and proprietary information;
     (iii) the fact that, after having access to the Company's technology and other confidential information, Consultant could become a competitor of the Company; and (iv) the highly competitive nature of the Company's industry, including the premium that competitors of the Company place on acquiring proprietary and competitive information; and


                                                Initials  _____ / _____   Page 5

(d) that for a period commencing on the Effective Date and ending nine (9) months following Termination as provided in Section 11, Consultant will not, directly or indirectly, serve as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that directly or indirectly engages or proposes to engage in (i) the same, or a substantially similar, type of business as that in which the Company engages; or (ii) the business of distribution or sale of (A) products and services distributed, sold or license by the Company at the time of termination; or (B) products and services proposed at the time of Termination to be distributed, sold or licensed by the Company, anywhere in North America (the "Territory"); provided, however

(e) that nothing contained herein shall be construed to prevent Consultant from investing in the stock or securities of any competing corporation listed on any recognized national securities exchange or traded in the over the counter market in the United States, but only if (i) such investment is of a totally passive nature and does not involve Consultant devoting time to the management or operations of such corporation and Consultant is not otherwise involved in the business of such corporation; and if (ii) Consultant and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the Effective Date), collectively, do not own, directly or indirectly, more than an aggregate of two percent (2%) of the outstanding stock or securities of such corporation.

     7. Legal Fees and Expenses. In the event of a lawsuit, arbitration, or other dispute-resolution proceeding between the Company and Consultant arising out of or relating to this Agreement, the prevailing party, in the proceeding as a whole and/or in any interim or ancillary proceedings (e.g., opposed motions, including without limitation motions for preliminary or temporary injunctive relief) will be entitled to recover its reasonable attorneys' fees and expenses unless the court or other forum determines that such a recovery would not serve the interests of justice.

     8.  Successors.

(a) This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns; (ii) Consultant and Consultant's heirs and legal representatives, except that Consultant's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part; and (iii) Consultant Parties as provided in Section 10.

(b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, Acquisition or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


                                                Initials  _____ / _____   Page 6

     9.  Arbitration.

(a) Except as set forth in paragraph (b) of this Section 9 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of or relating to this Agreement will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect on the date of the demand for arbitration. The arbitration shall take place before a single arbitrator, who will preferably but not necessarily be a lawyer but who shall have at least five years' experience in working in or with mining companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which Consultant's principal office space is located at the time of the dispute or was located at the time of Termination of the Employment (if applicable). The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice to expedite, and minimize the cost of, the arbitration proceedings.

(b)  To  protect inventions, trade secrets, or other confidential information of
     Section 4, and/or to enforce the non-competition provisions of Section 6, the Company may seek temporary, preliminary, and/or permanent injunctive relief in a court of competent jurisdiction, in each case, without waiving its right to arbitration.

(c) At the request of either party, the arbitrator may take any interim measures s/he deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

(d) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

10.     Indemnification.

(a) The Company agrees to indemnify and hold harmless Consultant, his nominees and/or assigns (a reference in this Section 10 to Consultant also includes a reference to Consultant's nominees and/or assigns) against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to the Consultant's employment with the Company (whether or not in connection with any action in which the Consultant is a party). Such indemnification does not apply to acts performed by Consultant, which are criminal in nature or a violation of law. The Company also agrees that Consultant shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company, for, or in connection with, the engagement of the Consultant under the Agreement, except to the extent that any such liability resulted primarily and directly from Consultant's gross negligence and willful misconduct.


                                                Initials  _____ / _____   Page 7

(b) These indemnification provisions shall be in addition to any liability which the Company may otherwise have to Consultant or the persons indemnified below in this sentence and shall extend to the following: the Consultant, his affiliated entities, partners, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents, and controlling persons of any of them (collectively, the "the Consultant Parties").

(c) If any action, suit, proceeding or investigation is commenced, as to which any of the Consultant parties propose indemnification under the Agreement, they shall notify the Company with reasonable promptness; provided however, that any failure to so notify the Company shall not relieve the Company from its obligations hereunder. The Consultant Parties shall have the right to retain counsel of their own choice (which shall be reasonably acceptable by the Company) to represent them, and the Company shall pay fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against the Consultant Parties made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the party seeking indemnification, which shall not be reasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the party seeking indemnification of an unconditional release from all liability in respect of such claim.

(d) The indemnification provided by this Section 10 shall not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company's Articles of Incorporation, Bylaws, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of Consultant, both as to action in his Employment and as to action in any other capacity.

(e) Neither Termination nor completion of the Employment shall effect these indemnification provisions which shall then remain operative and in full force and effect.

11.     Termination

          This Agreement and the consulting relationship created hereby will terminate (i) upon the disability or death of Consultant under Section 11 (a) or 11(b); (ii) with cause under Section 11 (c); (iii) for good reason under Section 11 (d); (iv) without cause under Section 11(e); or by mutual agreement of the Parties under Section 11 (f).

(a) Disability. Company shall have the right to terminate the employment of Consultant under this Agreement for disability in the event Consultant suffers an injury, illness, or incapacity of such character as to substantially disable him from performing his duties without reasonable accommodation by Consultant hereunder for a period of more than thirty (30) consecutive days upon Company giving at least thirty (30) days written notice of termination.


                                                Initials  _____ / _____   Page 8

(b)  Death.  This  agreement  will  terminate  on  the  Death of the Consultant.

(c)  With  Cause.  Company  may terminate this Agreement at any time because of,
     (i) the conviction of Consultant of an act or acts constituting a felony involving moral turpitude, dishonesty or theft or fraud; or (ii) Consultant's gross negligence in the performance of his duties hereunder.

(d) Good Reason. The Consultant may terminate his employment for "Good Reason" by giving Company ten (10) days written notice if:

(i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with Company as of the date hereof, or a change in his reporting responsibilities or titles as in effect as of the date hereof;

(ii) his  compensation  is  reduced;  or

(iii) Company does not pay any material amount of compensation due hereunder and then fails either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice. Further, if such contest is not resolved within thirty (30) days, Company shall submit such dispute to arbitration under Section 9.

(e)  Without  Cause.  Company  may  terminate  this  Agreement  without  cause.

(f) By Mutual Agreement of the Parties. The Agreement may be terminated by mutual agreement of the Parties.

     12.  Obligations  of  Company  Upon  Termination.

(a)  In  the  event  of  the  termination of Consultant's employment pursuant to
     Section 11 (a), (b) or (c), Consultant will be entitled only to the compensation earned by him hereunder as of the date of such termination (plus life insurance or disability benefits).

(b)  In  the  event  of  the  termination of Consultant's employment pursuant to
     Section 11 (d) or (e), Consultant will be entitled to receive as severance pay, an amount equal to $150,000 in addition to all payments of salary earned through the date of termination in one lump sum. In addition to the severance pay, the Company shall issue all of the remaining unissued Shares, if any, to Joseph Wagner, his nominees and/or assigns, immediately following the termination of the Consultant's employment pursuant to
     Section  11  (d)  or  (e).

(c)  In  the  event  of  the  termination of Consultant's employment pursuant to
     Section 11 (f), Consultant will be entitled to the compensation earned by him hereunder as of the date of such termination (plus life insurance or disability benefits) and Company shall issue all of the remaining unissued Shares, if any, to Joseph Wagner, his nominees and/or assigns, immediately following the termination of the Consultant's employment pursuant to
     Section  11  (f).


                                                Initials  _____ / _____   Page 9

     13.  Other  Provisions.

(a) All notices and statements with respect to this Agreement must be in writing. Notices to the Company shall be delivered to the Chairman of the Board or any vice president of the Company. Notices to Consultant may be delivered to Consultant in person or sent to Consultant's then-current mailing address as indicated in the Company's records.

(b) This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

(c) Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

(d) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

(e) This Agreement will be governed and interpreted under the laws of the United States of America and the laws of the State of Illinois as applied to contracts made and carried out in Illinois by residents of Illinois.

(f) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(g) Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(h) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.


                                               Initials  _____ / _____   Page 10



     14.  Summary  of  Terms  of  Employment

          Effective  Date              August  1,  2004

          Term  &  Commitment          Thirty-six  months,  full-time, renewable

          Office  /  Position          Chief  Operating Officer, President,
                                       and  Treasurer

          Salary                       $200,000  per  year


This Agreement contains provisions requiring binding arbitration of disputes. By signing this Agreement, Consultant acknowledges that he (i) has read and understood the entire Agreement; (ii) has received a copy of it (iii) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (iv) agrees to be bound by it.

Executed  to  be  effective  as  of  the  Effective  Date.




THE  EXPERIENTIAL  AGENCY,  INC.,               CONSULTANT:
---------------------------------               -----------


/s/ Frank Goldstin                             /s/ Joseph Wagner
---------------------------------              ------------------------
FRANK  GOLDSTIN                                 JOSEPH  WAGNER
Chief  Executive  Officer


                                               Initials  _____ / _____   Page 11

EXHIBIT 10.7


                          THE EXPERIENTIAL AGENCY, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made between The Experiential Agency, Inc., a Nevada corporation (the "Company"), and Jean Wilson ("Executive") (collectively sometimes referred to as the "Parties" and individually sometimes referred to as "Each Party"). Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the "Effective Date" set forth in Section 14 below.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to obtain the services of Executive, and Executive desires to be employed by the Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as of the date hereof as follows:

     1. Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, as Vice President of Operations, Secretary of the Company ("Employment"), and Director for a period of thirty-six (36) months beginning on the Effective Date. This Agreement is automatically renewable for successive one-year terms. Executive or the Company shall provide the other with written notice of non-renewal at least thirty (30) days, but not more than sixty (60) days, before the end of the period of Employment.

     2.  Scope  of  Employment.

(a) During the Employment, Executive will serve as Vice President of Operations and Secretary of the Company. In that connection, Executive will (i) devote her full-time, attention, and energies to the business of the Company and will diligently and to the best of her ability perform all duties incident to her employment hereunder; (ii) use her best efforts to promote the interests and goodwill of the Company; and (iii) perform such other duties commensurate with her office as the Board of Directors of the Company may from time-to-time assign to her.

(b) Section 2(a) shall not be construed as preventing Executive from (i) serving on corporate, civic or charitable boards or committees, or (ii) making investments in other businesses or enterprises; provided that in no event shall any such service, business activity or investment require the provision of substantial services by Executive to the operations or the affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of Executive's duties hereunder; and subject to Section 6.

     3. Compensation and Benefits During Employment. During the Employment, the Company shall provide compensation to Executive as follows.

(a) The Company shall pay Executive base compensation of $105,000 per year. Beginning on January 1, 2005, Company shall increase Executive's base compensation to $125,000 per year. The Company shall be responsible for withholding for all taxes to the Internal Revenue Service as well as any and all other taxes payable in the United States including taxes payable to any state or local jurisdiction.


                                                Initials  _____ / _____   Page 1

(b) As additional consideration for signing this Agreement and for agreeing to abide and be bound by its terms, provisions and restriction, and in addition to all other benefits described in this Agreement, Executive shall receive 1,400,000 restricted shares of Company common stock (the "Shares") which the Executive (including the Executive's executors and heirs) will be required to return to the Company (the "Risk of Forfeiture") if the Executive's employment terminates (the "Condition"), except for termination pursuant to Section 11(d) or (e), provided that 500,000 restricted Shares will cease to be subject to the Risk of Forfeiture on December 31, 2004, if the Condition has not occurred by such date, an additional 450,000 restricted Shares will cease to be subject to the Risk of Forfeiture on December 31, 2005, if the Condition has not occurred by such date, and the remaining 450,000 restricted Shares will cease to be subject to the Risk of Forfeiture on December 31, 2006, if the Condition has not occurred by such date. The stock certificate(s) representing the Shares will be imprinted with a legend stating that the Shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except pursuant to the terms of this Agreement. At such time as a portion of the Shares ceases to be subject to the Risk of Forfeiture as provided above, such portion shall also be transferable by the Executive. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of the Company's common stock are exchanged for securities, cash or other property of any other corporation, firm, partnership, joint venture, association, or business entity, the Company is otherwise acquired or there is a change of control of the Company (receipt of more than 50% of the outstanding shares of the Company, the Company otherwise being acquired, or a change in control of the Company are collectively referred to as an "Acquisition"), or in the event of liquidation of the Company, the Shares shall cease to be subject to the Risk of Forfeiture and shall also be transferable by the Executive. The Company grants Executive piggy-back registration rights and agrees to register the resale of Shares (whether or not the Shares have ceased to be subject to the Risk of Forfeiture) on the first registration statement filed by the Company after the Effective Date. Any Shares registered pursuant to the piggy-back registration rights shall continue to be subject to the Risk of Forfeiture to the extent provided in this Section 3(b). The number of Shares are subject to adjustment from time to time as set forth in this Section. In the event that the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of Common Stock, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each case the Executive shall be entitled to new, additional, or different shares of Common Stock, the certificate(s) for, or other evidences of, such new, additional, or different shares of Common Stock also shall be imprinted with the legend as provided in this
     Section 3(b), and this Section 3(b) shall otherwise apply to such new, additional, or different shares of Common Stock to the extent applicable to the Shares with respect to which they were distributed. For example, if the Company declares a 2:1 stock dividend at a time when 500,000 Shares have ceased to be subject to the Risk of Forfeiture, the Executive will receive 1,000,000 new shares that are not subject to the Risk of Forfeiture and 1,800,000 new shares that are subject to the Risk of Forfeiture. Such adjustment shall be made successively whenever any event listed above shall occur. Any successor of the Company shall be bound by this Section 3(b) as provided by Section 8(b) hereof.

(c) The Company shall reimburse Executive for business expenses incurred by Executive in connection with the Employment in accordance with the Company's then-current policies.

(d) Executive will be entitled to participate in any health insurance or other employee benefit plan which the Company may adopt in the future.

(e) Executive will be entitled to thirty (30) days of paid time off (PTO) per year. PTO days shall begin on the 1st of January for each successive year. Unused PTO days shall expire on December 31 of each year and shall not roll-over into the next year. Other than the use of PTO days for illness or personal emergencies, PTO days must be pre-approved by Company.

(f) Executive will be entitled to participate in any incentive program or discretionary bonus program of the Company which may be implemented in the future by the Board of Directors.

(g) Executive will be entitled to participate in any stock option plan of the Company which may be approved in the future by the Board of Directors.

(h) The Company hereby agrees to maintain a director and officers insurance policy of at least $1,000,000 coverage in full force and effect during Executive's period of Employment including renewals of this Agreement.

          Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company and thus shall not be deemed grounds for Termination for Cause.


                                                Initials  _____ / _____   Page 2

     4.  Confidential  Information.

(a) Executive acknowledges that the law provides the Company with protection for its trade secrets and confidential information. Executive will not disclose, directly or indirectly, any of the Company's confidential business information or confidential technical information to anyone without authorization from the Company's management. Executive will not use any of the Company's confidential business information or confidential technical information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

(b) Executive will strictly adhere to any obligations that may be owed to former employers insofar as Executive's use or disclosure of their confidential information is concerned.

(c) Information will not be deemed part of the confidential information restricted by this Section 4 if Executive can show that: (i) the information was in Executive's possession or within Executive's knowledge before the Company disclosed it to Executive; (ii) the information was or became generally known to those who could take economic advantage of it;
     (iii) Executive obtained the information from a party having the right to disclose it to Executive without violation of any obligation to the Company, or (iv) Executive is required to disclose the information pursuant to legal process (e.g., a subpoena), provided that Executive notifies the Company immediately upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception or exceptions.

(d) All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by Executive during the Employment are the property of the Company. Upon Termination of the Employment, whether or not for Cause, Executive will immediately deliver to the Company all property of the Company which may still be in Executive's possession. Executive will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after Termination thereof, except as authorized by the Company's management.

(e) For a period of one (1) year after the date of Termination of the Employment, Executive will not, either directly or indirectly, hire or employ or offer or participate in offering employment to any person who at the time of such Termination or at any time during such one year period following the time of such Termination was an employee of the Company without the prior written consent of the Company.

     5.  Ownership  of  Intellectual  Property.

(a) The Company will be the sole owner of any and all of Executive's Inventions that are related to the Company's business, as defined in more detail below.

(b)  For  purposes  of  this  Agreement,  "Inventions"   means  all  inventions,
     discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto.


                                                Initials  _____ / _____   Page 3

(c) An Invention is "related to the Company's business" ("Company-Related Invention") if it is made, conceived, or reduced to practice by Executive (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it either: (i) involves equipment, supplies, facilities, or trade secret information of the Company; (ii) involves the time for which Executive was or is to be compensated by the Company; (iii) relates to the business of the Company or to its actual or demonstrably anticipated research and development; or (iv) results, in whole or in part, from work performed by Executive for the Company.

(d) Executive will promptly disclose to the Company, or its nominee(s), without additional compensation, all Company-Related Inventions.

(e) Executive will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for such Company-Related Inventions, including signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents.

(f) To the extent that any Company-Related Invention is eligible under applicable law to be deemed a "work made for hire," or otherwise to be owned automatically by the Company, it will be deemed as such, without additional compensation to Executive. In some jurisdictions, Executive may have a right, title, or interest ("Right," including without limitation all right, title, and interest arising under patent law, copyright law, trade-secret law, or otherwise, anywhere in the world, including the right to sue for present or past infringement) in certain Company-Related Inventions that cannot be automatically owned by the Company. In that case, if applicable law permits Executive to assign Executive's Right(s) in future Company-Related Inventions at this time, then Executive hereby assigns any and all such Right(s) to the Company, without additional compensation to Executive; if not, then Executive agrees to assign any and all such Right(s) in any such future Company-Related Inventions to the Company or its nominee(s) upon request, without additional compensation to Executive.

     6. Non-competition. As a condition to, and in consideration of, the Company's entering into this Agreement, and giving Executive access to certain confidential and proprietary information, which Executive recognizes is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the provisions of this Section 6 as applied to Executive and other employees similarly situated to Executive, and for ten dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which Executive hereby acknowledges, Executive acknowledges and hereby agrees as follows:

(a)  that  Executive  is  and  will  be  engaged in the business of the Company;

(b) that Executive has occupied a position of trust and confidence with the Company prior to the Effective Date, and that during such period and the period of Executive's Employment under this Agreement, Executive has, and will, become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company;

(c) that the obligations of this Agreement are directly related to the Employment and are necessary to protect the Company's legitimate business interests; and that the Company's need for the covenants set forth in this Agreement is based on the following: (i) the substantial time, money and effort expended and to be expended by the Company in developing technical designs, computer program source codes, marketing plans and similar confidential information; (ii) the fact that Executive will be personally entrusted with the Company's confidential and proprietary information;
     (iii) the fact that, after having access to the Company's technology and other confidential information, Executive could become a competitor of the Company; and (iv) the highly competitive nature of the Company's industry, including the premium that competitors of the Company place on acquiring proprietary and competitive information; and


                                                Initials  _____ / _____   Page 4

(d) that for a period commencing on the Effective Date and ending nine (9) months following Termination as provided in Section 11, Executive will not, directly or indirectly, serve as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that directly or indirectly engages or proposes to engage in (i) the same, or a substantially similar, type of business as that in which the Company engages; or (ii) the business of distribution or sale of (A) products and services distributed, sold or license by the Company at the time of termination; or (B) products and services proposed at the time of Termination to be distributed, sold or licensed by the Company, anywhere in North America (the "Territory"); provided, however

(e) that nothing contained herein shall be construed to prevent Executive from investing in the stock or securities of any competing corporation listed on any recognized national securities exchange or traded in the over the counter market in the United States, but only if (i) such investment is of a totally passive nature and does not involve Executive devoting time to the management or operations of such corporation and Executive is not otherwise involved in the business of such corporation; and if (ii) Executive and her associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the Effective Date), collectively, do not own, directly or indirectly, more than an aggregate of two percent (2%) of the outstanding stock or securities of such corporation.

7. Legal Fees and Expenses. In the event of a lawsuit, arbitration, or other dispute-resolution proceeding between the Company and Executive arising out of or relating to this Agreement, the prevailing party, in the proceeding as a whole and/or in any interim or ancillary proceedings (e.g., opposed motions, including without limitation motions for preliminary or temporary injunctive relief) will be entitled to recover its reasonable attorneys' fees and expenses unless the court or other forum determines that such a recovery would not serve the interests of justice.

     8.  Successors.

(a) This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns; (ii) Executive and Executive's heirs and legal representatives, except that Executive's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part; and (iii) Executive Parties as provided in Section 10.

(b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, Acquisition or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9.  Arbitration.

(a) Except as set forth in paragraph (b) of this Section 9 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of or relating to this Agreement will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect on the date of the demand for arbitration. The arbitration shall take place before a single arbitrator, who will preferably but not necessarily be a lawyer but who shall have at least five years' experience in working in or with mining companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which Executive's principal office space is located at the time of the dispute or was located at the time of Termination of the Employment (if applicable). The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice to expedite, and minimize the cost of, the arbitration proceedings.


                                                Initials  _____ / _____   Page 5

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(b)  To  protect inventions, trade secrets, or other confidential information of
     Section 4, and/or to enforce the non-competition provisions of Section 6, the Company may seek temporary, preliminary, and/or permanent injunctive relief in a court of competent jurisdiction, in each case, without waiving its right to arbitration.

(c) At the request of either party, the arbitrator may take any interim measures s/she deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

(d) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

10.     Indemnification.

(a) The Company agrees to indemnify and hold harmless Executive, her nominees and/or assigns (a reference in this Section 10 to Executive also includes a reference to Executive's nominees and/or assigns) against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to the Executive's employment with the Company (whether or not in connection with any action in which the Executive is a party). Such indemnification does not apply to acts performed by Executive, which are criminal in nature or a violation of law. The Company also agrees that Executive shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company, for, or in connection with, the engagement of the Executive under the Agreement, except to the extent that any such liability resulted primarily and directly from Executive's gross negligence and willful misconduct.

(b)  These  indemnification  provisions  shall  be  in addition to any liability which the Company may otherwise have to Executive or the persons indemnified below in this sentence and shall extend to the following: the Executive, her affiliated entities, partners, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents, and controlling persons of any of them (collectively, the "the Executive Parties").

(c) If any action, suit, proceeding or investigation is commenced, as to which any of the Executive parties propose indemnification under the Agreement, they shall notify the Company with reasonable promptness; provided however, that any failure to so notify the Company shall not relieve the Company from its obligations hereunder. The Executive Parties shall have the right to retain counsel of their own choice (which shall be reasonably acceptable by the Company) to represent them, and the Company shall pay fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against the Executive Parties made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the party seeking indemnification, which shall not be reasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the party seeking indemnification of an unconditional release from all liability in respect of such claim.


                                                Initials  _____ / _____   Page 6

(d) The indemnification provided by this Section 10 shall not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company's Articles of Incorporation, Bylaws, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of Executive, both as to action in her Employment and as to action in any other capacity.

(e) Neither Termination nor completion of the Employment shall effect these indemnification provisions which shall then remain operative and in full force and effect.

11.     Termination

          This Agreement and the employment relationship created hereby will terminate (i) upon the disability or death of Executive under Section 11 (a) or 11(b); (ii) with cause under Section 11 (c); (iii) for good reason under Section 11 (d); or (iv) without cause under Section 11(e).

(a) Disability. Company shall have the right to terminate the employment of Executive under this Agreement for disability in the event Executive suffers an injury, illness, or incapacity of such character as to substantially disable her from performing her duties without reasonable accommodation by Executive hereunder for a period of more than thirty (30) consecutive days upon Company giving at least thirty (30) days written notice of termination.

(b)  Death.  This  agreement  will  terminate  on  the  Death  of the Executive.

(c)  With  Cause.  Company  may terminate this Agreement at any time because of,
     (i) the conviction of Executive of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or
     (ii) Executive's gross negligence in the performance of his duties hereunder.

(d) Good Reason. The Executive may terminate her employment for "Good Reason" by giving Company ten (10) days written notice if:

     (i) she is assigned, without her express written consent, any duties materially inconsistent with her positions, duties, responsibilities, or status with Company as of the date hereof, or a change in her reporting responsibilities or titles as in effect as of the date hereof;

     (ii)  her  compensation  is  reduced;  or

     (iii) Company does not pay any material amount of compensation due hereunder and then fails either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice. Further, if such contest is not resolved within thirty
     (30)  days,  Company shall submit such dispute to arbitration under Section
     9.


                                                Initials  _____ / _____   Page 7

(e)  Without  Cause.   Company  may  terminate  this  Agreement  without  cause.

     12.  Obligations  of  Company  Upon  Termination.

(a)  In  the  event  of  the  termination  of Executive's employment pursuant to
     Section 11 (a), (b) or (c), Executive will be entitled only to the compensation earned by her hereunder as of the date of such termination (plus life insurance or disability benefits).

(b)  In  the  event  of  the  termination  of Executive's employment pursuant to
     Section 11 (d) or (e), Executive will be entitled to receive as severance pay, an amount equal to $150,000 in addition to all payments of salary earned through the date of termination in one lump sum. In addition to the severance pay, the Company shall issue all of the remaining unissued Shares, if any, to Jean Wilson immediately following the termination of the Executive's employment pursuant to Section 11 (d) or (e).

     13.  Other  Provisions.

(a) All notices and statements with respect to this Agreement must be in writing. Notices to the Company shall be delivered to the Chairman of the Board or any vice president of the Company. Notices to Executive may be delivered to Executive in person or sent to Executive's then-current mailing address as indicated in the Company's records.

(b) This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

(c) Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

(d) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

(e) This Agreement will be governed and interpreted under the laws of the United States of America and the laws of the State of Illinois as applied to contracts made and carried out in Illinois by residents of Illinois.

(f) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(g) Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(h) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.


                                                Initials  _____ / _____   Page 8

     14.  Summary  of  Terms  of  Employment

          Effective  Date               August  1,  2004

          Term  &  Commitment           Thirty-Six  Months, full-time, renewable

          Office  /  Position           Vice President of Operations, and
                                        Secretary of the Company

          Salary                        $105,000  per  year

This Agreement contains provisions requiring binding arbitration of disputes. By signing this Agreement, Executive acknowledges that she (i) has read and understood the entire Agreement; (ii) has received a copy of it (iii) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (iv) agrees to be bound by it.

Executed to be effective as of the Effective Date.

THE  EXPERIENTIAL  AGENCY,  INC.,               EXECUTIVE:
---------------------------------               ----------

/s/ Frank Goldstin                            /s/ Jean Wilson
---------------------------------            ------------------------
FRANK  GOLDSTIN                              JEAN  WILSON
Chief  Executive  Officer


                                                Initials  _____ / _____   Page 9

EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

To  the  Board  of  Directors
The  Experiential  Agency,  Inc.
Chicago,  Illinois

We hereby consent to the incorporation by reference in this Form SB-2 Registration Statement of our report dated January 23, 2004, relating to the consolidated financial statements of The Experiential Agency, Inc., for the years ended December 31, 2002 and 2003, appearing herein.

August  17,  2004

/s/ Pollard-Kelley

Pollard-Kelley  Auditing  Services,  Inc.
3250  West  Market  St,  Suite  307,
Fairlawn,  OH  44333  330-864-2265